The information in this prospectus supplement and the accompanying base prospectus is not complete and may be changed. This prospectus supplement and the accompanying base prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
SEC File No. 333-149769

Subject to completion, dated March 19, 2008

PRELIMINARY PROSPECTUS SUPPLEMENT

(To prospectus dated March 17, 2008)

12% Convertible Senior Subordinated Notes due 2015

Warrants to Purchase Common Stock

We are offering for sale $1 billion aggregate principal amount of our 12% contingently convertible senior subordinated notes due 2015, or “Notes.” The Notes will mature on April 1, 2015. We will pay 12% interest per annum on the principal amount of the Notes, payable quarterly in arrears on April 1, July 1, October 1, and January 1 of each year. The first interest payment for the Notes issued under this prospectus supplement will be July 1, 2008. The Notes will be our senior subordinated unsecured obligations and will be subordinated to our existing and future senior indebtedness and senior to our subordinated indebtedness. Each purchaser of Notes will also receive 66.67 detachable warrants to purchase 66.67 shares of our common stock, par value $0.01 per share, or “Common Stock,” per $1,000 principal amount of Notes purchased at an exercise price of $0.01 per share.

Upon shareholder approval of an increase in the number of authorized shares of our capital stock, the Notes will be convertible, at the option of the holders, into shares of Common Stock based on an initial conversion rate, subject to adjustment in certain circumstances, of 1,333.3333 shares per $1,000 principal amount of Notes (which represents an initial conversion price of $0.75 per share). We will be obligated to submit for approval by our shareholders at the first shareholder meeting following issuance of the Notes, and in no event later than May 22, 2008, a proposal to increase the number of authorized shares of our capital stock. In the event that shareholders do not approve the increase to our authorized capital stock on or prior to such date, the interest rate payable on the Notes will increase to 25% until either the required shareholder approval is obtained or all obligations under the Notes are paid in full. In addition, if shareholder approval of such proposal is not obtained, we will issue to holders of the Notes as of the earlier of the date of the shareholder meeting or May 22, 2008 on a pro rata basis additional warrants to purchase shares of Common Stock in an aggregate amount equal to all of our remaining authorized, but unreserved and unissued shares of Common Stock at an exercise price of $0.01 per share.

On or after April 1, 2013, we may, at our option, require you to convert the Notes into that number of shares of our Common Stock that are issuable at the conversion rate then in effect, as adjusted. We may exercise this option only if the closing price of our Common Stock equals or exceeds 130% of the then prevailing conversion price of the Notes for at least 20 trading days within a period of 30 consecutive trading days (including the last trading day of such period) ending on the trading day immediately prior to our issuance of a press release announcing the exercise of our conversion option. Except as part of the “Company Clawback Option” described in this prospectus supplement, we cannot redeem the Notes prior to 2013, except to preserve our qualification as a REIT for U.S. federal income tax purposes. On or after April 1, 2013, we may from time to time at our option redeem the Notes, in whole or in part. In either case, the Notes shall be redeemed at a redemption price in cash equal to 100% of the principal amount of the Notes we redeem, plus an accrued and unpaid interest to, but excluding, the redemption date.

The last reported sale price of our Common Stock on the New York Stock Exchange, or the “NYSE,” on March 18, 2008 was $2.98 per share. We do not intend to list either the Notes or the warrants on any securities exchange.

Investing in the Notes involves risks. See “Recent Developments” beginning on page S-4 of this prospectus supplement and “ Risk Factors” beginning on page S-17 of this prospectus supplement and on page 4 of the accompanying base prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price	$	$
Underwriting discount(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	Excludes a financial advisory fee of 1.5% of the public offering price in the aggregate payable to Friedman, Billings, Ramsey & Co., Inc.

We have granted the underwriters a 30-day option to purchase up to $150 million aggregate principal amount of additional Notes and the corresponding number of detachable warrants from us to cover over-allotments, if any.

The underwriters expect that the Notes and the detachable warrants will be ready for delivery in book-entry form through the facilities of The Depository Trust Company on or about March     , 2008.

FRIEDMAN BILLINGS RAMSEY	UBS Investment Bank

Jefferies & Company	JMP Securities	Keefe, Bruyette & Woods

The date of this prospectus supplement is March     , 2008.

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

No representation, warranty or undertaking, express or implied, is made and no responsibility or liability is accepted by the trustee as to the accuracy or completeness of the information included or incorporated by reference in this prospectus supplement or any other information supplied in connection with the Notes.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement which provides a brief summary of our business and describes the terms of this offering. The second part is the base prospectus which gives more general information, some of which may not apply to this offering. Generally, when we refer to the “prospectus,” we refer to both this prospectus supplement and the accompanying base prospectus combined. If information varies between this prospectus supplement, the accompanying base prospectus or the documents we have incorporated by reference, you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the information in the most recent incorporated document.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying base prospectus contain or incorporate by reference certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” that are based on our current expectations, estimates and projections. Pursuant to those sections, we may obtain a “safe harbor” for forward-looking statements by identifying those statements and by accompanying those statements with cautionary statements, which identify factors that could cause actual results to differ from those expressed in the forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. The words “believe,” “anticipate,” “intend,” “aim,” “expect,” “will,” “strive,” “target,” “project,” “estimate,” “have confidence,” and similar words identify forward-looking statements. Such statements are not guarantees of future performance, events or results and involve potential risks and uncertainties. Accordingly, our actual results may differ from our current expectations, estimates and projections. Important factors that may affect our actual results or may cause our actual results to differ materially from those expressed in any forward-looking statements made by us or on our behalf include, but are not limited to, changes in interest rates, changes in yields on adjustable and variable rate mortgage assets available for purchase, changes in the yield curve, changes in prepayment rates, changes in the supply of mortgage-backed securities and loans, changes in market prices for mortgage securities, our ability to obtain financing and the terms of any financing that we do obtain, our ability to raise additional capital, our ability to retain or sell additional assets, our ability to meet additional margin calls and our ability to continue as a going concern. For a discussion of the risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” beginning on page S-14 of this prospectus supplement and beginning on page 4 of the accompanying base prospectus, and “Recent Developments” beginning on page S-4 of this prospectus supplement. Also see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Executive Overview” beginning on page 32 of our Annual Report on Form 10-K/A for the year ended December 31, 2007 and beginning on page 26 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 for a discussion of the effect on us of recent developments in the mortgage market. We do not undertake to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

SUMMARY

This summary highlights selected information about us. This summary may not contain all of the information that is important to you. We encourage you to read this prospectus supplement and the accompanying base prospectus, as well as the documents that are incorporated by reference into the accompanying base prospectus, in their entireties. You should carefully consider the factors set forth under the captions “Recent Developments” on page S-4 of this prospectus supplement and “Risk Factors” on page S-14 of this prospectus supplement and beginning on page 4 of the accompanying base prospectus before making an investment decision to purchase the Notes. Also see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Executive Overview” beginning on page 32 of our Annual Report on Form 10-K/A for the year ended December 31, 2007 and beginning on page 26 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 for a discussion of the effect on us of recent developments in the mortgage market. Unless the context otherwise requires or unless otherwise specified, all references to “we,” “us” or the “Company” in this prospectus supplement and the accompanying base prospectus refer to Thornburg Mortgage, Inc. and its subsidiaries. Unless otherwise indicated, the information in this prospectus supplement assumes that the underwriters do not exercise the over-allotment option described under the caption “Underwriting.”

The Company

We commenced operations in 1993. Our Common Stock is listed on the NYSE under the symbol “TMA,” our Series C Preferred Stock is listed on the NYSE under the symbol “TMA PRC,” our Series D Preferred Stock is listed on the NYSE under the symbol “TMA PRD,” our Series E Preferred Stock is listed on the NYSE under the symbol “TMA PRE,” and our Series F Preferred Stock is listed on the NYSE under the symbol “TMA PRF.” We are a single-family (one-to-four unit) residential mortgage lender that originates, acquires and retains investments in adjustable rate mortgage, or “ARM” assets, thereby providing capital to the single-family residential housing market. Our ARM assets consist of purchased ARM assets and ARM loans, or “ARM Assets,” and are comprised of traditional ARM Assets, which have interest rates that reprice in a year or less, and hybrid ARM Assets, or “Hybrid ARM Assets,” which have a fixed interest rate for an initial period of three to ten years before converting to traditional ARM Assets for their remaining terms to maturity. Purchased ARM assets are mortgage-backed securities that represent interests in pools of ARM loans, which are publicly rated and issued by third parties and may include guarantees or other third-party credit enhancements against losses from loan defaults. ARM loans are either loans that we have securitized from our own loan origination or acquisition activities, loans that we use as collateral to support the issuance of collateralized mortgage debt or loans pending securitization. Like traditional banking institutions, our income is generated primarily from the net spread or difference between the interest income we earn on our ARM Assets and the cost of our borrowings. Our strategy is to maximize the long-term sustainable difference between the yield on our ARM Assets and the cost of financing these assets, and to maintain that difference through interest rate and credit cycles.

While we are not a bank or savings and loan institution, our business purpose, strategy and method of operation are best understood in comparison to such institutions. Unlike a bank or savings and loan institution, we finance the purchases and originations of our ARM Assets with equity capital, unsecured debt, collateralized mortgage debt and short-term borrowings instead of deposits or Federal Home Loan Bank advances. When we borrow short-term or floating-rate funds to finance our Hybrid ARM Assets, we also typically enter into interest rate hedging transactions, which are intended to fix, or cap, our borrowing costs during the fixed-rate period of the Hybrid ARM Assets. We believe we have minimized our exposure to changes in interest rates since the assets we hold are primarily ARM Assets and we maintain a portfolio effective duration of less than one year. Effective duration is a calculation expressed in months or years that is a measure of the expected price change of our ARM Assets, hedging instruments and other borrowings based on changes in interest rates. We have a policy to operate with an adjusted equity-to-assets ratio of at least 8%. At December 31, 2007, we were operating at an adjusted equity-to-assets ratio of 13.22%. The adjusted equity-to-assets ratio is a ratio that reflects the relationship between assets financed with recourse debt that is subject to margin calls and our long-term capital, including our senior and subordinated notes. This is a non-GAAP capital utilization measurement that we use to limit the amount of assets we carry relative to the amount of equity on our balance sheet. For a reconciliation of this ratio to a comparable GAAP capital utilization measurement, please see our most recently filed periodic report under the section entitled “Capital Utilization and Leverage.” Moreover, we focus on acquiring high quality assets to minimize potential credit losses and to optimize our access to financing. Our operating structure has resulted in operating costs well below those of other mortgage originators and mortgage portfolio lenders. Our corporate structure differs from most lending institutions in that we are organized for federal income tax purposes as a REIT, and, therefore, pay substantially all of our earnings in the form of dividends to shareholders.

The 14 members of our management team have an average of 26 years of experience in the fields of mortgage lending, investment advisory and management services, financial services, capital markets, financial reporting, information and technology, underwriting and marketing, providing us with significant expertise in the key disciplines required for success in our business. We are an externally advised REIT and are managed under a management agreement with Thornburg Mortgage Advisory Corporation, which manages our operations, subject to the supervision of our Board of Directors.

Our principal executive offices are located at 150 Washington Avenue, Suite 302, Santa Fe, New Mexico 87501 and our telephone number is (505) 989-1900.

Our internet website address is www.thornburgmortgage.com. The information on our website is not considered part of this prospectus supplement or the accompanying base prospectus. We make available free of charge, through our website, under the “Investors—Investor Information—SEC Filings” section, our Annual Report on Form 10-K/A, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, and any amendments to those reports that we file or furnish pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission, or the “SEC.”

You may also find our Code of Business Conduct and Ethics, Corporate Governance Guidelines and the charters of the Audit Committee, Nominating/Corporate Governance Committee and Compensation Committee of our Board of Directors at our website under the “Investors—Corporate Governance” section. These documents are also available in print free of charge to anyone who requests them by writing to us at the following address: 150 Washington Avenue, Suite 302, Santa Fe, New Mexico, 87501, or by phoning us at 1-888-898-8698.

Recent Developments

Balance Sheet Changes Since December 31, 2007

Beginning on February 14, 2008, there was once again a sudden decline in mortgage securities prices in general but precipitated more specifically by the sudden decline in valuations of AAA-rated mortgage securities backed by Alt-A mortgage loan collateral. As of February 15, 2008, our purchased ARM assets included approximately $2.9 billion of super senior, credit-enhanced mortgage securities, all of which were AAA-rated and backed by Alt-A mortgage collateral. We have not realized any credit losses on these mortgage securities to date. Yet through the current date, we have observed continued deterioration in the liquidity and market prices for these securities as well as other high quality mortgage securities in our portfolio, and we have found it increasingly difficult to obtain consistent market prices and financing for our assets in general. As a result, we have been subject to margin calls owing to price deterioration as well as haircut increases on these financings. Since December 31, 2007 and through March 6, 2008, we have received $1.8 billion in margin calls and we have met margin calls of $1.2 billion. However, approximately $907 million of these margin calls have occurred since February 14, 2008. This sudden decline in the valuation of our securities portfolio has left us in a position where we are unable to meet $610 million of margin calls as of March 6, 2008.

The market environment described above caused management to execute transactions resulting in a significant reduction in both securitized assets and funding with recourse borrowings: Purchased ARM Assets, Purchased Securitized Loans and Securitized ARM Loans and recourse borrowings, including: Reverse Repurchase Agreements and Commercial Paper. As of December 31, 2007, we had ARM assets with a carrying value of $12.9 billion and principal balance outstanding (par value) of $13.5 billion. Of the par value of $13.5 billion, $2.6 billion were FNMA or FHLMC guaranteed mortgage securities, $9.7 billion were AA and AAA private-label mortgage backed securities and the remaining $1.2 billion were private-label mortgage-backed securities rated A and below. Of the $13.5 billion par value as of December 31, 2007, $10.3 billion were ARM securities, $721 million were Purchased Securitized Loans and $2.5 billion were Securitized ARM Loans. At December 31, 2007, $11.5 billion of repurchase agreement and $400 million of commercial paper borrowings were collateralized by these ARM assets and cash collateral. Using the assets and the par values that were in the financial statements as of December 31, 2007 one can follow the changes in each category of asset and liability for events that have recently occurred in the first quarter and bring clarity to the changes in the Balance Sheet since December 31, 2007.

On December 31, 2007, Purchased ARM Securities totaled $10.3 billion of par value. Since then, par value of $2.1 billion were sold by us and par value of $1.5 billion were sold by counterparties; leaving Purchased ARM Securities, as of March 17, 2008, that had a par value at December 31, 2007 of $6.7 billion. Purchased Securitized Loans changed little, as some were sold by us that had a December 31, 2007 par value of $21 million, and some were sold by counterparties that had a December 31, 2007 par value of $3 million, out of a December 31, 2007 par value of $721 million, leaving Purchased Securitized Loans as of March 17, 2008 that had a par value at December 31, 2007 of $697 million. Securitized ARM Loans started the year at a par value of $2.4 billion. Subsequent to December 31, 2007, $1 billion has been permanently financed and moved to ARM Loans Collateralizing Debt. Another $71 million was sold by counterparties leaving a Securitized ARM Loan balance that had a par value at December 31, 2007 of $1.3 billion.

In sum, over the period from December 31, 2007 to March 18, 2008, Purchased ARM Assets and Securitized ARM Loans financed in large part with recourse borrowings which had a par value of $13.5 billion as of December 31, 2007 were reduced by $2.1 billion of sales by us, $1.6 billion of liquidations and $1 billion of assets permanently financed, measured in terms of December 31, 2007 par value. The total reduction in ARM Assets financed with recourse borrowings has been $4.7 billion leaving a balance that had a par value at December 31, 2007 of $8.8 billion.

Since December 31, 2007 we have purchased $805 million par balance of new ARM securities net of purchases that did not settle or were subsequently sold by counterparties. If purchases since December 31, 2007 were considered, the remaining par balance of ARM assets financed with recourse borrowings would approximate $9.7 billion, of which approximately $8.4 billion are AA or AAA rated or agency ARM assets.

The transactions set forth above further exclude anticipated reductions of assets as of March 17, 2008 financed by $300 million of commercial paper, $500 million of reverse repurchase agreements with a signor of the override agreement substantially all of which has already been completed, and $620 million of reverse repurchase agreements with a counterparty outside of the override agreement. To achieve these additional reductions in our recourse borrowings, most of which are required in our override agreement with counterparties (described below), we estimate that we will need to either sell or transfer another $1.8 billion of mortgage assets. In total the executed and prescribed reductions of securitized assets funded with recourse borrowings will be $7.9 billion.

The amounts used above for our ARM assets represent the par value as of December 31, 2007 and do not represent the carrying value of such assets as of the date hereof. We estimate that as of March 5, 2008, the weighted average market value of our mortgage assets has declined by an estimated 8% to 10% since December 31, 2007.

Recourse borrowings primarily in the form of reverse repurchase agreement borrowings were similarly reduced since December 31, 2007 as commercial paper decreased by $100 million and reverse repurchase financing declined by approximately $4.3 billion measured in terms of par value as of December 31, 2007 using transactions that existed on December 31, 2007. The components of the reverse repurchase agreement financings were reduced by the following transactions since December 31, 2007. Approximately $875 million was attributable to the permanent financing of $984 million of par value of Securitized ARM Loans, $1.4 billion was the result of counterparty sales and $2.0 billion was paid off through securities sales measured in terms of par values as of December 31, 2007.

The aggregate reverse repurchase financing reduction of $4.3 billion described above excludes mandatory reverse repurchase financing retirements of $500 million with a signor of the override agreement, substantially all of which has already been completed, and $620 million with a counterparty outside of the override agreement. In total the executed and prescribed Reverse Repurchase financing retirements will be $5.4 billion after completion of the anticipated sale or transfer of the $1.8 billion of mortgage assets referenced above.

Additionally, at December 31, 2007, we had ARM loans held for securitization with a carrying value of $549.4 million that were financed with $453.5 million of warehouse financing that were permanently financed on March 3, 2008 with collateralized mortgage debt transaction collateralized by $992 million of our prime hybrid adjustable-rate mortgage loans in the publicly registered Thornburg Mortgage Securities Trust 2008-1. This transaction was accounted for as a financing and not as a sale and the proceeds were used to reduce our borrowings under our ARM loan warehouse financing lines by approximately $920 million which included the $453 million of loan financing outstanding at December 31, 2007. As a result of this transaction, we increased our collateralized mortgage debt financing by $864 million and increased our repurchase agreement financing by $98 million. In addition we estimate that miscellaneous intra quarter transactions will reduce our reverse repurchase agreement balances by approximately $300 million.

As of March 17, 2008, we had received notices of events of default from five different reverse repurchase agreement counterparties. The aggregate amount of the reverse repurchase financings outstanding with these counterparties was $1.8 billion as of the dates the notices were received. In the event that the pledged collateral is not sufficient to settle the respective reverse repurchase agreement financing, counterparties may seek reimbursement from us for any deficiency. Conversely, we are entitled to the return of excess proceeds from the assets sold over the repurchase agreement financing payable. As of March 13, 2008, ARM assets with a December 31, 2007 par value of $1.6 billion have been claimed and/or sold by these counterparties. To date, we have received net deficiency claims totaling approximately $29 million and have estimated that we may receive an additional $21 million in deficiency claims on losses on collateral currently held and unsold by one remaining repurchase agreement counterparty. It is our intention to satisfy these outstanding amounts due with a portion of the proceeds from this offering.

The above claims are based on deficiency claims that we have received. There may be further revisions between now and the end of the quarter as additional and final information is received related to subsequent asset sales undertaken by our sole remaining reverse repurchase agreement counterparty that has neither sent us a notice of an event of default nor executed the override agreement described below.

On March 3, 2008, we extended the secured liquidity notes (“SLNs”) issued by our subsidiary, Thornburg Mortgage Capital Resources LLC. SLNs are a form of extendible asset-backed commercial paper that become extended notes after extension. Prior to the extension, Thornburg Mortgage Capital Resources LLC had $300 million of SLNs outstanding with an expected maturity of March 3, 2008, down from a total of $8.4 billion as of July 31, 2007. The remaining $300 million of notes have been extended to a legal final maturity of April 21, 2008.

Override Agreement with Our Reverse Repurchase Agreement and Auction Swap Counterparties

Effective March 17, 2008, we entered into an override agreement with our reverse repurchase agreement and auction swap agreement counterparties in which the five counterparties to the agreement reduced their margin requirements for borrowings currently collateralized by mortgage securities that they hold and suspended for one year their rights to invoke further margin calls and other related rights under our reverse repurchase and auction rate swap agreements subject to our compliance with certain covenants and conditions. The most important condition required to maintain this override agreement is the successful completion of this offering.

There are additional other significant conditions and covenants associated with this override agreement. The agreement allows us to maintain warehouse lines of credit for aggregating mortgage loans through its loan origination efforts to a maximum of $700 million. Therefore, and assuming that market conditions permit, the company expects to continue to be able to originate mortgage loans and securitize those loans for permanent balance sheet financing.

The override agreement covers approximately $5.8 billion of the $7.4 billion of reverse repurchase agreement and commercial paper borrowings outstanding as of March 17, 2008, and the $17.2 billion of our auction swap agreements outstanding as of March 6, 2008.

The conditions that the company has agreed to include (i) our obtaining a commitment to raise at least $1 billion of new capital within three business days of the execution of the override agreement and our receiving net proceeds of this commitment of at least $948 million within seven business days of the execution of the override agreement, (ii) our payment of approximately $470 million of agreed upon outstanding margin calls after application of reduced haircut amounts specified in the agreement and due to the parties to this agreement as of March 5, 2008, (iii) our establishing a liquidity reserve fund in the amount of $350 million and maintaining a portion of this fund as a liquidity maintenance amount of at least 5% of the principal balance of our outstanding monthly financing obligations under the related reverse repurchase agreements, (iv) our granting of a security interest to our counterparties that are parties to the override agreement in the liquidity reserve fund, our mortgage servicing rights and collateral securing the related reverse repurchase, securities lending and auction rate swap agreements, (v) our issuing to the counterparties that are parties to the override agreement warrants to purchase approximately 47 million shares of our Common Stock exercisable for a period of five years at $0.01 per share, (vi) our not entering into any new reverse repurchase agreements, secured lending agreements or auction rate swap transactions during the term of the override agreement, (vii) our suspending our common stock dividend during the term of the override agreement, except that we may declare a common stock dividend in December 2008, for payment in January 2009, a dividend of up to 87% of our taxable income for the calendar year 2008, and our suspending our preferred dividend if the amount in the liquidity reserve fund falls below the liquidity maintenance amount outlined in clause (iii) above for three consecutive months, (viii) our payment of approximately $60 million to three of our counterparties in partial satisfaction of our outstanding margin obligation to these counterparties pursuant to auction rate swap agreements, and (ix) an agreement that Thornburg Mortgage Advisory Corporation, the manager of the company, not be entitled to receive any incentive management fee payments due it. Rather, those moneys are to be accrued for the future benefit of the manager and the cash is to be paid to the counterparties to this agreement to further reduce their borrowing amounts. Upon termination of this agreement, those deferred incentive management fees would then be due and payable to the manager.

In addition, we must reduce the balance of our financing obligations to one of the counterparties to this agreement by at least $500 million on or before eight business days of the execution of this agreement. Substantially all of this financing reduction has already been accomplished. Within 60 days we must also terminate our sole remaining master repurchase agreement with one financing counterparty that is not party to this agreement. We currently have a remaining borrowing balance of approximately $620 million with this counterparty and expect to either repurchase or sell those assets in an orderly fashion over the next 60 days. We have estimated that we may incur a deficiency claim of $21 million as this position is terminated. The combined effect of these transactions is intended to further reduce our reverse repurchase agreement borrowings by approximately $1.1 billion.

The counterparties may terminate the override agreement should we fail to comply with the conditions of this agreement or breach any of its covenants. Those would include the following (i) fail to pay to the counterparties all of the principal and 20% (or 30% in certain circumstances) of the interest payments received with respect to the collateral securing the reverse repurchase, securities lending and auction rate swap agreements, (ii) fail to to raise the required capital, (iii) fail to pay the outstanding margin calls as required by this agreement out of the capital proceeds, (iv) to pay the auction swap providers their required funds, (v) fail to sell or transfer enough collateral to reduce one party’s borrowing balance by $500 million within 8 business days of this agreement, (vi) fail to maintain the liquidity fund at its minimum specified balance for three consecutive months, or allow the maintenance amount to fall below 50% of its required amount, (vii) be voluntarily or involuntarily become a debtor in a bankruptcy proceeding that is not cured within 15 days, (viii) or if there is a change of control. Additionally, the company must also not violate any of the following covenants such as (i) pay an incentive fee to its manager, Thornburg Mortgage Advisory Corporation during the term of the agreement, (ii) fail to invest the liquidity fund in permitted investments, (iii) fail to grant a security interest to the counterparties to this agreement in the liquidity fund, the mortgage servicing rights and all of the collateral held by these counterparties, (iv) failure to obtain a third party valuation opinion in the event that we sell our mortgage servicing rights, (v) fail to suspend the common dividend until December, 2008 (other than those required to maintain REIT status as described above) or if we pay a preferred stock dividend if the liquidity fund is not maintained in accordance with this agreement, (vi) if we fail to issue the warrants specified in this agreement, (vii) if we enter into any new repurchase agreement obligations, secured lending agreements or ISDA swap agreements, and (viii) if we fail to provide monthly reporting by the 15th day of each month. If any of these breached are not cured within 10 business days, the override agreement can be terminated by some or all of its counterparties.

The override agreement will terminate 364 days after the date of its execution. After that time, or in the event that the override agreement is terminated prior to the one-year term, the counterparties will again have the right to invoke margin calls and exercise all of their other rights under their reverse repurchase, securities lending and auction rate swap agreements. We will need to provide for replacement financing for such agreement on or prior to its expiration.

We also have the right to terminate this override agreement at our option at any time provided that we terminate this agreement with all counterparties at the same time and only if all parties to this agreement have consented to such termination in writing and that all of our payment obligations under this agreement have been fully satisfied.

Once this agreement is fully effective, which is expected to occur upon completion of this offering, we will be permitted to continue to originate jumbo and super jumbo mortgage loans, obtain warehouse financing of up to $700 million to aggregate these loans and to securitize those loans and effect permanent balance sheet financing. We will also be permitted to hold certain mortgage assets above amounts specified by the liquidity maintenance amount in mortgage assets consistent with our investment policies.

Restatement of Financial Statements

On March 4, 2008, we were advised by our independent accountant, KPMG LLP (“KPMG”), that no further reliance should be placed on the auditors’ report dated February 27, 2008 on our consolidated financial statements as of December 31, 2007 and 2006, and for each of the years in the two-year period ended December 31, 2007, our financial statement schedule – mortgage loans on real estate, and our effectiveness of internal control over financial reporting as of December 31, 2007 that is contained in our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on February 28, 2008. We were advised that KPMG had concluded that the aforementioned financial statements as of and for the year ended December 31, 2007 contained material misstatements associated with available for sale securities and that the auditors’ report should have contained an explanatory paragraph indicating that substantial doubt exists relative to our ability to continue as a going concern for a reasonable period of time.

As a result of KPMG’s actions described above, on March 5, 2008, our Board of Directors, after consultation with management and based upon the recommendation of management and a review of the pertinent facts, determined that our financial statements as of December 31, 2007 contained in the Annual Report on Form 10-K for the year ended December 31, 2007 should no longer be relied upon. The Board of Directors concluded that we would restate our previously reported consolidated financial statements for the year ended December 31, 2007. On March 11, 2008, we filed an amended Annual Report on Form 10-K/A that includes the restated financial information.

Our restated consolidated financial statements were prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. There is, however, substantial doubt about our ability to continue as a going concern for a reasonable period of time. The realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, our available liquidity to meet margin calls resulting from changes in the fair value of our purchased ARM assets collateralizing reverse repurchase agreements and the continued availability of financing for our ARM assets.

In addition, we may not have the ability to hold our purchased ARM assets and securitized ARM loans to recovery and, accordingly, concluded that a material charge for impairment to our purchased ARM assets and securitized ARM loans is required in accordance with generally accepted accounting principles. We concluded that we must recognize an impairment charge totaling $676.6 million in gross unrealized losses on purchased ARM assets and securitized ARM loans as of December 31, 2007. The impairment charge resulted in a decrease in management and incentive fees payable to our manager of $5.9 million. These adjustments are reflected in our restated consolidated financial statements included in our Form 10-K/A.

Completion of this Offering

The successful completion of this offering has benefits for the company but will also present additional risks.

The successful completion of this offering affords several potential benefits to us. First, the override agreement is subject to the successful completion of our capital raise. Effecting the override agreement is very beneficial to us in many ways, but most importantly, subject to the satisfaction of the terms and conditions of the override agreement, it eliminates any additional margin calls from five of our remaining reverse repurchase counterparties for 364 days. Once the conditions contemplated by the override agreement have been satisfied these remaining counterparties represent 100% of our reverse repurchase debt outstanding. This allows us to refocus on our core business of originating high quality residential loans. Second, the substantial addition of liquidity that the capital raise provides allows us to continue to hold all of our remaining mortgage assets thereby affording us the opportunity to recover the unrealized market value losses that have been experienced to date. Third, we can cure all of our agreed to outstanding margin calls with the reverse repurchase counterparties that are party to the agreement and, as described above, we expect to be able to reduce its remaining reverse repurchase balances through the anticipated sale or transfer of the $1.8 billion of mortgage assets referenced above. In addition, the excess liquidity can be used by us to acquire certain assets at today’s attractive prices.

Without the capital anticipated to be raised in this offering, the override agreement would not go into effect, which would force us to sell all of our remaining mortgage assets in today’s mortgage market, for which we likely would not receive enough sale proceeds to cover all of our currently borrowed moneys under our repurchase agreement obligations. This would most likely result in a significant deficiency from our repurchase agreement lenders and may cause us to have to seek bankruptcy protection.

While we believe that entry into the override agreement affords us many benefits and the opportunity to proceed with our core business, we note that the mortgage market remains challenging in many respects and may not recover by the time that the override agreement expires. Mortgage securities market valuations remain volatile, mortgage securities trading remains limited and mortgage securities financing markets remain challenging as the industry continues to report negative news. As a result and for the foreseeable future, we expect to continue to operate with a lower level of leverage and to continue to take actions that would increase the amount of unencumbered assets with a goal of further increasing liquidity. There is no assurance that the value of our mortgage portfolio and derivatives portfolio will not decline further, that we will not experience a further decline in our book value, that the override agreement described above will not be terminated by the counterparties if we fail to meet the above conditions contained in the agreement, and that, if that override agreement is terminated, that counterparties will not make additional margin calls or that we will be able to satisfy additional margin calls. In addition, the conditions of the override agreement limit the manner in which we can conduct our business over the next year. These limitations may require us to change certain portions of our business strategy or reduce or curtail certain aspects of our operations.

Selected Summary Financial Data

The following table sets forth selected summary financial data from our audited consolidated financial statements for each of the three years in the period ended December 31, 2007. You should read the following selected summary financial data in conjunction with the financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K/A for the year ended December 31, 2007, which is incorporated by reference into the accompanying base prospectus.

	As of and for the years ended December 31,
	2007	2006	2005
	(in thousands except per share data)
Income Statement Highlights:
Net interest income	$316,261	$346,684	$344,457
Net (loss) income	(1,545,678)	297,697	282,844
(Loss) earnings per share (basic and diluted)	(12.97)	2.58	2.79
Dividends declared per common share	1.61	2.72	2.72
Average common shares outstanding (basic and diluted)	122,303	111,055	99,187
Yield on net interest earning assets	5.51%	5.17%	4.42%
Portfolio margin	0.66%	0.73%	1.01%
Return on average common equity	(79.53)%	12.78%	14.04%
Noninterest expense to average assets	0.13%	0.20%	0.25%

Balance Sheet Highlights:
ARM Assets	$35,184,540	$51,532,955	$41,484,029
Total assets	36,272,361	52,705,052	42,507,741
Total debt(1)	34,315,876	49,971,867	39,567,144
Shareholders’ equity	1,759,734	2,377,072	2,207,086
Book value per common share	6.63	18.92	20.00
Common shares outstanding	139,936	113,775	104,775

(1)	Includes reverse repurchase agreements, asset-backed commercial paper, collateralized mortgage debt, whole loan financing facilities, senior notes, subordinated notes and hedging instruments.

The Offering

This summary is not a complete description of the Notes or the offering. You should read the full text and more specific details contained elsewhere in, or incorporated by reference into, this prospectus supplement. For a more detailed description of the Notes, see “Description of Notes” in this prospectus supplement.

Issuer of Notes	Thornburg Mortgage, Inc.

Issuer of Common Stock to be received upon conversion of Notes and/or exercise of warrants	Thornburg Mortgage, Inc.

Notes	$1 billion aggregate principal amount of 12% contingently convertible senior subordinated notes due 2015, or the “Notes.” We have granted to the underwriters an option to purchase up to $150 million aggregate principal amount of additional Notes and a corresponding number of detachable warrants, solely to cover over-allotments, if any.

Conversion rights	Subject to shareholder approval of an increase in the number of authorized shares of our capital stock, the Notes will be convertible at the option of the holder into shares of our Common Stock, based on an initial conversion rate, subject to adjustment, of 1,333.3333 shares per $1,000 principal amount of Notes (which represents an initial conversion price of $0.75 per share). We have agreed to present such proposal to our shareholders no later than the annual meeting to be held on or before May 22, 2008.

Detachable warrants	Each purchaser of Notes will receive detachable warrants to purchase 66.67 shares of our Common Stock per $1,000 principal amount of Notes. Each detachable warrant will be exercisable at an exercise price of $0.01 per share, and will expire on April 1, 2015.

Maturity	The Notes will mature on April 1, 2015, unless earlier redeemed, repurchased or converted.

Ranking	The Notes will be our senior subordinated unsecured obligations and for legal purposes will be subordinated in right of payment to all of our existing and future senior indebtedness, including our Senior Notes due 2013, or the “Senior Notes,” and senior in right of payment to our subordinated indebtedness. The Notes will be effectively subordinated to the existing and future liabilities of our subsidiaries.

Interest payment dates	We will pay 12% interest per annum on the principal amount of the Notes, payable quarterly in arrears on April 1, July 1, October 1 and January 1 of each year, starting on July 1, 2008, to holders of record at the close of business on the preceding March 15, June 15, September 15 and December 15, respectively. Interest will accrue on the Notes from and including the issue date or from and including the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the next interest payment date or maturity date, as the case may be.

Contingent warrants	If shareholder approval of the increase in the number of authorized shares of our capital stock is not obtained on or prior to May 22, 2008, each holder of Notes as of the earlier of the date of the shareholder meeting or May 22, 2008, will receive on a pro rata basis additional warrants to purchase shares of Common Stock in an aggregate amount equal to all of our remaining authorized but unreserved and unissued shares of Common Stock. Each contingent warrant would be immediately exercisable for one share of our Common Stock at an exercise price of $0.01 per share and will expire on April 1, 2015.

Increased interest rate if shareholder approval of increased number of authorized shares of capital stock is not obtained	In the event that shareholder approval of the increase to our authorized capital stock is not obtained on or prior to May 22, 2008, the interest rate payable on the Notes will increase to 25.0% until either the required shareholder approval is obtained or all obligations under the Notes are paid in full (whether upon optional redemption, at maturity or otherwise).

Company clawback provision	On or before the first anniversary of the Notes, we may, at our option, and if not prohibited by law or provisions of senior indebtedness, acquire up to 30% of the then outstanding principal amount of the Notes at a purchase price of $1,500 per $1,000 principal amount thereof.

Company conversion option	On or after April 1, 2013, we may, at our option, require you to convert the Notes into that number of shares of our Common Stock that are issuable at the conversion rate then in effect (we refer to this option as the “Company Conversion Option”). We may exercise our Company Conversion Option only if the closing price of our Common Stock equals or exceeds 130% of the then prevailing conversion price of the Notes for at least 20 trading days within a period of 30 consecutive trading days (including the last trading day of such period) ending on the trading day immediately prior to our issuance of a press release announcing the exercise of our Company Conversion Option.

Conversion rate adjustments	Subject to the terms of the indenture, we will adjust the conversion rate for:

•	dividends or distributions on our Common Stock payable in shares of our Common Stock to all holders of our Common Stock;

•	subdivisions, combinations or certain reclassifications of our Common Stock;

•

distributions to all or substantially all holders of our Common Stock of certain rights or warrants (other than, as described below, rights distributed pursuant to a stockholder rights plan) entitling them, for a period expiring not more than 60 days immediately following the record date for the distribution, to purchase or subscribe for shares of our Common Stock, or securities convertible into or exchangeable or exercisable for shares of our

Common Stock, at a price per share that is less than the “current market price” (as defined in the indenture) per share of our Common Stock on the record date for the distribution;

•

dividends or other distributions to all or substantially all holders of our Common Stock of shares of our or any of our existing or future subsidiaries’ capital stock (other than our Common Stock), evidence of indebtedness or other assets (other than dividends or distributions covered by the bullet points below) or the dividend or distribution to all or substantially all holders of our Common Stock of certain rights or warrants (other than those covered in the immediately preceding bullet point or, as described below, certain rights or warrants distributed pursuant to a stockholder rights plan) to purchase or subscribe for our securities;

•	cash dividends or other cash distributions to all or substantially all holders of our Common Stock, other than:

•	regular quarterly cash dividends; and

•	distributions in respect of tender or exchange offers described in the bullet point below; and

•

distributions of cash or other consideration by us or any of our subsidiaries in respect of a tender offer or exchange offer for our Common Stock, to the extent that such cash and the value of any such other consideration per share of our Common Stock validly tendered or exchanged exceeds the closing sale price per share of our Common Stock on the first trading day after the last date on which tenders or exchanges may be made pursuant to the tender or exchange offer.

The indenture will not require us to adjust the conversion rate for any of the transactions described in the bullet points above if we make provision for each holder of the Notes to participate in the transaction without conversion as if such holder held a number of shares equal to the conversion rate in effect on the “ex date” (as defined in the indenture) or effective date, as the case may be, for such transaction multiplied by the principal amount (expressed in thousands) of the applicable Notes held by such holder.

Sinking fund	None.

Redemption of Notes at our option	Except as part of the “Company Clawback Option” described in this prospectus supplement, we cannot redeem the Notes prior to April 1, 2013, except to preserve our qualification as a REIT for U.S. federal income tax purposes. On or after April 1, 2013, we may from time to time at our option redeem the Notes, in whole or in part. In either case, the Notes shall be redeemed at a redemption price in cash equal to 100% of the principal amount of the Notes we redeem, plus any accrued and unpaid interest to, but excluding, the redemption date. See “Description Of Notes—Redemption Of Notes At Our Option.”

Right of holder to require us to repurchase Notes if a change of control occurs	If a “change of control” occurs, holders may require us to repurchase all or a portion of their Notes for cash at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the repurchase date. See “Description Of Notes—Right of Holder To Require Us To Repurchase Notes If A Change of Control Occurs.”

Limitation on Investments	During the period in which the override agreement is in effect, the indenture will prohibit us and our subsidiaries from making investments except for investments in:

•	cash, treasuries or agency pass-through securities

•	whole loans that otherwise meet the company’s investment criteria and

•	AA and AAA-rated mortgage securities and mezzanine or below-rated mortgage securities issued in connection with our securitizations and backed by mortgage loans originated by us or our affiliates.

Limited preemptive rights	The indenture will require that, prior to the second anniversary of initial issuance of the Notes, if we propose to issue shares of our Common Stock at a price before underwriting or similar discounts that is below the then-effective conversion price of the Notes, or securities convertible into or exchangeable for shares of Common Stock at an exercise price below the then-effective conversion price of the Notes, holders of the Notes will have the opportunity for a period of no less than 24 hours to purchase a ratable portion (based upon such holder’s principal amount of Notes) of such offering of shares at the offering price to the public.

Events of default	If an event of default on the Notes has occurred and is continuing, the principal amount of the Notes plus any premium and accrued and unpaid interest may become immediately due and payable. These amounts automatically become due and payable upon certain events of default. See “Description Of Notes—Events Of Default.”

Use of proceeds	We expect to receive approximately $949 million in net proceeds from this offering, or approximately $1.09 billion if the underwriters’ over-allotment option is exercised in full, after deducting payment of our expenses related to this offering and the underwriting discount and financial advisory fee.

We intend primarily to use the net proceeds of this offering to meet certain obligations under the override agreement that we entered into with counterparties to our reverse repurchase, securities lending and auction rate swap agreements, including the payment of approximately $530 million of unmet margin calls and the establishment of a liquidity reserve fund in the initial amount of $350 million. We will also use the proceeds to pay approximately $29 million in deficiency claims from reverse repurchase agreement parties that are not parties to the override agreement and additional claims estimated to be $30 million. The remaining proceeds will be used to finance the acquisition of additional ARM assets.

Restrictions on ownership	In order to assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes, no person may own, or be deemed to own by virtue of the attribution rules of the Internal Revenue Code of 1986, as amended, more than 9.8% of the number of outstanding shares of our capital stock, subject to certain exceptions. Notwithstanding any other provision of the Notes, no holder of Notes or of detachable warrants or contingent warrants will be entitled to convert such Notes or warrants for our Common Stock to the extent that receipt of our Common Stock would cause the holder (together with the holder’s affiliates) to exceed the ownership limit contained in our charter, subject to certain exceptions. Under certain circumstances, the conversion of the Notes into, or the exercise of the warrants for, shares of our Common Stock could require the holder and us to make certain filings pursuant to the Hart-Scott-Rodino Anti-trust Improvement Act.

Partial Waiver of Ownership Limits	Our Board of Directors has taken action to partially waive the following limits on ownership of our capital stock: (1) the limit in our Articles of Incorporation on ownership by any person of more than 9.8% of our capital stock; (2) the 9.8% limit on beneficial ownership by any person in our Common Stock in our Shareholder Rights Agreement; and (3) the limit under the Maryland Control Share Acquisition Act that, with certain exceptions, eliminates the voting rights of any person who acquires in excess of 10% of our voting stock unless two-thirds of the shares eligible to vote approve such voting rights. Our Board of Directors also exempted from the Maryland Business Combination Act any business combination with an interested shareholder (a holder of 10% or more of the Company’s voting power) if the business combination is first approved by our Board of Directors, including a majority of our independent directors.

DTC eligibility	The Notes and warrants will be issued in book-entry-only form and will be represented by one or more global certificates, without interest coupons, deposited with, or on behalf of, the Depository Trust Company, or DTC, and registered in the name of a nominee of DTC. Beneficial interests in the Notes and warrants will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants. Except in limited circumstances, holders may not exchange interests in their Notes or warrants for certificated securities. See “Description of Notes—Book- Entry System.”

Listing and trading	The Notes, the detachable warrants and the contingent warrants, if issued, are a new issue of securities, and there is currently no established trading market for the Notes or the warrants. An active or liquid market may not develop for the Notes or the warrants, or, if developed, be maintained. We have not applied, and do not intend to apply, for the listing of the Notes or the warrants on any securities exchange.

Certain U.S. federal tax considerations	For a discussion of certain U.S. federal tax considerations relating to the purchase, ownership and disposition of the Notes and shares of Common Stock into which the Notes or detachable warrants or contingent warrants are convertible, see “Additional Federal Income Tax Considerations.”

Risk factors	In analyzing an investment in the Notes we are offering pursuant to this prospectus supplement, you should carefully consider, along with other matters included or incorporated by reference in this prospectus supplement and the accompanying base prospectus, the information set forth under “Risk Factors” beginning on page S-14 of this prospectus supplement and on page 4 of the accompanying base prospectus and “Recent Developments” beginning on page S-4 of this prospectus supplement.

RISK FACTORS

This section describes some, but not all, of the risks of acquiring Notes in this offering. You should carefully consider these risks and the risks described under “Risk Factors” beginning on page 4 of the accompanying base prospectus and “Recent Developments” beginning on page S-4 of this prospectus supplement, in addition to the other information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus, before acquiring Notes. Also see the section entitled “Executive Overview” beginning on page 32 of our Annual Report on Form 10-K/A for the year ended December 31, 2007 and beginning on page 26 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 for a discussion of the effect on us of recent developments in the mortgage market. In connection with the forward-looking statements that appear in this prospectus supplement and the accompanying base prospectus, you should also carefully review the cautionary statements referred to in “Forward-Looking Statements.”

The Notes will be subordinate to all of our existing and future senior indebtedness and effectively subordinate to subsidiary indebtedness and secured indebtedness.

As of December 31, 2007, substantially all of our indebtedness except $240 million of our subordinated notes would be effectively or actually senior to the Notes. Substantially all of our assets are pledged to secure indebtedness, other than the Notes. The Notes will not be secured by any of our assets or those of our subsidiaries. Holders of our existing and future secured indebtedness will effectively have priority in right of payment over holders of the Notes to the extent of the value of our assets that secure such indebtedness. In addition, the existing and future indebtedness, including trade payables, of our subsidiaries will be effectively senior to the Notes. In any liquidation, dissolution, bankruptcy or other similar proceeding, holders of our secured debt may assert rights against any assets securing such debt in order to receive full payment of their debt before those assets may be used to pay the holders of the Notes. In such an event, we may not have sufficient assets remaining to pay amounts due on any or all of the Notes. The Notes will have priority in right of payment over holders of our junior subordinated notes.

Your right to receive payments on the Notes is effectively subordinated to all existing and future liabilities of our subsidiaries.

Our subsidiaries hold a portion of our assets. Our subsidiaries had approximately $1.1 billion of indebtedness outstanding at December 31, 2007. Our subsidiaries are separate and distinct legal entities and none of our subsidiaries will guarantee our obligations under, or have any obligation to pay any amounts due on, the Notes. Creditors of a subsidiary are entitled to be paid what is due to them before assets of the subsidiary become available for creditors of its parent. Therefore, liabilities of our subsidiaries will, in effect, be prior in right of payment to the Notes with regard to the assets of those subsidiaries. This can substantially reduce the portion of our consolidated assets which are available for payment of the Notes. Also, any agreements of our subsidiaries that prohibit or limit the subsidiaries’ payment of dividends will eliminate or reduce our access to cash flows of those subsidiaries to pay interest or principal with regard to the Notes.

In addition, our subsidiaries are not prohibited from incurring additional debt or other liabilities. If our subsidiaries were to incur additional debt or liabilities, our ability to pay our obligations on the Notes, including cash payments upon redemption or repurchase, could be adversely affected.

We may incur substantially more debt or take other actions which may affect our ability to satisfy our obligations under the Notes.

We will not be restricted under the terms of the Notes or the indenture from incurring substantial additional indebtedness in the future, including other senior indebtedness, secured indebtedness or subordinated indebtedness or indebtedness at the subsidiary level, to which the Notes would be structurally subordinated. In addition, the limited covenants applicable to the Notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Other than a limitation on investment, the indenture will not contain any restrictive covenants limiting our ability to pay dividends, make any payments on junior or other indebtedness or impose any financial covenants. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Notes could have the effect of diminishing our ability to make payments on the Notes when due, and require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, which would reduce the availability of cash flow to fund our operations, working capital and capital expenditures. In addition, we are not restricted from repurchasing Common Stock by the terms of the Notes.

We may not have the ability to repurchase the Notes in cash upon the occurrence of a change of control as required by the indenture governing the Notes.

Holders of the Notes will have the right to require us to repurchase the Notes upon the occurrence of a change of control as described under “Description of Notes — Right Of Holder To Require Us To Repurchase Notes If A Change In Control Occurs.” We may not have sufficient funds to repurchase the Notes in cash or to make the required repayment at such time or have the ability to arrange necessary financing on acceptable terms. A change of control may also constitute an event of default under, or result in the acceleration of the maturity of, our then-existing indebtedness. Our ability to repurchase the Notes in cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time. Our failure to repurchase the Notes when required would result in an event of default with respect to the Notes. Our inability to pay for your Notes that are tendered for repurchase could result in your receiving substantially less than the principal amount of the Notes.

Some significant restructuring transactions may not constitute a change of control, in which case we would not be obligated to offer to repurchase the Notes.

Upon the occurrence of a change of control, you will have the right to require us to repurchase the Notes. However, the change of control provisions will not afford protection to holders of Notes in the event of certain transactions. For example, any leveraged recapitalization, refinancing, restructuring, or acquisition initiated by us will generally not constitute a fundamental change requiring us to repurchase the Notes. In the event of any such transaction, holders of the Notes will not have the right to require us to repurchase the Notes, even though any of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of Notes.

The conversion rate of the Notes may not be adjusted for all dilutive events.

The conversion rate of the Notes will be subject to adjustment for certain events, including, but not limited to, the issuance of stock dividends on our Common Stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock (including the stock of an existing or future subsidiary), evidences of indebtedness or other assets, cash dividends and certain issuer tender or exchange offers as described under “Description of the Notes — Conversion Rights — Adjustments To The Conversion Rate.” However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of our Common Stock for cash, that may adversely affect the trading price of the Notes or the Common Stock. An event that adversely affects the value of the Notes may occur, and that event may not result in an adjustment to the conversion rate.

The value of the Common Stock may decline after the conversion date and prior to your receipt of the Common Stock.

Upon conversion of a Note, we will deliver shares of Common Stock at the then applicable conversion rate as soon as practicable, but in no event more than three business days after the conversion date. Accordingly, the value of the Common Stock issued upon conversion of your Notes may have declined during the period between the date of conversion and your receipt of Common Stock.

The Notes may not have an active market and their price may be volatile. You may be unable to sell your Notes at the price you desire or at all.

There is no existing trading market for the Notes and we do not expect that the Notes will be listed on any stock exchange. As a result, there is no assurance that a liquid market will develop or be maintained for the Notes, that you will be able to sell any of the Notes at a particular time (if at all) or that the prices you receive if or when you sell the Notes will be above their initial offering price. We do not intend to list the Notes on any national securities exchange. The underwriters have advised us that they currently intend to make a market in the Notes after this offering is completed, but they have no obligation to do so and may cease their market-making at any time without notice. In addition, market-making will be subject to the limits imposed by the Exchange Act. The liquidity of the trading market in the Notes, and the market price quoted for these Notes, may be adversely affected by, among other things:

•	changes in the overall market for debt securities;

•	changes in our financial performance or prospects;

•	the prospects for companies in our industry generally;

•	the number of holders of the Notes;

•	the interest of securities dealers in making a market for the Notes; and

•	prevailing interest rates.

Historically, the market for convertible debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the Notes will be subject to disruptions which may have a negative effect on you, regardless of our operating results, financial performance or prospects.

The Notes may not be rated or may receive a lower rating than anticipated.

We do not intend to seek a rating on the Notes. However, if one or more rating agencies rates the Notes and assigns the Notes a rating lower than the rating expected by investors, or reduces their rating in the future, the market price of the Notes and our Common Stock could be harmed.

If you hold Notes, you will not be entitled to any rights with respect to our Common Stock, but you will be subject to all changes made with respect to our Common Stock.

If you hold Notes, you will not be entitled to any rights with respect to our Common Stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our Common Stock, other than extraordinary dividends that our board of directors designates as payable to the holders of the Notes), but if you subsequently convert your Notes and receive Common Stock upon such conversion, you will be subject to all changes affecting the Common Stock. You will have rights with respect to our Common Stock only if and when we deliver shares of Common Stock to you upon conversion of your Notes and, to a limited extent, under the conversion rate adjustments applicable to the Notes. For example, in the event that an amendment is proposed to our articles of incorporation or bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to delivery of Common Stock to you, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers or rights of our Common Stock that result from such amendment.

Our stock price has been volatile historically and may continue to be volatile. The price of our Common Stock, and therefore the price of the Notes, may fluctuate significantly, which may make it difficult for holders to resell the Notes or the shares of our Common Stock issuable upon conversion of the Notes when desired or at attractive prices.

The trading price of our Common Stock has been and may continue to be subject to wide fluctuations. From January 1, 2007 through March 18, 2008, the last reported sale price of our Common Stock on the NYSE ranged from $28.11 to $0.71 per share, and the last reported sale price of our Common Stock on March 18, 2008 was $2.98 per share. Our stock price may fluctuate in response to a number of events and factors, such as quarterly variations in operating results, changes in financial estimates and recommendations by securities analysts, the operating and stock price performance of other companies that investors may deem comparable to us, and new reports relating to trends in our markets or general economic conditions.

In addition, the stock market in general, and prices for companies in our industry in particular, have experienced extreme volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of our Common Stock, regardless of our operating performance. Because the Notes are convertible into shares of our Common Stock, volatility or depressed prices of our Common Stock could have a similar effect on the trading price of our Notes. Holders who receive Common Stock upon conversion also will be subject to the risk of volatility and depressed prices of our Common Stock. In addition, the existence of the Notes may encourage short selling in our Common Stock by market participants because the conversion of the Notes could depress the price of our Common Stock.

Sales of a significant number of shares of our Common Stock in the public markets, or the perception of such sales, could depress the market price of the Notes.

Sales of a substantial number of shares of our Common Stock or other equity-related securities in the public markets could depress the market price of the Notes, our Common Stock, or both, and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our Common Stock or other equity-related securities would have on the market price of our Common Stock or the value of the Notes. The price of our Common Stock could be affected by possible sales of our Common Stock by investors who view the Notes as a more attractive means of participation in our company and by hedging or arbitrage trading activity which we expect to occur involving our Common Stock. This hedging or arbitrage could, in turn, affect the market price of the Notes.

Conversion of the Notes will dilute the ownership interest of existing shareholders, including holders who have previously converted their Notes.

Upon conversion of the Notes, some or all of the ownership interests of existing shareholders may be diluted. The conversion of the Notes could have a dilutive effect on our earnings per share to the extent that the market value of our Common Stock declines. Any sales in the public market of our Common Stock issuable upon such conversion could adversely affect prevailing market prices of our Common Stock. In addition, the anticipated conversion of the Notes into shares of our Common Stock could depress the price of our Common Stock.

The Notes will initially be held in book-entry form and, therefore, you must rely on the procedures and the relevant clearing systems to exercise your rights and remedies.

Unless and until certificated Notes are issued in exchange for book-entry interests in the Notes, owners of the book-entry interests will not be considered owners or holders of Notes. Instead, DTC, or its nominee, will be the sole holder of the Notes. Payments of principal, interest and other amounts owing on or in respect of the Notes in global form will be made to the paying agent, which will make payments to DTC. Thereafter, such payments will be credited to DTC participants’ accounts that hold book-entry interests in the Notes in global form and credited by such participants to indirect participants. Unlike holders of the Notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents or requests for waivers or other actions from holders of the Notes. Instead, if you own a book-entry interest, you will be permitted to act only to the extent you have received appropriate proxies to do so from DTC or, if applicable, a participant. We cannot assure you that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any requested actions on a timely basis.

The shareholders may not approve the proposal to increase our authorized capital stock, which would prevent the convertibility of the Notes.

We do not currently have sufficient unissued and unreserved shares of our Common Stock to provide for the conversion of the Notes into Common Stock. The Notes will not be convertible into shares of Common Stock until shareholders approve an increase in the number of authorized shares of our capital stock. The indenture governing the Notes will obligate us to submit for approval by our shareholders at the first shareholder meeting following issuance of the Notes, a proposal to increase our authorized capital stock. If the shareholders do not approve our proposal to increase our authorized capital stock, then the Notes will not be convertible into shares of our Common Stock, unless and until our shareholders subsequently approve a proposal to increase our authorized capital stock, and shall mature on April 1, 2015, unless previously redeemed, repurchased by us, or converted. In the event that shareholder approval of the increase to our authorized capital stock is not approved prior to May 22, 2008, we will be obligated to issue, as of the earlier of the date of the shareholder meeting or May 22, 2008, additional warrants to holders of the Notes on a pro rata basis to purchase shares of Common Stock in an aggregate amount equal to all of our remaining authorized but unissued and unreserved shares of Common Stock at an exercise price of $0.01 per share and the interest rate payable on the Notes will increase to 25.0% until either the required shareholder approval is obtained or all obligations under the Notes are paid in full (whether upon optional redemption, at maturity or otherwise).

In the event that shareholders do not approve the proposal to increase our authorized capital stock, the increase in the interest rate payable and the receipt of the contingent warrants may not adequately compensate you for any lost value of your Notes as a result of our failure to obtain the approval of our shareholders.

In the event that shareholder approval of the increase to our authorized capital stock is not approved, the indenture will require an increase in the interest rate payable on the Notes and we will issue the contingent warrants. The adjustment to the interest rate payable for Notes and the issuance of contingent warrants in connection with our failure to obtain shareholder approval may not adequately compensate you for any lost value of your Notes as a result of our failure to obtain shareholder approval.

Our obligation to issue contingent warrants and to increase the interest rate in connection with failure to obtain shareholder approval could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

You may be subject to tax upon an adjustment to the conversion rate of the Notes even though you do not receive a corresponding cash distribution.

The conversion rate of the Notes is subject to adjustment in certain circumstances, including the payment of certain cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common shareholders, such as a cash dividend, you will be deemed to have received a dividend to the extent of our earnings and profits, which will be subject to U.S. federal income tax without the receipt of any cash. If you are a Non-U.S. Holder (as defined in “Federal Income Tax Considerations — Holders of Debt Securities”), such deemed dividend generally would be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable treaty), which may be set off against subsequent payments on the Notes. See “Federal Income Tax Considerations — Holders of Debt Securities” in the accompanying base prospectus.

Further, if certain fundamental changes occur on or prior to the maturity date of the Notes, under some circumstances we will increase the conversion rate of Notes converted in connection with such fundamental changes. Such increase also may be treated as a distribution subject to U.S. federal income tax as a dividend. See “Federal Income Tax Considerations — Holders of Debt Securities” in the accompanying base prospectus.

We have entered into an override agreement with certain counterparties to our reverse repurchase, securities lending and auction swap agreements the terms of which may adversely affect our ability to take certain actions on behalf of the Company.

During the one-year term of the override agreement we have agreed, among other things, to (1) not enter into any new reverse repurchase agreements, secured lending agreements or auction rate swap transactions, (2) suspend our common dividend during the term of the override agreement, except that we may declare in December 2008, for payment in January 2009, a dividend of up to 87% of our taxable income for the calendar year 2008, and (3) suspend our preferred dividend if the amount in the liquidity reserve fund created under the override agreement falls below a certain amount. These limitations on our business may affect our liquidity and may require us to change certain portions of our business strategy or reduce or curtail certain aspects of our operations. In the event the override agreement is terminated under certain circumstances prior to the one-year term of the agreement, certain of our obligations under these reverse repurchase, securities lending and auction swap agreements may become immediately due and payable.

We have entered into an override agreement that contains certain terms which may adversely affect our ability to continue to qualify as a REIT for federal income tax purposes.

In order to qualify as a REIT, we must distribute 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gains) on an annual basis. Under certain circumstances dividends that we pay in a subsequent taxable year may be taken as a dividends paid deduction in a prior taxable year. By agreeing not to enter into any reverse repurchase agreements secured lending agreements or auctions rate swap transactions, we may not have sufficient liquidity to pay dividends, the payment of which are required to qualify as a REIT for federal income tax purposes. In addition, as we have agreed under the terms of the override agreement to refrain from paying dividends in certain circumstances, we may be unable to meet the foregoing distribution requirement and as such may fail to qualify as a REIT for federal income tax purposes.

The override agreement may be terminated by the counterparties prior to March 2009 in certain circumstances, in which case certain of our obligations under our reverse repurchase, securities lending and auction swap agreements will become immediately due and payable.

The counterparties may terminate the override agreement if we do not comply with certain covenants and restrictions. For example, they may terminate if we do not pay them all of the principal and 20% (or 30% in certain circumstances) of the interest payments received with respect to the collateral securing the reverse repurchase, securities lending and auction swap agreements, if we fail to comply with certain obligations under the override agreement, if we fail to maintain the liquidity fund, if we fail to take certain other actions as specified therein, or if we voluntarily or involuntarily become a debtor in a bankruptcy proceeding. In the event the override agreement is terminated under these circumstances, certain of our obligations under those reverse repurchase, securities lending and auction swap agreements may become immediately due and payable. See “Recent Developments” beginning on page S-4.

We may not be able to meet our future capital requirements, and the cost of additional equity or debt capital could be prohibitive or result in further dilution to our shareholders.

Substantially all of the net proceeds of this offering have been committed to meet certain obligations under the override agreement that we entered into with counterparties to our reverse repurchase, securities lending and auction rate swap agreements, to establish a liquidity reserve fund, and to pay deficiency and other claims. As a result, we may continue to face decreased levels of liquidity and may need to raise additional capital to finance our ongoing operations. This additional capital could take the form of public or private equity or debt financing, and if equity would require that we obtain shareholder approval for an increase in our authorized shares. We cannot assure you that, if and when we need or want it, financing will be available to us on commercially reasonable terms, or at all. If additional capital is needed and either unavailable or cost prohibitive, we may need to change our business strategy or reduce or curtail our operations. In addition, if we raise additional funds by issuing equity securities, our stockholders may experience dilution.

Because substantially all of the net proceeds of this offering have already been committed, our auditor may continue to have substantial doubts about our ability to continue as a going concern.

In the audit letter which accompanied our restated financial statements on March 9, 2008, KPMG LLP, our independent auditor reported that certain matters had raised substantial doubt about our ability to continue as a going concern. Specifically, KPMG reported that “the Company did not have the financial resources as of March 6, 2008 to satisfy margin calls approximating $610 million associated with its reverse repurchase agreements and certain other financial instruments. Failure to satisfy these margin calls is an event of default under the reverse repurchase agreements and triggered cross default provisions in certain of the Company’s financing agreements. These events of default provide the Company’s lenders the discretion to declare the entire unpaid amounts due and payable on demand and to force liquidation of the Company’s assets to satisfy those obligations.” The proceeds of this offering will be used to satisfy certain of these obligations, but we cannot be certain that future matters will not arise which also would raise substantial doubts to our ability to continue as a going concern. In addition, because substantially all of the net proceeds of this offering are already committed to existing obligations, our auditor’s substantial doubt about our ability to continue as a going concern may continue unless the company raises additional capital.

USE OF PROCEEDS

We expect to receive approximately $949 million in net proceeds from the sale of Notes in this offering, or approximately $1.09 billion if the underwriters’ over-allotment option is exercised in full, after payment of our expenses related to this offering and the underwriting discount and financial advisory fee.

We intend primarily to use the net proceeds of this offering to meet certain obligations under the override agreement that we entered into with counterparties to our reverse repurchase, securities lending and auction rate swap agreements, including the payment of approximately $530 million of unmet margin calls and the establishment of a liquidity reserve fund in the initial amount of $350 million. We will also use the proceeds to pay approximately $29 million in deficiency claims from reverse repurchase agreement parties that are not parties to the override agreement and additional claims estimated to be $30 million. The remaining proceeds will be used to finance the acquisition of additional ARM assets.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges for the periods shown:

	For the years ended December 31,
	2007		2006	2005	2004	2003
Ratio of earnings to fixed charges	0.33x	(1)	1.14x	1.24x	1.37x	1.50x

(2)	For the year ended December 31, 2007, total fixed charges exceeded total adjusted earnings available for payment of fixed charges by approximately $1.55 billion.

The ratios of earnings to fixed charges were computed by dividing earnings as adjusted by fixed charges. For these purposes, earnings consist of net income or loss from continuing operations and fixed charges. Fixed charges consist of interest expense, including the amortization of capitalized issuance costs relating to indebtedness.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2007, as adjusted to give effect to the sale of 8,050,000 shares of our Common Stock and 9,137,000 shares of our Series F Preferred Stock in concurrent underwritten public offerings on January 18, 2008 and as further adjusted to give effect to the sale of $1 billion of Notes and the anticipated exercise of the associated detachable warrants issued in this offering and the warrants to be issued to the counterparties pursuant to the Override Agreement, as well as the application of the net proceeds from such exercise and from this offering as described under the caption “Use of Proceeds.” The information set forth in the following table should be read in conjunction with, and is qualified in its entirety by, the financial statements and the notes thereto included in our Annual Report on Form 10-K/A for the year ended December 31, 2007, which is incorporated by reference into the accompanying base prospectus.

	December 31, 2007
	Actual As Restated	As Adjusted(1)	As Further Adjusted(1)(2)
	(dollars in thousands, except per share data)
Debt:
Reverse Repurchase Agreements	$11,547,354
Asset-backed CP	400,000
Collateralized Mortgage Debt	21,246,086
Whole loan financing facilities	453,500
Senior Notes	305,000
12% Convertible Senior Subordinated Notes	—
Subordinated Notes	240,000
Hedging Instruments	123,936

Shareholders’ equity:
10% Series F Cumulative Convertible Redeemable Preferred Stock, par value $0.01 per share; 23,000,000 shares authorized on an actual basis and 32,200,000 shares authorized on an as adjusted and as further adjusted basis; 21,190,000 shares issued and outstanding on an actual basis and 30,327,000 shares issued and outstanding on an as adjusted and as further adjusted basis	$502,052	$671,156	$

7.50% Series E Cumulative Convertible Redeemable Preferred Stock, par value $0.01 per share; 6,162,500 shares authorized on an actual, as adjusted and as further adjusted basis; 3,162,500 shares issued and outstanding on an actual, as adjusted and as further adjusted basis	76,172	76,172

Series D Adjusting Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share; 5,000,000 shares authorized on an actual, as adjusted and as further adjusted basis; 4,000,000 shares issued and outstanding on an actual, as adjusted and as further adjusted basis	96,303	96,303

8.00% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share; 7,230,000 shares authorized on an actual, as adjusted and as further adjusted basis; 6,525,000 shares issued and outstanding on an actual, as adjusted and as further adjusted basis	157,958	157,958

Series B Cumulative Preferred Stock, par value $0.01 per share; 22,000 shares authorized on an actual, as adjusted and as further adjusted basis; no shares issued and outstanding on an actual, as adjusted and as further adjusted basis	—	—

Common Stock, par value $0.01 per share; 458,585,500 shares authorized on an actual basis, 449,385,500 shares authorized on an as adjusted and as further adjusted basis; 139,936,000 shares issued and outstanding on an actual basis, 147,986,000 shares issued and outstanding on an as adjusted basis and shares issued and outstanding on an as further adjusted basis	1,399	1,480

12% Convertible Senior Subordinated Notes	—	—

Additional paid-in capital	2,896,203	2,956,861

Accumulated other comprehensive loss	(172,432)	(172,432)

Accumulated deficit	(1,797,921)	(1,797,921)

Total shareholders’ equity	1,759,734	1,989,577

Total capitalization	$1,759,734	$1,989,577	$

(1)	The share information excludes 23,384,644 shares of Common Stock issued after December 31, 2007 pursuant to the DRSPP.
(2)	After deducting the estimated underwriting discount and financial advisory fee of % per Note and estimated offering expenses payable by us in this offering. Assumes (i) no exercise of the underwriters’ over-allotment option to purchase up to $150 million aggregate principal amount of additional Notes; (ii) net proceeds per Note, after deducting the underwriting discount and financial advisory fee of $ with respect to the Notes offered in this offering; and (iii) approximate aggregate offering expenses of $750,000. The convertibility of the Notes is contingent upon shareholder approval at the annual meeting of an increase in the number of authorized shares of our capital stock. If shareholder approval is not obtained, warrants to purchase shares of our Common Stock in an aggregate amount equal to all of our remaining authorized but unreserved and unissued shares of Common Stock, will be issued to holders of Notes on a pro rata basis as of the earlier of the date of the shareholder meeting or May 22, 2008.

25.1

DESCRIPTION OF NOTES

We will issue the Notes under an indenture, to be dated as of             , 2008 between us and Wilmington Trust Company, as trustee relating to the Notes. We refer to the indenture as the “indenture.” The following description summarizes certain terms and provisions of the Notes and the indenture and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the Notes and the indenture, which will be incorporated herein by reference. For purposes of this Description of Notes summary, the terms the “Company,” “we,” “us” and “our” refer only to Thornburg Mortgage, Inc. and not to any of its subsidiaries, unless we specify otherwise.

General

The Notes we are offering:

•

are initially limited to $1 billion aggregate principal amount, or $1.15 billion if the underwriters exercise in full their over-allotment option; we may, without the consent of holders of the Notes, increase the outstanding principal amount of the Notes by issuing additional Notes in the future on the same terms and conditions, except for any difference in the issue price and interest accrued prior to the issue date of the additional Notes, and with the same CUSIP number as the Notes offered hereby, provided that such additional Notes constitute part of the same issue as the Notes offered hereby for U.S. federal income tax purposes; the Notes offered by this prospectus supplement and any such additional Notes would rank equally and ratably and would be treated as a single series of debt securities for all purposes under the indenture;

•

bear interest at a rate of 12% per annum, payable quarterly in arrears on April 1, July 1, October 1 and January 1 of each year, beginning on July 1, 2008, to holders of record at the close of business on the preceding March 15, June 15, September 15 and December 15, respectively, except as described below;

•	will be issued in denominations of integral multiples of $1,000 principal amount;

•

are our senior subordinated unsecured obligations, effectively subordinated to any of our secured indebtedness and all liabilities of our subsidiaries, including trade payables and will be subordinated in right of payment to all of our existing and future senior indebtedness, and senior in right of payment to our subordinated indebtedness;

•

obligate us to submit for approval by our shareholders at the first shareholder meeting following issuance of the Notes, and in no event later than May 22, 2008, a proposal to increase the number of authorized shares of our capital stock. In the event that shareholder approval of an increase to our authorized capital stock is not approved on or prior to such date, the interest rate payable on the Notes will increase to 25.0% until either the required shareholder approval is obtained or all obligations under the Notes are paid in full (whether upon optional redemption, at maturity or otherwise). In no event will the interest rate on the Notes exceed 25.0% per annum, whether in default or otherwise.

•

if shareholder approval of the increase in the number of authorized shares of our capital stock is obtained, will at any time thereafter be convertible at the option of the holder into shares of our Common Stock, based on an initial conversion rate, subject to adjustment, of 1,333.3333 shares per $1,000 principal amount of Notes (which represents an initial conversion price of $0.75 per share);

•

are redeemable, in whole or in part, by us at any time on or after April 1, 2013, at a redemption price in cash equal to 100% of the principal amount of the Notes we redeem, plus accrued and unpaid interest to, but excluding, the redemption date, as described under “—Redemption Of Notes At Our Option,” the Notes are also redeemable at any time prior to maturity to the extent necessary to preserve our qualification as a REIT;

•	may be acquired by us, at our option, and if not prohibited by law or provisions of senior indebtedness, on or before the first anniversary of the notes, up to an amount equal to 30% of the then outstanding principal amount of the Notes, if not already converted into Common Stock (we refer to this option as the “Company Clawback Provision”); at a purchase price of $1,500 per $1,000 principal amount thereof; as described under “—Company Clawback Provision;”

•

may be converted by us, at our option, on or after April 1, 2013, into that number of shares of our Common Stock that are issuable at the conversion rate then in effect (we refer to this option as the “Company Conversion Option”); provided that the closing price of our Common Stock equals or exceeds 130% of the then prevailing conversion price of the Notes for at least 20 trading days within a period of 30 consecutive trading days (including the last trading day of such period) ending on the trading day immediately prior to our issuance of a press release announcing the exercise of our Company Conversion Option;

•

if a “change of control,” as defined in the indenture, occurs, are subject to repurchase by us for cash at the option of the holders, at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date, as described under “—Right of Holder To Require Us To Repurchase Notes If A Change Of Control Occurs;”

•

entitle holders to participate in certain stock offerings, prior to the second anniversary of initial issuance of the Notes, if we propose to issue shares of our Common Stock at a price before underwriting or similar discounts that is below the then-effective conversion price of the Notes, or securities convertible into or exchangeable for shares of Common Stock at an exercise price or conversion price that is below the then-effective conversion price of the Notes, such holders being granted the opportunity for a period of no less than 24 hours to purchase a ratable portion (based upon such holder’s principal amount of Notes) of such offering of shares at the offering price to the public; and

•	mature on April 1, 2015, unless previously redeemed, repurchased by us or converted.

All cash payments on the Notes will be made in U.S. dollars.

We will issue the Notes in denominations of integral multiples of $1,000 principal amount, without coupons. We will initially issue the Notes as global securities in book-entry form. We will make payments in respect of Notes represented by global securities by wire transfer of immediately available funds to DTC or its nominee as registered owner of the global securities. We will make payments in respect of Notes that are issued in certificated form by wire transfer of immediately available funds to the accounts specified by each holder of more than $5.0 million aggregate principal amount of Notes. However, if a holder of a certificated Note does not specify an account, or holds $5.0 million or less in aggregate principal amount of Notes, then we will mail a check to that holder’s registered address.

You may present the Notes for conversion at the office of the conversion agent, present Notes for registration of transfer at the office of the registrar for the Notes and present Notes for payment at the office of the paying agent. We have appointed the trustee as the initial conversion agent, registrar and paying agent for the Notes.

We will not provide a sinking fund for the Notes. The indenture does not contain any financial covenants and will not limit our ability to incur additional indebtedness, including senior or secured indebtedness, pay dividends or repurchase our securities. In addition, the indenture does not provide any protection to holders of Notes in the event that we were involved in a highly leveraged transaction or a change in control, except as, and only to the limited extent, described under “—Right of Holder To Require Us To Repurchase Notes If A Change Of Control Occurs.”

If any payment date with respect to the Notes falls on a day that is not a business day, we will make the payment on the next business day. The payment made on the next business day will be treated as though it had been made on the original payment date, and no interest will accrue on the payment for the additional period of time.

Interest Payments

We will pay interest on the Notes at a rate of 12% per annum, payable quarterly in arrears on each April 1, July 1, October 1 and January 1 of each year, beginning on July 1, 2008. Except as described below, we will pay interest that is due on an interest payment date to holders of record at the close of business on the preceding March 15, June 15, September 15 and December 15, respectively. Interest will accrue on the Notes from and including the issue date or from and including the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the next interest payment date or maturity date, as the case may be. We will pay interest on the Notes on the basis of a 365-day (or 366-day, if applicable) year.

If Notes are converted after a record date but prior to the next interest payment date, holders of such Notes at the close of business on the record date will, on the corresponding interest payment date, receive the interest payable on such Notes on that interest payment date notwithstanding the conversion. However, a holder who surrenders a Note for conversion after a record date but prior to the next interest payment date must pay to the conversion agent, upon surrender, an amount equal to the amount of interest payable on the corresponding interest payment date on the Note being converted; provided that no such interest payment need be made to us:

•	if the Note is surrendered for conversion after the record date immediately preceding the final maturity date of that Note;

•	if we have called the Note for redemption; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.

Conversion Rights

If shareholder approval of the increase in the number of authorized shares of our capital stock is obtained, the Notes will at any time thereafter be convertible, at the option of the holders, in integral multiples of $1,000 principal amount into shares of our Common Stock, based on an initial conversion rate, subject to adjustment, of 1,333.3333 shares of our Common Stock per $1,000 principal amount of Notes. This rate results in an initial conversion price of $0.75 per share. We will not issue fractional shares of Common Stock upon conversion of the Notes and instead will pay a cash adjustment for fractional shares. Except as described above, we will not make any payment or other adjustment on conversion with respect to any accrued interest on the Notes, and we will not adjust the conversion rate to account for accrued and unpaid interest. Accordingly, upon conversion, the holder of a Note will forfeit any accrued but unpaid interest.

In certain circumstances, a holder must pay interest if the conversion occurs between a record date and an interest payment date. See “—Interest Payments” above.

The conversion right with respect to any Notes we have called for redemption will expire at the close of business on the last business day immediately preceding the redemption date, unless we default in the payment of the redemption price. A Note for which a holder has delivered a repurchase notice, as described below, requiring us to repurchase the Note may be surrendered for conversion only if the holder withdraws the notice in accordance with the indenture, unless we default in the payment of the repurchase price. In all cases, the right to convert the Notes will terminate at the close of business on the business day immediately preceding the maturity date.

Conversion Procedures

To convert a certificated Note, the holder must complete the conversion notice on the back of the Note and deliver it, together with the Note and any required interest payment, to the office of the conversion agent for the Notes, which will initially be the office of the trustee. In addition, the holder must pay any tax or duty payable as a result of any transfer involving the issuance or delivery of the shares of Common Stock in a name other than that of the registered holder of the Note. The Note will be deemed to be converted on the date on which the holder has satisfied all of these requirements. We refer to this date as the “conversion date.” To convert interests in a global Note, the holder must comply with DTC’s then applicable conversion program procedures.

A holder that has delivered a repurchase notice with respect to a Note, as described below, may convert that Note only if the holder withdraws the notice in accordance with the indenture. See “—Right Of Holder To Require Us To Repurchase Notes If A Change Of Control Occurs.”

We will deliver, through the conversion agent, the shares of Common Stock through our transfer agent issuable upon conversion as soon as practicable, but in no event more than five business days after the conversion date.

For a discussion of certain tax consequences to a holder that converts Notes, see “Additional Federal Income Tax Considerations.”

Payment Upon Conversion

Upon tender by holders for conversion of Notes, we will deliver a number of shares of Common Stock equal to (1) the aggregate principal amount of Notes to be converted divided by $1,000, multiplied by (2) the applicable conversion rate. We will deliver the shares of our Common Stock due in respect of conversion on the third business day immediately following the relevant conversion date.

Conditions For Conversion

The Notes will become convertible only upon the approval by shareholders of the convertibility of the Notes. If the Notes become convertible, we will provide written notice to each holder, at its address appearing in the security register, and we will publicly announce, through a reputable national newswire service, and publish on our website, that the Notes have become convertible, stating, among other things:

•	the time during which the Notes will be convertible; and

•	the procedures holders must follow to convert their Notes, including the name and address of the conversion agent.

We will mail the notice, and make the public announcement and publication, as soon as practicable, but in no event later than the open of business on the first date the Notes become convertible. If we fail to mail the notice or make the public announcement or publication by that time, then the Notes will remain convertible for an additional business day for each business day, on or after the first date the Notes become convertible, that we fail to mail such notice or make such public announcement or publication.

In all cases, the right to convert the Notes will terminate at the close of business on the business day immediately preceding the maturity date.

Change In The Conversion Right Upon Certain Reclassifications, Business Combinations And Asset Sales

Except as provided in the indenture and as described below, if we reclassify our Common Stock or we are party to a consolidation, amalgamation, statutory arrangement, merger or binding share exchange, or if there occurs a sale, transfer, lease, conveyance or other disposition of all or substantially all of our property or assets, in each case pursuant to which our Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, then, at the effective time of the transaction, the right to convert a Note will be changed into a right to convert it into the kind and amount of cash, securities or other property (the “reference property”), which a holder of such Note would have received (assuming, if applicable, that the holder would have made the applicable election referred to in the immediately following paragraph) if the holder had converted the Note and, upon such conversion, received, immediately before the transaction, a number of shares of our Common Stock equal to the conversion rate then applicable multiplied by the principal amount (expressed in thousands) of the note. However, at and after the effective time of the transaction, the principal return payable upon conversion of the Notes will continue to be payable in cash (instead of reference property), but the daily conversion value will be calculated based on the fair value of the reference property. A change in the conversion right such as this could substantially lessen or eliminate the value of the conversion right. For example, if a third party acquires us in a cash merger, each Note would be convertible solely into cash and would no longer be potentially convertible into securities whose value could increase depending on our future financial performance, prospects and other factors. There is no precise, established definition of the phrase “all or substantially all” under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a sale, transfer, lease, conveyance or other disposition of less than all of our property or assets.

If a transaction described above occurs and holders of our Common Stock have the opportunity to elect the form of consideration to receive in that transaction, then we will make adequate provision to give holders of the Notes, treated as a single class, a reasonable opportunity to elect the form of such consideration for purposes of determining the composition of the “reference property” described above. Once the election is made, it will apply to all holders of our Notes after the effective time of the transaction.

We will agree in the indenture not to become a party to such a transaction unless its terms are consistent with these provisions.

Adjustments To The Conversion Rate

Subject to the terms of the indenture, we will adjust the conversion rate for:

•	dividends or distributions on our Common Stock payable in shares of our Common Stock to all holders of our Common Stock;

•	subdivisions, combinations or certain reclassifications of our Common Stock;

•

distributions to all or substantially all holders of our Common Stock of certain rights or warrants (other than, as described below, rights distributed pursuant to a stockholder rights plan) entitling them, for a period expiring not more than 60 days immediately following the record date for the distribution, to purchase or subscribe for shares of our Common Stock, or securities convertible into or exchangeable or exercisable for shares of our Common Stock, at a price per share that is less than the “current market price” (as defined in the indenture) per share of our Common Stock on the record date for the distribution;

•

dividends or other distributions to all or substantially all holders of our Common Stock of shares of our or any of our existing or future subsidiaries’ capital stock (other than our Common Stock), evidences of indebtedness or other assets (other than dividends or distributions covered by the bullet points below) or the dividend or distribution to all or substantially all holders of our Common Stock of certain rights or warrants (other than those covered in the immediately preceding bullet point or, as described below, certain rights or warrants distributed pursuant to a stockholder rights plan) to purchase or subscribe for our securities;

•	cash dividends or other cash distributions to all or substantially all holders of our Common Stock, other than:

•	regular quarterly cash dividends; and

•	distributions in respect of tender or exchange offers described in the bullet point below; and

•

distributions of cash or other consideration by us or any of our subsidiaries in respect of a tender offer or exchange offer for our Common Stock, to the extent that such cash and the value of any such other consideration per share of our Common Stock validly tendered or exchanged exceeds the closing sale price per share of our Common Stock on the first trading day after the last date on which tenders or exchanges may be made pursuant to the tender or exchange offer.

We will not adjust the conversion rate for such cash dividends or other cash distributions pursuant to this provision to the extent that the adjustment would reduce the conversion price below the par value per share of our Common Stock ($0.01), subject to adjustment for stock splits and combinations, stock dividends, reclassifications and similar events.

“Current market price” per share of our Common Stock on a date generally means the average of the closing sale prices of our Common Stock for the 10 consecutive trading days ending on, but excluding, the earlier of that date or the ex date (as defined in the indenture) with respect to the distribution requiring such computation. We will make adjustments to the current market price in accordance with the indenture to account for the occurrence of certain events during the 10 consecutive trading day period.

To the extent any of the rights, options or warrants described in the bullet points above are not exercised before they expire, we will readjust the conversion rate to the conversion rate that would then be in effect if such rights, options or warrants had not been distributed. If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then we will not adjust the conversion rate pursuant to the bullet points above until the earliest of these triggering events occurs.

The indenture does not require us to adjust the conversion rate for any of the transactions described in the bullet points above if we make provision for each holder of the Notes to participate in the transaction without conversion as if such holder held a number of shares equal to the conversion rate in effect on the “ex date” (as defined in the indenture) or effective date, as the case may be, for such transaction multiplied by the principal amount (expressed in thousands) of the applicable Notes held by such holder.

We will not adjust the conversion rate pursuant to the bullet points above unless the adjustment would result in a change of at least 1% in the then effective conversion rate. However, we will carry forward any adjustment that we would otherwise have to make and take that adjustment into account in any subsequent adjustment. In addition, at the end of each fiscal year, beginning with the fiscal year ending on December 31, 2008, we will give effect to any adjustments that we have otherwise deferred pursuant to this provision, and those adjustments, if any, will no longer be carried forward and taken into account in any subsequent adjustment. Furthermore, if we mail a notice of redemption, then we will give effect to all adjustments that we have otherwise deferred pursuant to this provision.

To the extent permitted by law and the continued listing requirements of the NYSE, we may, from time to time, increase the conversion rate by any amount for a period of at least 20 days or any longer period required by law, so long as the increase is irrevocable during that period and our board of directors determines that the increase is in our best interests. We will mail a notice of the increase to holders at least 15 days before the day the increase commences. However, we cannot decrease the conversion price below the par value per share of our Common Stock ($0.01), subject to adjustment for stock splits and combinations, stock dividends, reclassifications and similar events. In addition, we may also increase the conversion rate as we determine to be advisable in order to avoid taxes to recipients of certain distributions.

On conversion, the holders of Notes will receive, in addition to the shares of our Common Stock otherwise due upon conversion, the rights under our existing shareholder rights plan or any future shareholder rights plan (i.e., a poison pill) that we may establish, unless the rights have separated from our Common Stock at the time of conversion, in which case the conversion rate will be adjusted at the time of separation as if we had distributed to all holders of our Common Stock shares of our capital stock, evidences of indebtedness, other assets or certain rights or warrants as described in the fourth bullet point under “—Adjustments To The Conversion Rate” above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

In the event of:

•	a taxable distribution to holders of Common Stock which results in an adjustment to the conversion rate; or

•	an increase in the conversion rate at our discretion,

the holders of the Notes may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. This generally would occur, for example, if we adjust the conversion rate to compensate holders for cash dividends on our Common Stock and could also occur if we make other distributions of cash or property to our shareholders. See “Additional Federal Income Tax Considerations in this prospectus supplement and “Federal Income Tax Considerations” in the accompanying base prospectus.”

Redemption Of Notes At Our Option

Prior to April 1, 2013, we cannot redeem the Notes except to preserve our qualification as a REIT or as part of the Company Clawback Option. If, at any time, we determine it is necessary to redeem the Notes in order to preserve our qualification as a REIT, we may redeem the Notes, in whole or in part, for cash equal to 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. In addition, we may redeem the Notes at our option, in whole or in part, at any time, and from time to time, on or after April 1, 2013, on a date not less than 30 nor more than 60 days after the day we mail a redemption notice to each holder of Notes to be redeemed at the address of the holder appearing in the security register, at a redemption price, payable in cash, equal to 100% of the principal amount of the Notes we redeem plus any accrued and unpaid interest to, but excluding, the redemption date. However, if a redemption date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the payment of interest becoming due on that interest payment date will be payable, on that interest payment date, to the holder of record at the close of business on the record date, and the redemption price will not include any accrued and unpaid interest. The redemption date must be a business day.

For a discussion of certain tax consequences to a holder upon a redemption of Notes, see “Additional Federal Income Tax Considerations in this prospectus supplement and “Federal Income Tax Considerations” in the accompanying base prospectus.”

If the paying agent holds money sufficient to pay the redemption price due on a Note on the redemption date in accordance with the terms of the indenture, then, on and after the redemption date, the Note will cease to be outstanding and interest on the Note will cease to accrue, whether or not the holder delivers the Note to the paying agent. Thereafter, all other rights of the holder terminate, other than the right to receive the redemption price upon delivery of the Note.

The conversion right with respect to any Notes we have called for redemption will expire at the close of business on the last business day immediately preceding the redemption date, unless we default in the payment of the redemption price.

If we redeem less than all of the outstanding Notes, the trustee will select the Notes to be redeemed in integral multiples of $1,000 principal amount by lot, on a pro rata basis or in accordance with any other method the trustee considers fair and appropriate. However, we may redeem the Notes only in integral multiples of $1,000 principal amount. If a portion of a holder’s Notes is selected for partial redemption and the holder converts a portion of the Notes, the principal amount of the Note that is subject to redemption will be reduced by the principal amount that the holder converted.

We will not redeem any Notes at our option if the principal amount of the Notes has been accelerated and the acceleration has not been rescinded on or before the redemption date.

Company Clawback Provision

On or before the first anniversary of the Notes, we may, at our option, and if not prohibited by law or provisions of senior indebtedness, acquire up to 30% of the then outstanding principal amount of the Notes if not already converted into Common Stock at a purchase price of $1,500 per $1,000 principal amount thereof.

Conversion Option

On or after April 1, 2013, we may, at our option, require holders to convert the Notes into that number of shares of our Common Stock that are issuable at the conversion rate then in effect (we refer to this option as the “Company Conversion Option”). We may exercise our Company Conversion Option only if the closing price of our Common Stock equals or exceeds 130% of the then prevailing conversion price of the Notes for at least 20 trading days within a period of 30 consecutive trading days (including the last trading day of such period) ending on the trading day immediately prior to our issuance of a press release announcing the exercise of our Company Conversion Option.

Right Of Holder To Require Us To Repurchase Notes If A Change In Control Occurs

If a “change of control,” as defined in the indenture, occurs (such event being referred to as the “repurchase date”), a holder may require us to repurchase all or a portion of the holder’s outstanding Notes for cash, at a price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the repurchase date, subject to certain additional conditions. However, we will, on the repurchase date, pay the accrued and unpaid interest to, but excluding, the repurchase date to the holder of record at the close of business on the immediately preceding record date. Accordingly, the holder submitting the Note for repurchase will not receive this accrued and unpaid interest unless that holder was also the holder of record at the close of business on the immediately preceding record date.

On each repurchase date, we will repurchase all Notes for which the holder has delivered and not withdrawn a written repurchase notice. Holders may submit their written repurchase notice to the paying agent at any time from the opening of business on the date that is 20 business days before the repurchase date until the close of business on the business day immediately preceding the repurchase date.

For a discussion of certain tax consequences to a holder receiving cash upon a repurchase of the Notes at the holder’s option, see “Federal Income Tax Considerations—Holders of Debt Securities” in the accompanying base prospectus.

We will give notice on a date that is at least 20 business days before the repurchase date to all holders at their addresses shown on the register of the registrar, and to beneficial owners as required by applicable law, stating, among other things:

•	the amount of the repurchase price;

•

that Notes with respect to which the holder has delivered a repurchase notice may be converted, if otherwise convertible, only if the holder withdraws the repurchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to repurchase their Notes, including the name and address of the paying agent.

To require us to repurchase its Notes, the holder must deliver a repurchase notice that states:

•	the certificate numbers of the holder’s Notes to be delivered for repurchase, if they are in certificated form;

•	the principal amount of the Notes to be repurchased, which must be an integral multiple of $1,000; and

•	that the Notes are to be repurchased by us pursuant to the applicable provisions of the indenture.

A holder that has delivered a repurchase notice may withdraw the repurchase notice by delivering a written notice of withdrawal to the paying agent before the close of business on the business day before the repurchase date. The notice of withdrawal must state:

•	the name of the holder;

•	a statement that the holder is withdrawing its election to require us to repurchase its Notes;

•	the certificate numbers of the Notes being withdrawn, if they are in certificated form;

•	the principal amount being withdrawn, which must be an integral multiple of $1,000; and

•	the principal amount, if any, of the Notes that remain subject to the repurchase notice, which must be an integral multiple of $1,000.

If the Notes are not in certificated form, the above notices must comply with appropriate DTC procedures.

To receive payment of the repurchase price for a Note for which the holder has delivered and not withdrawn a repurchase notice, the holder must deliver the Note, together with necessary endorsements, to the paying agent at any time after delivery of the repurchase notice. We will pay the repurchase price for the Note on the later of the repurchase date and the time of delivery of the Note, together with necessary endorsements.

If the paying agent holds on a repurchase date money sufficient to pay the repurchase price due on a Note in accordance with the terms of the indenture, then, on and after that repurchase date, the Note will cease to be outstanding and interest on the Note will cease to accrue, whether or not the holder delivers the Note to the paying agent. Thereafter, all other rights of the holder terminate, other than the right to receive the repurchase price upon delivery of the Note.

We may not have the financial resources, and we may not be able to arrange for financing, to pay the repurchase price for all Notes holders have elected to have us repurchase. Furthermore, the terms of our then existing indebtedness may prohibit our payment of the repurchase price. See Risk Factors beginning on page S-14 of this prospectus supplement. Our failure to repurchase the Notes when required would result in an event of default with respect to the Notes.

We will not repurchase any Notes at the option of holders if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

In connection with any purchase offer, we will, to the extent applicable:

•	comply with the provisions of Rule 13e-4 and Regulation 14E and all other applicable laws; and

•	file a Schedule TO or any other required schedule under the Exchange Act or other applicable laws.

Limitation on Investments

During the period in which the override agreement is in effect, the indenture will prohibit us and our subsidiaries from making Investments except for one or more of the following:

•	cash, treasuries or agency pass-through securities

•	whole loans that otherwise meet the company’s investment criteria and

•	AA and AAA-rated mortgage securities and mezzanine or below-rated mortgage securities issued in connection with our securitizations and backed by mortgage loans originated by us or our affiliates.

For the purposes of the indenture, “Investment” means, with respect to any person:

(1) any purchase or acquisition by such person of any capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any person, or

(2) any direct or indirect loan or other extension of credit (including, without limitation, a guarantee), or corporate tenant lease to or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others).

Limited preemptive rights

The indenture will require that, prior to the second anniversary of initial issuance of the Notes, if we propose to issue shares of our Common Stock at a price before underwriting or similar discounts that is below the then-effective conversion price of the Notes, or securities convertible into or exchangeable for shares of Common Stock at an exercise or conversion price that is below the then-effective conversion price of the Notes, holders of the Notes will have the opportunity for a period of no less than 24 hours to purchase a ratable portion (based upon such holder’s principal amount of Notes) of such offering of shares at the offering price to the public.

Ranking

The Notes will be our senior subordinated unsecured obligations and for legal purposes will be subordinated in right of payment to all of our existing and future senior indebtedness and senior in right of payment to our subordinated indebtedness. The Notes will also be effectively subordinated to all of our existing and future secured indebtedness and liabilities of our subsidiaries, including trade payables.

The indenture does not limit the amount of additional indebtedness, including senior or secured indebtedness, which we can create, incur, assume or guarantee, nor does the indenture limit the amount of indebtedness or other liabilities that our other subsidiaries can create, incur, assume or guarantee.

Consolidation, Merger And Sale Of Assets

The indenture prohibits us from consolidating with or merging with or into, or selling, transferring, leasing, conveying or otherwise disposing of all or substantially all of our property or assets to another person (including pursuant to a statutory arrangement), whether in a single transaction or series of related transactions, unless, among other things:

•	such person assumes all of our obligations under the Notes and the indenture;

•	no default or event of default exists immediately after giving effect to the transaction or series of transactions; and

•

the person formed by such consolidation, the person with or into which we are merged or the person which leases or acquires, by sale, transfer, conveyance or otherwise, all or substantially all of our property or assets, is an entity organized and existing under the laws of the United States, any state of the United States or the District of Columbia.

When the successor assumes all of our obligations under the indenture, except in the case of a lease, our obligations under the indenture will terminate.

Some of the transactions described above could constitute a “change of control,” as defined in the indenture, that permits holders to require us to repurchase their Notes, as described under “—Right Of Holder To Require Us To Repurchase Notes If A Change Of Control Occurs.”

There is no precise, established definition of the phrase “all or substantially all” under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a sale, transfer, lease, conveyance or other disposition of less than all of our property or assets.

Events Of Default

The following are events of default under the indenture for the Notes:

•

our failure to pay the principal of or premium, if any, on any Note when due, whether at maturity, upon redemption, on the repurchase date with respect to a repurchase at the option of the holder, or otherwise;

•	our failure to pay an installment of interest on any Note when due, if the failure continues for 30 days after the date when due;

•	our failure to satisfy our conversion obligations upon the exercise of a holder’s conversion right;

•	our failure to timely provide notice as described under “—Right Of Holder To Require Us To Repurchase Notes If A Change Of Control Occurs;”

•

our failure to comply with any other term, covenant or agreement contained in the Notes or the indenture if the failure is not cured within 60 days after notice to us by the trustee or to the trustee and us by holders of at least 25% in aggregate principal amount of the Notes then outstanding, in accordance with the indenture;

•

a default by us or any of our other subsidiaries in the payment when due, after the expiration of any applicable grace period, of principal of, or premium, if any, or interest on, indebtedness for money borrowed in the aggregate principal amount then outstanding of $50 million or more, which default results in the acceleration of our or our other subsidiaries’ indebtedness for money borrowed in such aggregate principal amount or more so that it becomes due and payable before the date on which it would otherwise have become due and payable, if such default is not cured or waived, or such acceleration is not rescinded, within 10 days after notice to us by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of Notes then outstanding, in accordance with the indenture;

•

failure by us or any of our majority owned subsidiaries, within 30 days, to pay, irrevocably bond or otherwise discharge any judgments or orders for the payment of money the total uninsured amount of which for us or any of our subsidiaries exceeds in the aggregate $50 million, which are not stayed on appeal;

•

certain events of bankruptcy, insolvency or reorganization with respect to us or any of our other subsidiaries that is a “significant subsidiary” (as defined in Regulation S-X under the Securities Exchange Act of 1934).

If an event of default, other than an event of default referred to in the last bullet point above with respect to us (but including an event of default referred to in that bullet point solely with respect to another significant subsidiary of ours), has occurred and is continuing, either the trustee, by written notice to us, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to us and the trustee, may declare the principal of, and any accrued and unpaid interest, and any premium on, all Notes to be immediately due and payable. In the case of an event of default referred to in the last bullet point above with respect to us (and not solely with respect to another significant subsidiary of ours), the principal of, and accrued and unpaid interest, and any premium on, all Notes will automatically become immediately due and payable.

After any such acceleration, the holders of a majority in aggregate principal amount of the Notes, by written notice to the trustee, may rescind or annul such acceleration in certain circumstances, if:

•	the rescission would not conflict with any order or decree;

•	all events of default, other than the non-payment of accelerated principal, premium or interest, have been cured or waived; and

•	certain amounts due to the trustee are paid.

The indenture does not obligate the trustee to exercise any of its rights or powers at the request or demand of the holders, unless the holders have offered to the trustee security or indemnity that is satisfactory to the trustee against the costs, expenses and liabilities that the trustee may incur to comply with the request or demand. Subject to the indenture, applicable law and the trustee’s rights to indemnification, the holders of a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

No holder will have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless:

•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the Notes then outstanding make a written request to the trustee to pursue the remedy;

•	the holder or holders offer and, if requested, provide the trustee indemnity satisfactory to the trustee against any loss, liability or expense; and

•

the trustee fails to comply with the request within 60 days after the trustee receives the notice, request and offer of indemnity and does not receive, during those 60 days, from holders of a majority in aggregate principal amount of the Notes then outstanding, a direction that is inconsistent with the request.

However, the above limitations do not apply to a suit by a holder to enforce:

•	the payment of any amounts due on that holder’s Notes after the applicable due date; or

•	the right to convert that holder’s Notes in accordance with the indenture.

Except as provided in the indenture, the holders of a majority of the aggregate principal amount of outstanding Notes may, by notice to the trustee, waive any past default or event of default and its consequences, other than a default or event of default:

•	in the payment of principal of, or premium, if any, or interest on, any note or in the payment of the redemption price or repurchase price;

•	arising from our failure to convert any Note in accordance with the indenture; or

•	in respect of any provision under the indenture that cannot be modified or amended without the consent of the holders of each outstanding Note affected.

We will promptly notify the trustee if a default or event of default occurs. In addition, the indenture requires us to furnish to the trustee, on an annual basis, a statement by our officers stating whether they are aware of any default or event of default by us in performing any of our obligations under the indenture or the Notes and describing any such default or event of default. If a default or event of default has occurred and the trustee has received notice of the default or event of default in accordance with the indenture, the trustee must mail to each holder a notice of the default or event of default within 30 days after receipt of such notice. However, the trustee need not mail the notice if the default or event of default:

•	has been cured or waived; or

•	is not in the payment of any amounts due with respect to any Note and the trustee in good faith determines that withholding the notice is in the best interests of holders.

Modification And Waiver

We may amend or supplement the indenture or the Notes with the consent of the holders of at least a majority in aggregate principal amount of the outstanding Notes. In addition, subject to certain exceptions, the holders of a majority in aggregate principal amount of the outstanding Notes may waive our compliance with any provision of the indenture or Notes. However, without the consent of the holders of each outstanding Note affected, no amendment, supplement or waiver may:

•	change the stated maturity of the principal of, or the payment date of any installment of interest or any premium on, any Note;

•	reduce the principal amount of, or any premium or interest on, any Note;

•	change the place, manner or currency of payment of principal of, or any premium or interest on, any Note;

•	impair the right to institute a suit for the enforcement of any payment on, or with respect to, or of the conversion of, any Note;

•

modify, in a manner adverse to the holders of the Notes, the provisions of the indenture relating to the right of the holders to require us to purchase Notes at their option or upon a “change of control,” as defined in the indenture;

•	modify the ranking provisions of the indenture in a manner adverse to the holders of Notes;

•	adversely affect the right of the holders of the Notes to convert their Notes in accordance with the indenture;

•	reduce the percentage in aggregate principal amount of outstanding Notes whose holders must consent to a modification or amendment of the indenture or the Notes;

•

reduce the percentage in aggregate principal amount of outstanding Notes whose holders must consent to a waiver of compliance with any provision of the indenture or the Notes or a waiver of any default or event of default; or

•

modify the provisions of the indenture with respect to modification and waiver (including waiver of a default or event of default), except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder.

We may amend or supplement the indenture or the Notes without notice to or the consent of any holder of the Notes to:

•	increase the outstanding principal amount of the Notes;

•

evidence the assumption of our obligations under the indenture and the Notes by a successor upon our consolidation or merger or the sale, transfer, lease, conveyance or other disposition of all or substantially all of our property or assets in accordance with the indenture;

•

make adjustments in accordance with the indenture to the right to convert the Notes upon certain reclassifications or changes in our Common Stock and certain consolidations, mergers and binding share exchanges and upon the sale, transfer, lease, conveyance or other disposition of all or substantially all of our property or assets;

•	secure our obligations in respect of the Notes; or

•	add to our covenants for the benefit of the holders of the Notes or to surrender any right or power conferred upon us.

In addition, we and the trustee may enter into a supplemental indenture without the consent of holders of the Notes in order to cure any ambiguity, defect, omission or inconsistency in the indenture in a manner that does not, individually or in the aggregate with all other changes, adversely affect the rights of any holder.

Except as provided in the indenture, the holders of a majority in aggregate principal amount of the outstanding Notes, by notice to the trustee, generally may:

•	waive compliance by us with any provision of the indenture or the Notes, as detailed in the indenture; and

•	waive any past default or event of default and its consequences, except a default or event of default:

•	in the payment of principal of, or premium, if any, or interest on, any Note or in the payment of the redemption price or repurchase price;

•	arising from our failure to convert any Note in accordance with the indenture;

•	in respect of any provision under the indenture that cannot be modified or amended without the consent of the holders of each outstanding Note affected; or

•	in respect of any provision under the indenture that cannot be modified or amended without the consent of the holders of each outstanding Note affected.

Discharge

We may generally satisfy and discharge our obligations under the indenture by:

•	delivering all outstanding Notes to the trustee for cancellation; or

•

depositing with the trustee or the paying agent after the Notes have become due and payable, whether at stated maturity, any redemption date or repurchase date, cash, and, if applicable as provided in the indenture, other consideration, sufficient to pay all amounts due on all outstanding Notes and paying all other sums payable under the indenture.

In addition, in the case of a deposit, there must not exist a default or event of default on the date we make the deposit, and the deposit must not result in a breach or violation of, or constitute a default or event of default under, the indenture or any other agreement or instrument to which we are a party or by which we are bound.

Restrictions on Ownership

In order to assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes, no person may own, or be deemed to own by virtue of the attribution rules of the Internal Revenue Code, more than 9.8% of the outstanding shares of our capital stock, subject to certain exceptions. For this purpose, all options, warrants, convertible securities or other rights to acquire our Common Stock will be treated as if all such rights had been exercised. Notwithstanding any other provision of the Notes, no holder of Notes will be entitled to convert such Notes for our Common Stock to the extent that receipt of our Common Stock would cause the holder (together with the holder’s affiliates) to exceed the ownership limit contained in our charter. Our Board of Directors has taken action to partially waive the 9.8% limit. See “Other Information-Partial Waiver of Ownership Limits” and “Description of Equity Securities-Restrictions on Ownership and Transfer” in the accompanying base prospectus.

Calculations In Respect Of Notes

We are responsible for making all calculations called for under the indenture and Notes. These calculations include, but are not limited to, the determination of the trading price of the Notes, the current market price of our common stock, the number of shares, if any, issuable upon conversion of the Notes and amounts of interest payable on the Notes. We will make all of these calculations in good faith, and, absent manifest error, these calculations will be final and binding on all holders of Notes. We will provide a copy of these calculations to the trustee and the conversion agent, as required, and the trustee and the conversion agent are entitled to rely on the accuracy of our calculations without independent verification. The trustee and/or the conversion agent will forward our calculations to any holder of Notes upon the request of such holder.

Subordination of Notes

We are not permitted to pay principal of, premium, if any, or interest on the Notes and may not purchase, redeem or otherwise retire any Notes or make any deposit to do so (collectively, “pay the Notes”) if either of the following occurs (a “Payment Default”):

(1) any obligation on any of our Senior Indebtedness (as defined below) is not paid in full in cash when due; or

(2) any other default on our Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash. Regardless of the foregoing, we are permitted to pay the Notes if we and the trustee receive written notice approving such payment from the representatives of all Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness (as defined below) pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, we are not permitted to make any payment with respect to obligations arising under the Notes for a period (a “Payment Blockage Period”) commencing upon the receipt by the trustee (with a copy to us) of written notice (a “Blockage Notice”) of such default from the representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

(1) by written notice to the trustee and us from the person or persons who gave such Blockage Notice; or

(2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or

(3) because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

Notwithstanding the provisions described above, unless the holders of such Designated Senior Indebtedness or the representative of such Designated Senior Indebtedness have accelerated the maturity of such Designated Senior Indebtedness, we are permitted to resume paying the Notes after the end of such Payment Blockage Period. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period.

Upon any payment or distribution of our assets upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to us or our property:

(1) the holders of Senior Indebtedness will be entitled to receive payment in full in cash of such Senior Indebtedness before the holders of the Notes are entitled to receive any payment;

(2) until the Senior Indebtedness is paid in full in cash, any payment or distribution to which holders of the Notes would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear, except that holders of Notes may receive certain capital stock and subordinated debt obligations; and

(3) if a distribution is made to holders of the Notes that, due to the subordination provisions, should not have been made to them, such holders of the Notes are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

The subordination and payment blockage provisions described above will not prevent a default from occurring under the Indenture upon the failure of the Company to pay interest or principal with respect to the

Notes when due by their terms. If payment of the Notes is accelerated because of an event of default, the Company or the trustee must promptly notify the holders of Designated Senior Indebtedness or the representative of such Designated Senior Indebtedness of the acceleration.

“Designated Senior Indebtedness” means the Existing Senior Notes, as well as any other Senior Indebtedness of ours, whether now existing or hereafter created or incurred that may from time to time be specifically declared in the documents governing such indebtedness as being “Designated Senior Indebtedness” for the purposes of this Indenture.

“Existing Senior Notes” means the Senior Notes currently outstanding.

“Senior Indebtedness”, with respect to us, means all of our unsubordinated Indebtedness (as defined in the indenture), including interest thereon (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us at the rate specified in the documentation with respect thereto whether or not a claim for post-filing interest is allowed in such proceeding) and other amounts (including fees, expenses, reimbursement obligations under letters of credit and indemnities) owing in respect thereof, whether outstanding on the issue date or thereafter incurred, unless the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such obligations are subordinated in right of payment to any other Indebtedness of ours; provided, however, that Senior Indebtedness shall not include, as applicable: (1) any obligation of us to any subsidiary of ours or of any subsidiary of ours to us or another subsidiary, (2) any liability for federal, state, local or other taxes owed or owing by us, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness or obligation of ours that by its terms is subordinate or junior in any respect to any other Indebtedness or obligation of ours, including any Indebtedness that is pari passu to the Notes and any Subordinated Indebtedness, (5) any obligations with respect to any capital stock, or (6) any Indebtedness incurred in violation of the indenture.

“Subordinated Indebtedness” means our junior subordinated notes.

SEC Reporting

We must provide the trustee with a copy of the reports required pursuant to Section 13 or 15(d) of the Exchange Act no later than the time those reports are required to be filed with the SEC, whether or not we are then subject to the reporting requirements of the Exchange Act; provided, however, that we shall not be required to deliver to the trustee any material for which we have received confidential treatment by the SEC. Each such report will be deemed to be delivered to the trustee if we file such report with the SEC through the SEC’s EDGAR database no later than the time such report is required to be filed pursuant to the Exchange Act.

Reports To Trustee

We will regularly furnish to the trustee copies of our annual report to stockholders, containing audited financial statements, and any other financial reports which we furnish to our stockholders.

Unclaimed Money

If money deposited with the trustee or paying agent for the payment of principal of, premium, if any, or accrued and unpaid interest on, the Notes remains unclaimed for two years, the trustee and paying agent will pay the money back to us upon our written request. However, the trustee and paying agent have the right to withhold paying the money back to us until they publish in a newspaper of general circulation in the City of New York, or mail to each holder, a notice stating that the money will be paid back to us if unclaimed after a date no less than 30 days from the publication or mailing. After the trustee or paying agent pays the money back to us, holders of Notes entitled to the money must look to us for payment as general creditors, subject to applicable law, and all liability of the trustee and the paying agent with respect to the money will cease.

Purchase And Cancellation

The registrar, paying agent and conversion agent will forward to the trustee any Notes surrendered to them for transfer, exchange, payment or conversion, and the trustee will promptly cancel those Notes in accordance with its customary procedures.

We may, to the extent permitted by law, purchase Notes in the open market or by tender offer at any price or by private agreement. We may, at our option and to the extent permitted by law, reissue, resell or surrender to the trustee for cancellation any Notes we purchase in this manner. Notes surrendered to the trustee for cancellation may not be reissued or resold and will be promptly cancelled.

Replacement Of Notes

We will replace mutilated, lost, destroyed or stolen Notes at the holder’s expense upon delivery to the trustee of the mutilated Notes or evidence of the loss, destruction or theft of the Notes satisfactory to the trustee and us. In the case of a lost, destroyed or stolen note, we or the trustee may require, at the expense of the holder, security or indemnity reasonably satisfactory to us and the trustee.

Trustee

The trustee for the Notes is Wilmington Trust Company and we have appointed the trustee as the paying agent, registrar, conversion agent and custodian with regard to the Notes. The trustee may be replaced at our option. If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs.

The indenture permits the trustee to deal with us and any of our affiliates with the same rights the trustee would have if it were not trustee. However, under the Trust Indenture Act of 1939, as amended, if the trustee acquires any conflicting interest and there exists a default with respect to the Notes, the trustee must eliminate the conflict or resign. Wilmington Trust Company and its affiliates have in the past provided and may from time to time in the future provide banking and other services to us in the ordinary course of their business.

The holders of a majority in aggregate principal amount of the Notes then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain exceptions. If an event of default occurs and is continuing, the trustee must exercise its rights and powers under the indenture using the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The indenture does not obligate the trustee to exercise any of its rights or powers at the request or demand of the holders, unless the holders have offered to the trustee security or indemnity that is satisfactory to the trustee against the costs, expenses and liabilities that the trustee may incur to comply with the request or demand.

If the trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder or partner of us will have any liability for any obligations of ours under the Notes, the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Notices

Except as otherwise provided in the indenture, notices to holders of the Notes will be given by mail to the addresses of holders of the Notes as they appear in the note register; provided that notices given to holders holding Notes in book-entry form may be given through the facilities of DTC or any successor depository.

Governing Law

The indenture and the Notes will be governed by, and construed in accordance with, the law of the State of New York.

DESCRIPTION OF WARRANTS

General

The warrants will be issued pursuant to a warrant agreement between the Company and Wilmington Trust Company as warrant agent. The warrant agreement will be filed as an exhibit to a Current Report on Form 8-K and will be incorporated by reference into the accompanying base prospectus. You may request copies of these documents from us at our address set forth under the section entitled “Where You Can Find Additional Information” in the accompanying base prospectus.

Each warrant is exercisable for one share of our Common Stock at an exercise price of $0.01 per share. The warrants may be exercised at the option of the holder at any time prior to the close of business on March     , 20    . The warrants are exercisable for cash, or at the option of the holder, by a cashless exercise option pursuant to which the holder will receive shares of Common Stock equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)	= the VWAP (as defined below) immediately preceding the date of such election;

(B)	= the exercise price of the warrant, as adjusted; and

(X)	= the number of shares of Common Stock issuable upon exercise of the warrant in accordance with its terms by means of a cash exercise rather than a cashless exercise.

VWAP means the daily volume weighted average price of the Common Stock for the date of determination on the principal market for the Common Stock.

The exercise price of the warrants will be adjusted for certain corporate events, including stock dividends, stock splits and certain distributions to shareholders.

In the event of a merger, consolidation, sale of substantially all of the assets or change in control of the Company, the warrants will become exercisable for the consideration to be received by common shareholders in such transaction as though the warrants had been exercised immediately prior to the consummation of such transaction.

Exercise of Warrants

A holder may exercise warrants at any time prior to the close of business on April 1, 2015 (the “expiration date”). A holder may exercise warrants by giving notice to the warrant agent no later than 5 p.m., New York time, on the business day before the proposed date of exercise. In order to exercise a warrant, a holder must, prior to 5 p.m., New York time, on the date of exercise:

•	surrender to the warrant agent the certificate representing such warrant (in the case of a definitive warrant);

•	properly complete and execute a form of election to purchase, indicating whether the holder will pay the exercise price in cash or will utilize the cashless exercise procedure; and

•	if the exercise price is to be paid in cash, pay in full the exercise price for each share of Common Stock to be received upon exercise of such warrants.

In order to ensure timely exercise of a warrant, beneficial owners of warrants held in book-entry form should consult their brokers or other intermediaries as to applicable cut-off times they may have for accepting and implementing exercise instructions from their customers and other exercise mechanics.

Governing Law

The warrants and the warrant agreement are governed by, and construed in accordance with, the laws of the State of Maryland.

Modifications and Amendments of the Warrant Agreement

Modifications of warrants issued as part of units may only be made in accordance with the terms of the warrant agreement. The Company and the warrant agent may amend or supplement the terms of the warrant and the warrant agreement without the consent of holders of the warrants in order to:

•	cure any ambiguity;

•	cure, correct or supplement any defective or inconsistent provision; or

•	amend such terms in any other manner that does not adversely affect the interests of any holder of warrants.

Enforceability of Rights by Holders of Warrants

The warrant agent will act solely as our agent under the warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. The warrant agent will have no duty or responsibility in case of any default by us under the warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

OTHER INFORMATION

Partial Waiver of Ownership Limits

Our Articles of Incorporation, our Shareholder Rights Agreement and certain provisions of Maryland law effectively limit the amount of our stock that can be owned by any person. See “Description of Equity Securities—Preferred Stock Purchase Rights”, “Description of Equity Securities—Restrictions on Ownership and Transfer”, “Description of Equity Securities—Maryland Business Combination Statute” and “Description of Equity Securities—Maryland Control Share Acquisition Statute” on pages 16, 20, 23 and 23, respectively, of the accompanying base prospectus. Our Board of Directors has taken action to partially waive the following limits on ownership of our capital stock: (1) the limit in our Articles of Incorporation on ownership by any person of more than 9.8% of our capital stock; (2) the 9.8% limit on beneficial ownership by any person in our Common Stock in our Shareholder Rights Agreement; and (3) the limit under the Maryland Control Share Acquisition Act that, with certain exceptions, eliminates the voting rights of any person who acquires in excess of 10% of our voting stock unless two-thirds of the shares eligible to vote approve such voting rights. The partial waiver of the limit under the Maryland Control Share Acquisition Act was effected by an amendment to our bylaws. The partial waivers of the foregoing limits would permit an investor in the offering to acquire Notes and Warrants convertible into and exercisable for up to 30% of our Common Stock of the Company, provided we receive acceptable evidences and assurances that such ownership would not jeopardize the our REIT qualification and an officer of the Company provides a written consent to such acquisition. Our Board of Directors also exempted from the Maryland Business Combination Act any business combination with an interested shareholder (a holder of 10% or more of the our voting power) if the business combination is first approved by our Board of Directors, including a majority of our independent directors.

Abandoned Private Offering

Beginning on February 29, 2008, we engaged in preliminary discussions with a select group of qualified institutional buyers who also are accredited investors concerning a possible offering of $1 billion aggregate principal amount of contingently convertible senior subordinated notes and associated detachable warrants exercisable for shares of our common stock at an exercise price of $0.01 per share in a private placement exempt from registration under the Securities Act by virtue of Section 4(2) thereof. We and the placement agent abandoned this potential private offering and terminated all offering activity in connection with it on March 16, 2008. Any offers to buy or indications of interest given in the potential private offering were rejected or otherwise not accepted by us. This prospectus supplement and the accompanying base prospectus supersede any offering materials used in the abandoned private offering.

ADDITIONAL FEDERAL INCOME TAX CONSIDERATIONS

The discussion set forth below supplements the discussion under “Federal Income Tax Considerations” in the accompanying base prospectus. We urge prospective investors to consult their tax advisors concerning the tax consequences to them of the purchase, ownership, and disposition of our securities and of our election to be taxed as a REIT.

Investment Unit Rules

The Notes, the contingent warrants, and the detachable warrants offered hereby are considered to be components of an investment unit for federal income tax purposes. The aggregate issue price for each such unit will be the first price at which a substantial amount of the units are sold to investors for cash. The issue price so established must then be allocated among the various components of the investment unit – the Notes, the contingent warrants, and the detachable warrants – in accordance with their relative fair market values on the issue date. For tax information reporting purposes we will allocate the overall issue price for an investment unit among the constituent components and our allocation will be binding on any holder of an investment unit unless the holder makes an appropriate disclosure on its federal income tax return indicating that it is making a different allocation.

The Notes

Stated interest on the Notes must be included in income by a holder of the Notes as ordinary income in accordance with the holder’s regular method of tax accounting.

The Notes may be treated as having been issued with original issue discount, or “OID.” Although the overall issue price paid for an investment unit may equal the stated principal amount of the Notes, allocation of a portion of the overall issue price to the contingent warrants and the detachable warrants could cause the Notes to have been issued with OID. Generally, OID in excess of a statutorily defined de minimis amount must be included in income by a holder as it accrues on a constant yield to maturity basis. [It is expected that the amount of OID on the Notes will be greater than the de minimis amount.]

The amount of OID includible in income by a holder of a Note is the sum of the daily portions of OID with respect to the Note for each day during the taxable year or portion of the taxable year on which the holder holds the Note. The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. Accrual periods with respect to a Note may be of any length selected by the holder and may vary in length over the term of the Note as long as (i) no accrual period is longer than one year; and (ii) each scheduled payment of interest or principal on the Note occurs on either the final or first day of an accrual period. The amount of OID allocable to an accrual period equals the excess of (a) the product of the Note’s adjusted issue price at the beginning of the accrual period and the Note’s yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of the payments of interest on the Note allocable to the accrual period. The “adjusted issue price” of a Note at the beginning of any accrual period is the issue price of the Note increased by the amount of accrued OID for each prior accrual period. Accordingly, a holder must include a portion of the OID in gross income as interest in each taxable year or portion thereof in which the holder holds the Notes even if the holder has not received a cash payment in respect of the OID.

Conversion of Notes

If the Notes are converted into Common Stock, either at the option of the holder of the Notes or at the option of the Company, the holder will not recognize gain or loss on the conversion. The holder will take a tax basis in the stock acquired upon the conversion equal to the basis the holder had in the Notes surrendered pursuant to the conversion.

The Contingent Warrants and the Detachable Warrants

For a discussion of the tax treatment of the issuance and exercise of warrants, see “Federal Income Tax Considerations—Warrants” in the accompanying base prospectus.

UNDERWRITING

Friedman, Billings, Ramsey & Co., Inc. and UBS Securities LLC are acting as representatives of the underwriters named below. Subject to the terms and conditions of the underwriting agreement, each underwriter named below has agreed to purchase from us the principal amount of Notes and detachable warrants shown opposite its name in the table below.

Underwriter	Principal Amount of Notes and Detachable Warrants
Friedman, Billings, Ramsey & Co., Inc.
UBS Securities LLC
Jefferies & Company, Inc.
JMP Securities LLC
Keefe, Bruyette & Woods
Total

The underwriting agreement provides that the obligation of the underwriters to pay for and accept delivery of our Notes and detachable warrants is subject to certain conditions.

Under the terms and conditions of the underwriting agreement, the underwriters are committed to purchase all the Notes and detachable warrants offered by this prospectus supplement, other than the Notes and detachable warrants subject to the overllotment option, if any are purchased. We have agreed to indemnify the underwriters against certain civil liabilities under the Securities Act or to contribute to payments the underwriters may be required to make in respect of such liabilities. We also have agreed to reimburse the underwriters for their reasonable out-of-pocket expenses in connection with this offering.

Overallotment Option

We have granted the underwriters an option exercisable during the 30-day period after the date of this prospectus supplement to purchase from us, at the public offering price less the underwriting discount and financial advisory fee, up to an additional $150 million aggregate principal amount of Notes and a ratable portion of detachable warrants for the sole purpose of covering overllotments, if any. If any Notes and corresponding detachable warrants are purchased with this overallotment option, the underwriters will purchase Notes and corresponding detachable warrants in approximately the same proportion as shown in the table above.

Commissions and Discounts

The underwriters initially propose to offer the Notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at such offering price less a concession not to exceed     % of the principal amount of the Notes. The underwriters may allow, and such dealers may reallow, a concession not to exceed     % of the principal amount of the Notes to certain other dealers. If all the Notes are not sold at the public offering price, the underwriters may change the public offering price and the other selling terms.

The expenses of this offering, not including the underwriting discount and financial advisory fee, are estimated at $750,000 and are payable by us.

Electronic Distribution

A prospectus supplement and the accompanying base prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters participating in this offering. The underwriters may agree to allocate a number of Notes and detachable warrants to underwriters for sale to their online brokerage account holders. Other than this prospectus supplement and the accompanying base prospectus in electronic format, the information on the above mentioned websites is not part of this prospectus supplement and the accompanying base prospectus or the registration statement of which this prospectus supplement and the accompanying base prospectus form a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters and should not be relied upon by investors.

No Sale of Similar Securities

We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our Common Stock or securities convertible or contingently convertible into or exchangeable or exercisable for any shares of our Common Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of the representatives for a period of 60 days after the date of this prospectus supplement (“Lock-Up Period”). This restriction shall not apply to (i) the securities to be sold in this offering; (ii) the issuance of the warrants to the counterparties pursuant to the Override Agreement; (iii) the issuance and sale of shares of our Common Stock pursuant to our DRSPP; or (iv) the issuance of shares of our Common Stock in exchange for our 8.00% Senior Notes due 2013.

Our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons, with limited exceptions, for a period of 60 days after the date of this prospectus supplement, may not, without the prior written consent of the representatives, (1) offer, pledge, announce the intention to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, with respect to any shares of our Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by such persons in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or any other of our securities that are substantially similar to Common Stock, or any securities convertible or contingently convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any of our other securities that are substantially similar to Common Stock, or any securities convertible or contingently convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase the foregoing, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (3) publicly announce an intention to effect any transaction specified in clause (1) or (2). The foregoing restrictions will not apply to (i) transfers of shares of our Common Stock or options to purchase our Common Stock made as a bona fide gift or gifts, provided that the donee or donees thereof agree in writing with the underwriters to be bound by these restrictions, (ii) dispositions to any trust or transfers of shares of our Common Stock or options to purchase our Common Stock made to any trust for the direct or indirect benefit of the party subject to the lock-up agreement or the immediate family of the party subject to the lock-up agreement, provided that the trustee of the trust agrees in writing with the underwriters to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value or (iii) transfers of shares of our Common Stock to us in satisfaction of any tax withholding obligation of the party subject to the lockup agreement or in payment of the exercise price for any stock option exercised by such party; provided, however, that in the case of any transfer clause (i), (ii) or (iii) of the prior sentence, neither the party subject to the lock-up agreement nor the recipient shall be required to, or voluntarily, file a report under Section 16 of the Exchange Act reporting a reduction in beneficial ownership of our Common Stock during the lock-up period.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), an offer of the Notes described in this prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that

Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of shares may be made to the public in that Relevant Member State at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; or

•

to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of Notes described in this prospectus located within a Relevant Member State will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes, as the expression may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The seller of the Notes has not authorized and does not authorize the making of any offer of Notes through any financial intermediary on its behalf, other than offers made by the underwriters with a view to the final placement of the Notes as contemplated in this prospectus. Accordingly, no purchaser of the Notes, other than the underwriters, is authorized to make any further offer of the Notes on behalf of the seller or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (“Qualified Investors”) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the Notes described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The Notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the shares has been or will be

•	released, issued, distributed or caused to be released, issued or distributed to the public in France or

•	used in connection with any offer for subscription or sale of the Notes to the public in France.

Such offers, sales and distributions will be made in France only

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier or

•	to investment services providers authorized to engage in portfolio management on behalf of third parties or
•

in a transaction that, in accordance with article L.411-2-II-1[o] -or-2[o]-or 3[o] of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The Notes may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Other Relationships

Certain of the underwriters and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for us and our affiliates. Affiliates of UBS Securities LLC are significant lenders under reverse repurchase agreements with us. In addition, affiliates of UBS Securities LLC have become parties to the override agreement described in this prospectus supplement under “Recent Developments” and will receive a number of the warrants being issued to counterparties. Of the $5.8 billion in reverse repurchase agreements covered by such override agreement, affiliates of UBS Securities LLC have exposure of $654.9 million to us. Of the $17.2 million in auction swap agreements covered by such override agreement, affiliates of UBS Securities LLC have no exposure to us. Friedman, Billings, Ramsey & Co., Inc. will receive a financial advisory fee equal to 1.5% of the public offering price in the aggregate.

LEGAL MATTERS

Certain legal matters in connection with the issuance of the Notes will be passed upon for us by Heller Ehrman LLP, Los Angeles, California. Certain tax matters relating to this offering will be passed upon for us by McKee Nelson LLP, Washington, D.C. Certain legal matters relating to this offering will be passed upon for the underwriters by Clifford Chance US LLP, New York, New York.

EXPERTS

The consolidated financial statements and financial statement schedule of Thornburg Mortgage, Inc. and subsidiaries as of December 31, 2007 and 2006, and for each of the years in the two-year period ended December 31, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007, have been incorporated by reference herein and in the registration statement from the Company’s December 31, 2007 Annual Report on Form 10-K/A in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2007 consolidated financial statements and financial statement schedule refers to the Company’s restatement of its consolidated financial statements and financial statement schedule as of December 31, 2007, and for the year then ended.

The audit report also contains an explanatory paragraph that states that the Company did not have the financial resources as of March 6, 2008 to satisfy margin calls approximating $610 million associated with its reverse repurchase agreements and certain other financial instruments. Failure to satisfy these margin calls is an event of default under the reverse repurchase agreements and triggered cross default provisions in certain of the Company’s financing agreements. These events of default provide the Company’s lenders the discretion to declare the entire unpaid amounts due and payable on demand and to force liquidation of the Company’s assets to satisfy those obligations. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 1 to the consolidated financial statements. The consolidated financial statements and financial statement schedule do not include any adjustments that might result from the outcome of this uncertainty.

The financial statements for the year ended December 31, 2005 incorporated in this prospectus by reference to the Annual Report on Form 10-K/A for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Thornburg Mortgage, Inc.

Debt Securities, Common Stock, Preferred Stock, Warrants, Shareholder Rights

By this prospectus, we may offer, from time to time:

•	debt securities;

•	shares of our common stock;

•	shares of our preferred stock;

•	warrants to purchase shares of our common stock and/or preferred stock;

•	rights issuable to our shareholders to purchase shares of our common stock and/or preferred stock or to purchase warrants exercisable for shares of our common stock and/or preferred stock; or

•	any combination of the foregoing.

We will provide the specific terms of each issuance of these securities in supplements to this prospectus at the time of the offering of the securities, including but not limited to the proposed amount of securities, the initial public offering price of the securities and the names of the underwriters or agents, if any. In addition, selling securityholders may sell these securities, from time to time, on terms described in the applicable prospectus supplement. You should read this prospectus and any supplement carefully before you decide to invest.

This prospectus may not be used to consummate sales of these securities unless it is accompanied by a prospectus supplement.

Our common stock, par value $0.01 per share (“Common Stock”) is listed on the New York Stock Exchange (the “NYSE”) under the symbol “TMA,” our 8.00% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series C Preferred Stock”) is listed on the NYSE under the symbol “TMA PRC,” our Series D Adjusting Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series D Preferred Stock”) is listed on the NYSE under the symbol “TMA PRD,” our 7.50% Series E Cumulative Convertible Redeemable Preferred Stock, par value $0.01 per share (“Series E Preferred Stock”) is listed on the NYSE under the symbol “TMA PRE,” and our 10% Series F Cumulative Convertible Redeemable Preferred Stock, par value $0.01 per share (“Series F Preferred Stock”) is listed on the NYSE under the symbol “TMA PRF.”

Our capital stock is subject to transfer restrictions designed to preserve our status as a real estate investment trust. See “Description of Equity Securities—Restrictions on Ownership and Transfer.”

Consider carefully the risk factors listed in the section entitled “Forward-Looking Statements” on page 1 of this prospectus and the section entitled “ Risk Factors” beginning on page 4 of this prospectus, in addition to the other information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.

We or the selling security holders may sell these securities to or through underwriters, dealers or agents, or directly to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 17, 2008.

No person has been authorized to give any information or to make any representations not contained in this prospectus or any accompanying prospectus supplement regarding us or the offering made hereby or thereby and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither delivery of this prospectus and any accompanying prospectus supplement nor any sale made hereunder or thereunder shall create an implication that information contained herein or therein is correct as of any time subsequent to the date set forth on the front of the document.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this process, we may offer and sell any combination of debt securities, Common Stock, preferred stock, warrants to purchase Common Stock and/or preferred stock, and rights issuable to our shareholders to purchase shares of our Common Stock and/or preferred stock or to purchase warrants exercisable for shares of our Common Stock and/or preferred stock in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a supplement to this prospectus that will contain specific information with respect to the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. It is important for you to consider the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.” Unless the context otherwise requires or unless otherwise specified, all references to “we,” “us” or the “Company” in this prospectus and any accompanying prospectus supplement refer to Thornburg Mortgage, Inc. and its subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are based on our current expectations, estimates and projections. Pursuant to those sections, we may obtain a “safe harbor” for forward-looking statements by identifying those statements and by accompanying those statements with cautionary statements, which identify factors that could cause actual results to differ from those expressed in the forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. The words “believe,” “anticipate,” “intend,” “aim,” “expect,” “will,” “strive,” “target,” “project,” “estimate,” “have confidence” and similar words identify forward-looking statements. Such statements are not guarantees of future performance, events or results and involve potential risks and uncertainties. Accordingly, our actual results may differ from our current expectations, estimates and projections.

Important factors that may affect our actual results or may cause our actual results to differ materially from those expressed in any forward-looking statements made by us or on our behalf include, but are not limited to, changes in interest rates, changes in yields on adjustable and variable rate mortgage assets available for purchase, changes in the yield curve, changes in prepayment rates, changes in the supply of mortgage-backed securities and loans, changes in market prices for mortgage securities, our ability to obtain financing and the terms of any financing that we do obtain, our ability to raise additional capital, our ability to retain or sell additional assets, our ability to meet additional margin calls and our ability to continue as a going concern. For a discussion of the risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” beginning on page 4 of this prospectus. We do not undertake to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

ABOUT THORNBURG MORTGAGE, INC.

General

We commenced operations in 1993. Our Common Stock is listed on the NYSE under the symbol “TMA,” our Series C Preferred Stock is listed on the NYSE under the symbol “TMA PRC,” our Series D Preferred Stock is listed on the NYSE under the symbol “TMA PRD,” our Series E Preferred Stock is listed on the NYSE under the symbol “TMA PRE,” and our Series F Preferred Stock is listed on the NYSE under the symbol “TMA PRF.” We are a single-family (one-to-four unit) residential mortgage lender that originates, acquires and retains investments in adjustable rate mortgage (“ARM”) assets, thereby providing capital to the single-family residential housing market. Our ARM assets consist of purchased ARM assets and ARM loans (“ARM Assets”) and are comprised of traditional ARM Assets, which have interest rates that reprice in a year or less, and hybrid ARM Assets, which have a fixed interest rate for an initial period of three to ten years before converting to traditional ARM Assets for their remaining terms to maturity (“Hybrid ARM Assets”). Purchased ARM assets are mortgage-backed securities that represent interests in pools of ARM loans, which are publicly rated and issued by third parties and may include guarantees or other third-party credit enhancements against losses from loan defaults. ARM loans are either loans that we have securitized from our own loan origination or acquisition activities, loans that we use as collateral to support the issuance of collateralized mortgage debt or loans pending securitization. Like traditional banking institutions, our income is generated primarily from the net spread or difference between the interest income we earn on our ARM Assets and the cost of our borrowings. Our strategy is to maximize the long-term sustainable difference between the yield on our ARM Assets and the cost of financing these assets, and to maintain that difference through interest rate and credit cycles.

While we are not a bank or savings and loan institution, our business purpose, strategy and method of operation are best understood in comparison to such institutions. Unlike a bank or savings and loan institution, we finance the purchases and originations of our ARM Assets with equity capital, unsecured debt, collateralized mortgage debt and short-term borrowings instead of deposits or Federal Home Loan Bank advances. When we borrow short-term or floating-rate funds to finance our Hybrid ARM Assets, we also typically enter into interest rate hedging transactions, which are intended to fix, or cap, our borrowing costs during the fixed-rate period of the Hybrid ARM Assets. We believe we have minimized our exposure to changes in interest rates since the assets we hold are primarily ARM Assets and we maintain a portfolio effective duration of less than one year. Effective duration is a calculation expressed in months or years that is a measure of the expected price change of our ARM Assets, hedging instruments and other borrowings based on changes in interest rates. We have a policy to operate with an adjusted equity-to-assets ratio of at least 8%. At December 31, 2007, we were operating at an adjusted equity-to-assets ratio of 13.22%. The adjusted equity-to-assets ratio is a ratio that reflects the relationship between assets financed with recourse debt that is subject to margin calls and our long-term capital, including our senior and subordinated notes. This is a non-GAAP capital utilization measurement that we use to limit the amount of assets we carry relative to the amount of equity on our balance sheet. For a reconciliation of this ratio to a comparable GAAP capital utilization measurement, please see our most recently filed periodic report under the section entitled “Capital Utilization and Leverage.” Moreover, we focus on acquiring high quality assets to minimize potential credit losses and to optimize our access to financing. Our operating structure has resulted in operating costs well below those of other mortgage originators and mortgage portfolio lenders. Our corporate structure differs from most lending institutions in that we are organized for federal income tax purposes as a real estate investment trust (“REIT”) and, therefore, pay substantially all of our earnings in the form of dividends to shareholders.

The 14 members of our management team have an average of 26 years of experience in the fields of mortgage lending, investment advisory and management services, financial services, capital markets, financial reporting, information and technology, underwriting and marketing, providing us with significant expertise in the key disciplines required for success in our business. We are an externally advised REIT and are managed under a management agreement with Thornburg Mortgage Advisory Corporation (the “Manager”), which manages our operations, subject to the supervision of our Board of Directors.

Our principal executive offices are located at 150 Washington Avenue, Suite 302, Santa Fe, New Mexico 87501 and our telephone number is (505) 989-1900.

Our internet website address is www.thornburgmortgage.com. The information on our website is not considered part of this prospectus. We make available free of charge, through our website, under the “Investors—Investor Information—SEC Filings” section, our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, and any amendments to those reports that we file or furnish pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

You may also find our Code of Business Conduct and Ethics, Corporate Governance Guidelines and the charters of the Audit Committee, Nominating/Corporate Governance Committee and Compensation Committee of our Board of Directors at our website under the “Investors—Corporate Governance” section. These documents are also available in print free of charge to anyone who requests them by writing to us at the following address: 150 Washington Avenue, Suite 302, Santa Fe, New Mexico, 87501, or by phoning us at 1-888-898-8698.

RISK FACTORS

We actively manage the risks associated with our business. Interest rate risks, credit risks, earnings volatility, REIT qualification risks and other risks are monitored, measured and quantified by management in order to assure minimal earnings and dividend fluctuations. However, investors should understand the nature of the risks that we face. Any one of the key risk factors discussed below, or other factors not so discussed, could cause actual results to differ materially from expectations and could adversely affect our profitability. Before making an investment decision, you should carefully consider all of the risks described below, in addition to the other information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. In connection with the forward-looking statements that appear in this prospectus, you should also carefully review the cautionary statements referred to in “Forward-Looking Statements” on page 1 of this prospectus.

The occurrence of recent adverse developments in the mortgage finance and credit markets has adversely affected our business, our liquidity and our stock price and has raised substantial doubt about our ability to continue as a going concern.

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In recent months, the mortgage industry has come under enormous pressure due to numerous economic and other industry-related factors. Many companies operating in the mortgage sector have failed and others are facing serious operating and financial challenges. At the same time, many mortgage securities have been downgraded and delinquencies and credit performance of mortgage loans in the industry have deteriorated. We faced significant challenges during the second half of 2007 due to these adverse conditions in the mortgage industry and the difficulties we experienced in pricing and financing our mortgage assets, and are continuing to face these challenges in 2008. There is no assurance that these conditions have stabilized or that they will not worsen. Recent adverse changes in the mortgage finance and credit markets have eliminated or reduced the availability, or increased the cost, of significant sources of funding for us. Beginning in August 2007 and continuing through the current date, the fair value of our ARM Assets as well as our hedging instruments declined, our margin requirements on our financing increased and in August 2007 and the first quarter of 2008, we sold a significant amount of assets and terminated interest rate swap agreements in order to reduce our exposure to further margin calls on recourse borrowings and hedging transactions. We have received a significant amount of margin calls to date, which have significantly exceeded our available liquidity, and as a result, we have been unable to meet a portion of our margin calls. To date, we have received notices of default under reverse repurchase agreements from five lenders. Our receipt of notices of default triggered cross-defaults under all of our other reverse repurchase agreements and our secured loan agreements. Although we have entered into an override agreement with five of our remaining reverse repurchase agreement counterparties which freezes additional margin calls through March 2009, there is no assurance that we will be able to obtain sufficient liquidity in order to satisfy our liabilities, that the value of our purchased ARM Assets and hedging instruments will not decline further, that the override agreement described above will not be terminated by the counterparties if we do not meet certain conditions, and that, if that override agreement is terminated, that counterparties will not make additional margin calls or that we will be able to satisfy additional margin calls, if any, or that we will be able to continue as a going concern. The price of our Common Stock declined significantly as a result of these events and the impact on our results of operations. There is no assurance that our stock price will not continue to experience significant volatility as mortgage security prices continue to decline.

We face increasing competition in our market from banks and other financial institutions.

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We may not be able to compete effectively in our lending markets, which could adversely affect our results of operations. Our lending markets are highly competitive. The increasingly competitive environment is a result of changes in the availability and terms of credit in the mortgage finance market. Banks have access to alternative sources of mortgage financing such as FDIC-insured deposits and Federal Home Loan Bank products which are not available to us. Financial institutions that are larger than we are may have greater access to capital markets, may be able to offer products similar to ours at lower costs and may offer a broader array of services. Increased competition may result in a decrease in our loan originations or a higher cost to originate loans.

ARM yields change as short-term interest rates change.

•	When short-term interest rates are low, the yields on our ARM Assets will be low, reducing our return on equity.

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We own ARM Assets tied to various interest rate indices. If the interest rate indices applicable to our ARM Assets change independently of other market interest rates, our ARM yields, spreads, premium amortization expense and earnings may be adversely affected.

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We own ARM Assets with various repricing or interest rate adjustment frequencies. The yields on these assets also may respond to changes in their underlying indices on a delayed basis due to borrower notification requirements. As a result, our yields and earnings on these assets could be temporarily below our longer-term expectations.

Book value changes as interest rates change.

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Increases in interest rates may result in a decline in the fair value of our ARM Assets that may not be fully offset by the value of our hedging instruments. A decrease in the fair value of our ARM securities may result in a reduction of our book value due to the accounting standards that we are required to follow.

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The fair value of the hedging instruments we use to manage our interest rate risk may decline during periods of declining interest rates and may not be fully offset by increases in the value of our ARM Assets, adversely affecting our book value because of the accounting standards that we are required to follow.

We leverage our long term capital, which consists of equity and unsecured debt, with borrowed money to fund the purchase of additional ARM Assets. A significant contributor to our earnings is the interest spread between the yield on our ARM Assets and the cost of our borrowings.

•	All of the risks highlighted above could be magnified because we use borrowed funds to acquire additional ARM Assets for our portfolio.

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Our ability to borrow and our cost of borrowing could be further adversely affected by deterioration in the quality or fair value of our ARM Assets or by the general availability of credit in the mortgage finance market.

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We borrow funds in the reverse repurchase agreement market and through whole loan financing facilities, based on the fair value of our ARM Assets less a margin amount. If the fair value of our ARM Assets declines, the lender’s opinion about the fair value of our ARM Assets changes or our margin requirements increase, we could be subject to margin calls that would require us to either pledge additional ARM Assets as collateral or reduce our borrowings. If we did not have sufficient unpledged assets or liquidity to meet these requirements, we may need to sell assets again under adverse market conditions or at losses to satisfy our lenders. Alternatively, the lender may terminate the lending agreement and sell the assets without our knowledge should we default under any of these lending agreements.

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Our borrowings are tied primarily to the LIBOR interest rates, while our assets may be indexed either to LIBOR or to various other interest rate indices. If these other short-term indices move differently than LIBOR, our earnings or book value could be adversely affected to the extent of the difference.

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If we are unable to re-finance our asset-backed commercial paper facilities, reverse repurchase agreements and whole loan financing facilities, on favorable terms or at all, our liquidity and capital resources could be materially adversely affected.

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Our calculation of Effective Duration and Net Effective Duration are estimates based on assumptions about the expected behavior of our assets, liabilities and hedging instruments that may prove to be empirically incorrect, and our Effective Duration and Net Effective Duration change with every change in interest rates. As a result, our actual exposure to changes in interest rates could be different than that implied by our Effective Duration calculation. For purposes of this prospectus, the definitions of Effective Duration and Net Effective Duration have the same meaning as that found in the Glossary beginning on page G-1 of our Annual Report on Form 10-K for the year ended December 31, 2007.

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The interest rate adjustment or repricing characteristics of our ARM Assets and borrowings may not be perfectly matched. Rising interest rates could adversely affect our operations and dividends if the interest payments that we must make on our borrowings rise faster than the interest income we earn on our ARM Assets. Declining interest rates could adversely affect our operations and dividends if the interest income we receive on our ARM Assets declines more quickly than the interest payments that we must make on our borrowings. In general, the interest rates on our borrowings adjust more frequently than the interest rates on our ARM Assets.

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Some of our ARM Assets have caps that limit the amount that the interest rate can change for a given change in an underlying index. Our borrowings do not have similar limitations. If the interest rate change on our ARM Assets is limited while the interest rates on our borrowings increase, our portfolio margins and operations may be adversely affected.

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We employ various hedging and funding strategies to minimize the adverse impact that changing interest rates might have on our operations, but our strategies may prove to be less effective in practice than we anticipate, or our ability to use such strategies may be limited due to our need to comply with federal income tax requirements that are necessary to preserve our REIT status.

Our mortgage assets may be prepaid at any time at the borrower’s option.

•	Mortgage prepayment rates typically rise during falling interest rate environments. If mortgages prepay, the prepayment proceeds may be invested in lower yielding assets, thus reducing operations.

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Mortgage prepayment rates typically fall during rising interest rate environments. If mortgages do not prepay, we would have less cash flow to use to purchase new mortgage assets in a higher interest rate environment, potentially adversely affecting operations.

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We purchase and originate ARM Assets at prices greater than par. We amortize the premiums over the expected life of the ARM Asset. To the extent that we have purchased such assets, our yields, spreads and operations could be adversely affected if mortgage prepayment rates are greater than anticipated at the time of acquisition or if the index upon which the floating rate period interest rate is calculated declines because we would have to amortize the premiums at a faster rate.

We acquire Hybrid ARM Assets that have fixed interest rate periods.

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A decline in interest rates may result in an increase in prepayment of our Hybrid ARM Assets, which could cause the amount of our fixed rate financing to increase relative to the total amount of our Hybrid ARM Assets. This may result in a decline in our net spread on Hybrid ARM Assets as replacement Hybrid ARM Assets may have a lower yield than the assets that are paying off.

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An increase in interest rates may result in a decline in prepayment of our Hybrid ARM Assets, requiring us to finance a greater amount of Hybrid ARM Assets than originally anticipated at a time when interest rates may be higher, which would result in a decline in our net spread on Hybrid ARM Assets.

We originate and acquire ARM loans and ARM securities and have risk of loss due to mortgage loan defaults or fraud.

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The ability of our borrowers to make timely principal and interest payments could be adversely affected by changes in their personal circumstances, a rise in interest rates, a recession, declining real estate property values or other economic events, resulting in losses to us.

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If a borrower defaults on a mortgage loan that we own and if the liquidation proceeds from the sale of the property do not cover our loan amount and our legal, broker and selling costs, we would experience a loss.

•	We bear the risk of loss on loans we have originated or acquired due to hazard losses such as earthquakes, floods, fires or similar hazards, unless the homeowner had insurance for such hazards.

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We could experience losses if we fail to detect fraud, where a borrower or lending partner has misrepresented its financial situation or purpose for obtaining the loan, or an appraisal misrepresented the value of the property collateralizing our loan.

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We purchase ARM securities that have various degrees of third-party credit protection and are rated at least investment grade at the time of purchase. It is possible that default and loan loss experience on the underlying securitized loans could exceed any credit enhancement, subjecting us to risk of loss.

Our mortgage loan originations are dependent on external factors.

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We rely on third-party providers who specialize in the underwriting, processing, servicing, closing and warehousing of mortgage loans. We are dependent upon the availability and quality of the performance of such providers and we cannot guarantee that they will successfully perform the services for which we engage them.

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As a mortgage lender, we are subject to changes in consumer and real estate-related laws and regulations that could subject us to lawsuits or adversely affect our profitability or ability to remain competitive.

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We must comply with the applicable licensing and other regulatory requirements of each jurisdiction in which we are authorized to lend. We are subject to examination by each such jurisdiction, and if it is determined that we are not in compliance with the applicable requirements, we may be fined and our license to lend may be suspended or revoked.

•	We are competing for mortgage loans against much larger, better-known mortgage originators that could affect our ability to acquire or originate ARM Assets at attractive yields and spreads.

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ARM Assets may not always be readily available for purchase or origination in the marketplace at attractive yields because their availability is somewhat dependent on the relationship between 30-year fixed-rate mortgage rates and ARM rates.

Our REIT qualification creates certain risks.

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The requirements to qualify as a REIT for U.S. federal income tax purposes are complex and technical, and we may not be able to qualify for reasons beyond our control. A failure to qualify as a REIT could subject our earnings to taxation at regular corporate rates, thereby reducing the amount of money available for distributions to our shareholders and for payment of principal and interest on our borrowings.

•	The REIT tax rules require that we distribute the majority of our earnings as dividends, leaving us limited ability to maintain our future dividend payments if our earnings decline.

•	Because we must distribute the majority of our earnings to shareholders in the form of dividends, we have a limited amount of capital available to internally fund our growth.

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Additionally, because we cannot retain earnings to grow, we must issue additional shares of stock to grow, which could result in the dilution of our outstanding stock and an accompanying decrease in its market price.

•	Changes in tax laws related to REIT qualifications or taxation of dividends could adversely affect us.

If the Internal Revenue Service were to determine that (i) we failed the 95% REIT gross income test for our 2007 taxable year and (ii) our failure of that test was not attributable to reasonable cause, but rather, willful neglect, we would fail to qualify as a REIT for our 2007 taxable year and this could adversely affect our shareholders.

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If the gain we recognized upon disposition or other termination of interest rate swap agreements in 2007 is not qualifying income for purposes of the annual 95% REIT gross income test, then we may have failed that test for our 2007 taxable year. See “Federal Income Tax Considerations—Gross Income Tests—Failure to Satisfy Gross Income Tests” for a description of the rules concerning a failure of the 95% gross income test. We believe, however, that, if we in fact failed the test, our failure would be considered due to reasonable cause and not willful neglect, and, therefore, we would not be disqualified as a REIT for our 2007 taxable year. We would, however, be subject to a tax based, in part, on the amount by which we failed the 95% gross income test. We expect that the amount of such tax would not exceed $300,000.

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If the Internal Revenue Service were to assert that we failed the 95% gross income test for our 2007 taxable year and that such failure was not due to reasonable cause, and the courts were to sustain that position, our status as a REIT would terminate for our 2007 taxable year. We would not be eligible to again elect REIT status until our 2012 taxable year. See “Federal Income Tax Considerations—Failure To Qualify,” which describes the consequences of our failure to qualify as a REIT.

The loss of the Investment Company Act exemption could adversely affect us.

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We conduct our business so as not to become regulated as an investment company under the Investment Company Act of 1940, as amended. If we were to become regulated as an investment company, we would not be able to operate as we currently do.

We are dependent on certain key personnel.

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We are dependent upon the efforts of Garrett Thornburg, the Chairman of our Board of Directors, Larry A. Goldstone, our Chief Executive Officer and President, Clarence G. Simmons, III, our Senior Executive Vice President and Chief Financial Officer, and Paul G. Decoff, our Senior Executive Vice President and Chief Lending Officer, all of whom are also key officers and employees of the Manager. The loss of any of their services could have an adverse effect on our operations.

Some of our directors and officers have ownership interests in the Manager, which may create conflicts of interest.

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The Manager is entitled to receive performance-based compensation based on our annualized return on equity. Undue emphasis placed on maximization of our short-term return on equity at the expense of other criteria could result in increased risk to our long-term return on equity.

We may change our policies without shareholder approval.

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Management recommends and the Board of Directors establishes all of our operating policies, including our investment, financing and dividend policies. Our Board of Directors has the ability and authority to revise or amend those policies without shareholder approval.

Our technology infrastructure and systems are critical to our success.

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Our ability to originate, acquire and purchase ARM Assets and manage the related interest rate risks and credit risks is critical to our success and is highly dependent upon the efficient and uninterrupted operation of our computer and communications hardware and software systems. Some of these systems are located at our facility and some are maintained by third party vendors. Any significant interruption in the availability and functionality of these systems could harm our business.

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Although we believe we have taken appropriate measures to provide for the security of our systems, our security measures may not effectively prohibit others from obtaining improper access to our information. If a person is able to circumvent our security measures, he or she could destroy or misappropriate valuable information or disrupt our operations. Any security breach could expose us to risks of data loss, litigation and liability and could seriously disrupt our operations and harm our reputation.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus and the related accompanying prospectus supplement for general corporate purposes. We intend to use the majority of the net proceeds to finance the acquisition or origination of additional ARM assets. We may also use the proceeds for other general corporate purposes such as repayment of maturing obligations, redemption of outstanding indebtedness, financing the acquisition of assets other than ARM assets, capital expenditures and working capital, and for liquidity needs. Pending any such uses, we may invest the net proceeds from the sale of any securities or may use them to reduce short term indebtedness. We will not receive any proceeds from the sale by any selling securityholders of securities covered by this prospectus and the related accompanying prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges and to combined fixed charges and preferred stock dividends for the periods shown:

	For the years ended December 31,
	2007		2006	2005	2004	2003
Ratio of earnings to fixed charges	0.33x	(1)	1.14x	1.24x	1.37x	1.50x
Ratio of earnings to combined fixed charges and preferred stock dividends	0.32x	(1)	1.13x	1.24x	1.37x	1.48x

(1)

For the year ended December 31, 2007, total fixed charges and total fixed charges and preferred stock dividends exceeded total adjusted earnings available for payment by approximately $1.55 billion and $1.59 billion, respectively.

The ratios of earnings to fixed charges were computed by dividing earnings as adjusted by fixed charges. The ratios of earnings to combined fixed charges and preferred stock dividends were computed by dividing earnings as adjusted by fixed charges and preferred stock dividends. For these purposes, earnings consist of net income or loss from continuing operations and fixed charges. Fixed charges consist of interest expense, including the amortization of capitalized issuance costs relating to indebtedness.

DESCRIPTION OF DEBT SECURITIES

We may offer under this prospectus debt securities, including our 8.00% Senior Notes Due 2013 (“Senior Notes”), pursuant to the indenture and the first supplemental indenture that we have entered into with Deutsche Bank Trust Company Americas, as trustee (which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part). We may also offer debt securities pursuant to an indenture to be entered into with a trustee named therein and identified in the applicable prospectus supplement. Any indenture pursuant to which we issue debt securities will be qualified under and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

We will have the ability to issue an unlimited amount of debt securities under any indenture. However, certain of our existing or future debt agreements may limit the amount and type of debt securities we may issue. We will be able to issue debt securities from time to time and in one or more series as determined by us. We may specify a maximum aggregate principal amount for the debt securities of any series. In addition, we will be able to issue debt securities of any series with terms different from the terms of debt securities of any other series and the terms of particular debt securities within any series may differ from each other. We will also have the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of that series in an aggregate principal amount determined by us.

Unless otherwise specified in an accompanying prospectus supplement, the debt securities will be our unsecured obligations. Creditors of our existing and future secured debt will have priority in right of payment over holders of the debt securities with respect to our assets that secure such indebtedness. In addition, a portion of our assets is owned through our subsidiaries which have debt or other liabilities of their own which will be structurally senior to the debt securities. None of our subsidiaries will have any obligations with respect to the debt securities. Therefore, liabilities of our subsidiaries will be prior in right of payment to the debt securities with regard to the assets of those subsidiaries.

The following is a summary of the terms and provisions included in the indenture we entered into with Deutsche Bank Trust Company Americas, as trustee, as well as the general terms and provisions that we anticipate would be included in any other indenture pursuant to which we may offer debt securities in a prospectus supplement (collectively, the “Indenture”). A form of such other indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general terms and provisions described herein may not apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. The following summary does not purport to be complete or restate any such indenture in its entirety and is subject to, and qualified in its entirety by reference to, all provisions of any such indenture (and any amendments or supplements we may enter into from time to time which are permitted under any such indenture) and the specific debt securities. We urge you to read the indenture applicable to a particular series of debt securities because it, and not this description, defines your rights as the holders of the debt securities.

General

The Indenture provides that, prior to the issuance of debt securities of a series, we and the trustee will execute a supplemental indenture which will describe the following terms, as applicable, relating to the specific series of debt securities being offered, and which will be filed as an exhibit to or incorporated by reference in the registration statement:

•	the title of the securities;

•	any limit upon the aggregate principal amount of securities which may be issued;

•	the date or dates on which the securities will mature and the amounts to be paid upon maturity of the securities;

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the rate or rates (which may be fixed or variable) at which the securities will bear interest, if any, the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any interest payment date;

•	the currency or currencies in which principal, premium, if any, and interest, if any, on the securities will be payable;

•	the place or places where principal of, premium, if any, and interest, if any, on the securities will be payable;

•	any provisions regarding our right to redeem securities or of holders to require us to redeem securities;

•	the right, if any, of holders of the securities to convert them into our stock or any of our other securities, including any provisions intended to prevent dilution of those conversion rights;

•	any provisions by which we will be required or permitted to make payments to a sinking fund which will be used to redeem securities or a purchase fund which will be used to purchase securities;

•	the percentage of the principal amount of the securities which is payable if maturity of the securities is accelerated because of a default; and

•	any other terms of the securities.

Authentication

The Indenture provides that the trustee shall authenticate the debt securities at our written direction. A debt security will not be valid until an authorized signatory of the trustee manually signs the certificate of authentication on the security. The signature will be conclusive evidence that the security has been authenticated under the Indenture.

Conversion or Exchange Rights

The Indenture provides that the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our Common Stock, preferred stock or other securities or assets will be set forth in a supplemental indenture. Such conversion or exchange may be mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our Common Stock, preferred stock or other securities or assets to be received by the holders of the series of debt securities would be subject to adjustment. In the absence of any such terms setting forth rights to convert or exchange the debt securities of that series into or for other securities or assets, holders of the debt securities of that series will not have any such rights.

Consolidation, Merger or Sale

The Indenture prohibits us from consolidating with, or merging into, any other corporation or conveying, transferring or leasing our assets substantially as an entirety to any entity, unless such entity is a corporation organized under the laws of the United States, a state of the United States or the District of Columbia and expressly assumes all of our obligations under the Indenture and the debt securities, no event of default under the Indenture will have occurred and be continuing, and we have certified to the trustee that the transaction is in compliance with the above-stated provisions.

Events of Default Under the Indenture

The following are events of default under the Indenture with respect to any series of debt securities issued:

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failure to pay the principal, or premium, if any, when due at maturity, or upon redemption, acceleration or otherwise, and if provided in a supplemental indenture relating to a series of debt securities, the failure continues for a period specified therein;

•	failure to pay interest when due and such failure continues for 30 days (or such other period as specified in a supplemental indenture relating to a series of debt securities);

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failure to comply with any other covenant contained in the debt securities or the Indenture, and such failure continues for 60 days after the date we provide notice of such default to the trustee or receive notice from holders of at least 25% in principal amount of the outstanding securities of that series;

•	certain events of bankruptcy or liquidation; and

•	any other event of default provided with respect to that series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of that series, by notice in writing to us, and to the trustee if notice is given by such holders, may declare the unpaid principal of and accrued interest, if any, due and payable immediately. If an event of default relating to certain events of bankruptcy or liquidation occurs, the principal of, premium, if any, and accrued interest, if any, on all the securities will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. The trustee may withhold notice to the holders of debt securities of any default, except a default relating to the payment of principal, premium, if any, or interest, if it determines in good faith that withholding such notice is in the holders’ interest.

The holders of a majority in principal amount of the then outstanding debt securities of an affected series may rescind an acceleration and its consequences if all existing events of default have been cured or waived, except for the nonpayment of principal, premium, if any, or interest, if any, that has become due solely because of the acceleration, and if the rescission would not conflict with any judgment or decree. The holders of a majority in aggregate principal amount of the then outstanding debt securities of an affected series may waive any default with respect to such series and its consequences, except a default in the payment of principal, premium, if any, or interest on the debt securities of such series or a default in respect of a covenant that cannot be modified or amended without the consent of the holders of all debt securities of that series then outstanding (both of which may be waived with the consent of the holders of all securities of the series then outstanding). Any such waiver shall cure such default.

If an event of default under the Indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders of the applicable series of debt securities, unless it shall have received indemnification satisfactory to it against all losses and expenses caused by taking or not taking such action. The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	such direction is not in conflict with any law or the Indenture;

•	the trustee may take any other action deemed proper by it which is not inconsistent with such direction; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the Indenture or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in principal amount of the then outstanding debt securities of that series have made written request to the trustee to institute a proceeding;

•	such holder or holders have offered reasonable security or indemnity satisfactory to the trustee against any loss, liability or expense; and

•

the trustee does not institute such proceeding, and does not receive from the holders of a majority in principal amount of the then outstanding debt securities of that series contrary directions, within 60 days after such request and offer, and the event of default has not been waived.

We will periodically file statements with the trustee regarding our compliance with conditions and covenants in the Indenture, as required by the Trust Indenture Act. We will also deliver to the trustee an annual officer’s certificate regarding knowledge of any defaults. If any default is reported, the certificate will describe the default, its status and what action we are taking or propose to take with respect thereto.

Amendments, Supplements and Waivers

We and the trustee may amend or supplement the Indenture without notice to or the consent of any holders with respect to certain matters, including:

•	to cure any ambiguity, defect or inconsistency in the Indenture; and

•	to change anything that does not materially adversely affect the rights of any holder of debt securities of any series.

In addition, we and the trustee may (i) amend or supplement the Indenture or the securities without notice to any holder but with the written consent of the holders of a majority in aggregate principal amount of the securities of all series then outstanding or (ii) supplement the Indenture with respect to a series of securities or amend or supplement a supplemental indenture relating to a series of securities, or amend the securities of a series, without notice to any holder but with the written consent of the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of the series that is affected. However, we can make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extend the fixed maturity of any security, reduce the rate or extend the time for payment of interest on any security, reduce the principal amount of any security or premium, if any, on any security;

•	impair or affect the right of a holder to institute suit for the payment of interest, if any, principal or premium, if any, on the securities;

•	change the currency in which the securities are payable from that specified in the securities or in a supplemental indenture applicable to the securities;

•	impair the right, if any, to convert the securities into, or exchange the securities for, other securities or assets;

•	reduce the percentage of securities required to consent to an amendment, supplement or waiver;

•	reduce the amount payable upon the redemption of any security or change the time at which any security may or will be redeemed;

•	modify the provisions of any supplemental indenture with respect to subordination of the securities of a series in a manner adverse to the holders; or

•

change provisions relating to the rights of holders to waive defaults, receive payments, exercise conversion or exchange or institute suits related to payments, conversion or exchange under the Indenture.

The holders of a majority in principal amount of the then outstanding debt securities of each series that is affected may waive compliance by us with any provision of the Indenture with regard to that series of debt securities or the debt securities.

Form, Exchange, and Transfer

Unless otherwise specified in a supplemental indenture, the debt securities of each series will be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

At the option of the holder, unless otherwise specified in a supplemental indenture, debt securities of any series will be exchangeable for an equal principal amount of debt securities of the same series of other denominations. Unless otherwise specified in a supplemental indenture, debt securities will be transferable upon the surrender of the securities to the registrar for registration of transfer. Unless otherwise provided in the debt securities to be transferred or exchanged, we will not charge a fee for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. The trustee will act as registrar and paying agent, unless the supplemental indenture for any series of debt securities appoints a different registrar or paying agent. We may at any time designate additional co-registrars or paying agents.

If the debt securities of any series are to be redeemed, we will not be required to register transfers or exchanges of:

•	any debt securities of that series for a period of 15 days before the day of mailing of a notice of redemption of any such debt securities that may be selected for redemption; or

•	any debt securities so selected for redemption, except the unredeemed portion of any such debt securities being redeemed in part.

Information Concerning the Trustee

The trustee, other than during the continuance of an event of default under the Indenture, undertakes to perform only such duties as are specifically described in the Indenture and, upon an event of default under the Indenture, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. The trustee is under no obligation to perform any duty or to exercise any of the powers given it by the Indenture unless it receives indemnity satisfactory to it against any loss, liability or expense that it might incur. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties if it reasonably believes that repayment of the money or indemnity satisfactory to it against the risk or liability is not reasonably assured to it.

Discharge of Indenture

When (i) we deliver to the trustee all outstanding securities of all series of debt securities for cancellation or (ii) all outstanding securities of all series of debt securities have become due and payable, or are due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption, and we irrevocably deposit in trust with the trustee money or United States government obligations sufficient to pay the principal, premium, if any, and interest, if any, on the securities of all series of debt securities to maturity or redemption, as the case may be, and if, in the case of either (i) or (ii) above, we also pay or cause to be paid all other sums payable by us under the Indenture, then the Indenture will cease to be of further effect. Notwithstanding the above, our obligations to pay the principal, premium, if any, and interest, if any, on the securities and certain other of our obligations will survive until all the securities of all series of debt securities are no longer outstanding.

Governing Law

Unless otherwise indicated in a prospectus supplement, the Indenture and the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF EQUITY SECURITIES

General

We may offer under this prospectus one or more of the following categories of equity securities: (i) shares of our Common Stock; (ii) shares of our preferred stock, in one or more series, including Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock; (iii) warrants to purchase our Common Stock and/or preferred stock; (iv) rights issuable to our shareholders to purchase shares of our Common Stock and/or preferred stock or to purchase warrants exercisable for shares of our Common Stock and/or preferred stock; and (v) any combination of the foregoing, either individually or consisting of one or more of the types of securities described in clauses (i) through (iv). The terms of any specific offering of such securities will be set forth in a prospectus supplement relating to such offering.

As of the date of this prospectus, our authorized capital stock consists of 449,385,500 shares of Common Stock, 22,000 shares of Series B Cumulative Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), 7,230,000 shares of Series C Preferred Stock, 5,000,000 shares of Series D Preferred Stock, 6,162,500 shares of Series E Preferred Stock and 32,200,000 shares of Series F Preferred Stock. Pursuant to our Articles of Incorporation, as amended and supplemented (the “Articles of Incorporation”), our Board of Directors has the right to classify or reclassify any unissued shares of Common Stock into one or more classes or series of Common Stock, preferred stock or other stock.

Our capital stock, including our Common Stock, our Series C Preferred Stock, our Series D Preferred Stock, our Series E Preferred Stock and our Series F Preferred Stock, is subject to restrictions on ownership and transfer. See “Restrictions on Ownership and Transfer” below.

Preferred Stock Purchase Rights

On January 25, 2001, we entered into a Shareholder Rights Agreement. The following summary of certain provisions of the Shareholder Rights Agreement does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Shareholder Rights Agreement, as amended, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. Under the Shareholder Rights Agreement, one Preferred Stock Purchase Right (a “Right”) will automatically attach to each share of our Common Stock issued between April 6, 2001 and the earlier of the Distribution Date, as defined below, or the Expiration Date, as defined below. The Expiration Date is the earlier of (i) the close of business on January 25, 2011, (ii) the time at which the Rights are redeemed in accordance with the applicable provisions of the Shareholder Rights Agreement, and (iii) the time at which such Rights are exchanged in accordance with the applicable provisions of the Shareholder Rights Agreement (the earlier of (i), (ii) and (iii), the “Expiration Date”). In addition, each outstanding share of our Common Stock held by shareholders of record as of the close of business on April 6, 2001 received a dividend distribution of one Right. Common Stock for purposes of the Shareholder Rights Agreement means our Common Stock or any other shares of our capital stock into which our Common Stock is reclassified or changed. Each Right entitles the registered holder thereof to purchase a unit consisting of one one-thousandth of a share of our Series B Preferred Stock. Initially, the Rights are not exercisable and are attached to and trade with our Common Stock outstanding as of, and all Common Stock issued after, April 6, 2001. The Rights will separate from the Common Stock and become exercisable upon the earlier of (i) the close of business on the 10th calendar day following the earlier of (a) the date of the first public announcement that a person or a group of affiliated or associated persons has acquired beneficial ownership of 9.8% or more of our outstanding Common Stock (an “Acquiring Person”), or (b) the date on which we first have notice or otherwise determine that a person has become an Acquiring Person, or (ii) the close of business on the 10th business day following the commencement of a tender offer or exchange offer that would result, upon its consummation, in a person or group becoming the beneficial owner of 9.8% or more of our outstanding Common Stock (the earlier of (i) and (ii), the “Distribution Date”).

The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our Board of Directors. The Rights should not interfere with any merger or business combination approved by our Board of Directors because of the ability of our Board of Directors to redeem the Rights.

Common Stock

All shares of Common Stock that we may offer under this prospectus will be duly authorized, fully paid and nonassessable. The statements below describing our Common Stock are in all respects subject to and qualified in their entirety by reference to our Articles of Incorporation and our Amended and Restated Bylaws (the “Bylaws”), which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and any amendments or articles supplementary to our Articles of Incorporation.

Voting

Each holder of our Common Stock is entitled to one vote for each share of Common Stock held of record by that holder on each matter submitted to a vote of shareholders of our Common Stock.

Our Bylaws provide that annual meetings of our shareholders will be held each calendar year on the date determined by our Board of Directors, which date must be within 150 days after the last day of our fiscal year, and special meetings may be called by a majority of our Board of Directors, our Chairman, a majority of our independent directors, our President or by shareholders entitled to cast at least 25% of all votes which shareholders are entitled to cast at the meeting.

Dividends; Liquidation; Other Rights

Subject to the preferential rights of any other classes or series of capital stock, shareholders of our Common Stock are entitled to receive dividends when, as and if declared by our Board of Directors out of legally available funds. If we have a liquidation, dissolution or winding-up, shareholders of our Common Stock will share ratably in all of our assets remaining after the payment of all of our debts and other liabilities and the payment of all liquidation and other preference amounts to any shareholders of our preferred stock. Shareholders of our Common Stock have no preemptive or other subscription rights, and there are no conversion rights, or redemption or sinking fund provisions, relating to shares of our Common Stock. Our Articles of Incorporation and Bylaws contain no restrictions on our repurchase of shares of our Common Stock.

We have a Dividend Reinvestment and Stock Purchase Plan (the “DRSPP”) that allows shareholders of our Common Stock, our Series C Preferred Stock, our Series D Preferred Stock, our Series E Preferred Stock and our Series F Preferred Stock to have their cash dividends reinvested in additional shares of our Common Stock. The Common Stock to be acquired under the DRSPP may be purchased, at our sole discretion, from us at the average market price of the Common Stock as described in the DRSPP, less a discount ranging from 0% to 5%, or in the open market or in privately negotiated transactions, at the average market price of the Common Stock as described in the DRSPP, without any discount. Shareholders also can make additional monthly cash purchases of Common Stock, subject to a minimum investment of $100 per month ($500 minimum initial investment for new investors) and a maximum investment of $10,000 per month, although we may waive the limitation on the maximum amount upon request, at our sole discretion.

Classification or Reclassification of Common Stock

Our Articles of Incorporation authorize our Board of Directors to classify or reclassify any unissued shares of Common Stock into other classes or series of shares. We believe that the power to classify or reclassify unissued shares of our Common Stock and thereafter to issue the classified or reclassified shares of stock provides us with increased flexibility in structuring possible future financings and in meeting other needs which might arise. These actions can be taken without shareholder approval, unless shareholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Prior to the issuance of shares of each class or series, our Board of Directors is required by Maryland law and by our Articles of Incorporation to set, subject to the restrictions on ownership and transfers of our stock contained in our Articles of Incorporation, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption for each class or series. Thus, the Board of Directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control of our Company that might involve a premium price for holders of our Common Stock or otherwise be in their best interest.

Preferred Stock

The following description sets forth general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to our Articles of Incorporation and our Bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and any amendments or articles supplementary to our Articles of Incorporation, designating terms of a series of preferred stock. The preferred stock, when issued, will be duly authorized, fully paid and nonassessable. Because our Board of Directors has the power to establish the preferences, powers and rights of each series of preferred stock, our Board of Directors may afford the holders of any series of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of shareholders of our Common Stock.

We may sell additional shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock or we may establish a new series of preferred stock that we may sell pursuant to this prospectus. The rights, preferences, privileges and restrictions of any new series of preferred stock will be fixed by the articles supplementary relating to such series, which will be filed as an exhibit to or incorporated by reference in the registration statement. A prospectus supplement will describe the following terms, as applicable, relating to the specific series of preferred stock being offered, as follows:

•	the title and stated par value of the preferred stock;

•	the number of shares offered, the liquidation preference per share and the offering price of the shares;

•	the dividend rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the preferred stock;

•	the date from which dividends on the preferred stock will accumulate, if applicable;

•	the voting rights, if applicable;

•	the provision for a sinking fund, if any, for the preferred stock;

•	the provision for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and provisions, if any, upon which the preferred stock will be convertible into Common Stock, including the conversion price (or manner of calculation) and conversion period;

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock;

•	a discussion of certain material federal income tax considerations applicable to the preferred stock;

•	the relative ranking of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding-up of our affairs;

•

any limitation on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding-up of our affairs; and

•	any limitations on direct or beneficial ownership and restrictions on transfer of the preferred stock, in each case as may be appropriate to preserve our qualification as a REIT.

Warrants

We may issue warrants for the purchase of our Common Stock and/or preferred stock. Warrants may be issued independently or together with other securities offered under this prospectus and any accompanying prospectus supplement and may be attached to or separate from such other securities. Each issuance of warrants will be issued under a separate agreement to be entered into between us and a bank or trust company, as agent (the “Warrant Agent”), all as set forth in the prospectus supplement relating to the particular issue of offered warrants. Each issue of warrants will be evidenced by warrant certificates (the “Warrant Certificates”). The applicable warrant agreement and form of Warrant Certificate will be filed as exhibits to or incorporated by reference in the registration statement. The Warrant Agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any holders of Warrant Certificates or beneficial owners of warrants.

If warrants are offered, the applicable prospectus supplement will describe the terms of such warrants, including the following where applicable:

•	the offering price;

•

the aggregate number of securities purchasable upon exercise of such warrants, and in the case of warrants for preferred stock, the designation, aggregate number and terms of the series of preferred stock purchasable upon exercise of such warrants;

•	any provision adjusting the number of securities that may be purchased upon the exercise of the warrants and the exercise price of the warrants in order to prevent dilution or otherwise;

•	the designation and terms of the securities with which such warrants are being offered and the number of such warrants being offered with each such security;

•	the date on and after which such warrants and the related securities will be transferable separately;

•	the price at which the number of securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise such warrants shall begin and the expiration date on which such right shall expire;

•	certain federal income tax considerations; and

•	any other material terms of such warrants.

Rights to Purchase Shares of Common and/or Preferred Stock or to Purchase Warrants Exercisable for Shares of Common and/or Preferred Stock

We may issue, as a dividend at no cost, to holders of record of our securities or any class or series thereof on the applicable record date, rights to purchase shares of our Common Stock and/or preferred stock or to purchase warrants exercisable for shares of our Common Stock and/or preferred stock. In this section, we refer to such rights as “shareholder rights.” If shareholder rights are so issued to existing holders of securities, each shareholder right will entitle the registered holder thereof to purchase the securities issuable upon exercise of the rights pursuant to the terms set forth in the applicable prospectus supplement.

If shareholder rights are issued, the applicable prospectus supplement will describe the terms of such shareholder rights including the following where applicable:

•	record date;

•	subscription price;

•	subscription agent;

•

aggregate number of shares of preferred stock, shares of Common Stock or warrants purchasable upon exercise of such shareholder rights and in the case of shareholder rights for preferred stock or warrants exercisable for preferred stock, the designation, aggregate number, and terms of the class or series of preferred stock purchasable upon exercise of such shareholder rights or warrants;

•	the date on which the right to exercise such shareholder rights shall commence and the expiration date on which such right shall expire;

•	certain federal income tax considerations; and

•	any other material terms of such shareholder rights.

In addition to the terms of the shareholder rights and the securities issuable upon exercise thereof, the prospectus supplement may describe, for a holder of such shareholder rights who validly exercises all shareholder rights issued to such holder, how to subscribe for unsubscribed securities, issuable pursuant to unexercised shareholder rights issued to other holders, to the extent such shareholder rights have not been exercised.

Holders of shareholder rights will not be entitled by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as shareholders of our Company, except to the extent described in the related prospectus supplement.

Restrictions on Ownership and Transfer

To ensure that we meet the requirements for qualification as a REIT, our Articles of Incorporation prohibit any person or persons acting as a group from owning, directly or indirectly, a number of shares of our capital stock in the aggregate, or of our Series C Preferred Stock or Series D Preferred Stock separately, in excess of 9.8% of the outstanding shares of our capital stock, or Series C Preferred Stock or Series D Preferred Stock, respectively. In addition, our Articles of Incorporation prohibit any person from owning shares of Series F Preferred Stock with a value that is greater than the excess, if any, of (1) 9.8% of the value of all of the outstanding shares of our capital stock, over (2) the value of all of the outstanding shares of our capital stock other than the Series F Preferred Stock, if any, that are directly or indirectly owned by such person. Shares of capital stock not owned directly will be deemed to be owned indirectly by any person if that person is considered the beneficial owner of such shares for purposes of Rule 13(d)(3) promulgated under the Exchange Act. In addition, indirect ownership refers to constructive ownership in accordance with the constructive ownership provisions of Section 544 of the Internal Revenue Code of 1986, as amended (the “Code”), as modified in Section 856(h) of the Code.

The constructive ownership provisions of Section 544 of the Code generally attribute ownership of securities owned by a corporation, partnership, estate or trust proportionately to its shareholders, partners or beneficiaries; attribute ownership of securities owned by family members to other members of the same family; and set forth rules for attributing securities constructively owned by one person to another person (i.e., “reattribution”). To determine whether a person holds or would hold capital stock in excess of the 9.8% ownership limit, a person will be treated as owning not only shares of capital stock actually or beneficially owned, but also any shares of capital stock attributed to that person under the attribution rules described above.

Accordingly, a person who individually owns less than 9.8% of the shares outstanding may nevertheless be in violation of the 9.8% ownership limit. All certificates representing shares of our capital stock will bear a legend referring to the restrictions on ownership described above.

Any purported transfer of shares of our capital stock that would result in an intended transferee (the “purported transferee”) owning (directly or indirectly) shares of our capital stock in excess of the 9.8% ownership limit will constitute “excess shares.” Our Board of Directors has the right to refuse to allow such transfers of excess shares to take place. Our Board of Directors also has the right to redeem the excess shares, upon at least one week’s notice to the holder of the shares, for a price equal to the closing price of shares of the same class, series or type on the NYSE on the last business day prior to the redemption date. From and after such redemption date, such shares will not be entitled to any distributions or other benefits, with the exception only of the right to payment of the redemption price for such shares.

Any acquisition or transfer of shares of our capital stock that would cause us to be disqualified as a REIT will be void to the fullest extent permitted by law, and the purported transferee will be deemed to have no interest in those shares. If the foregoing transfer restriction is determined to be void or invalid as a result of any legal decision, statute, rule or regulation, then the purported transferee of any excess shares may be deemed, at our option, to have acted as an agent on our behalf in acquiring the excess shares and to hold the excess shares on our behalf.

At least 15 days prior to any transaction that would cause a shareholder to acquire excess shares in violation of our Articles of Incorporation or within 10 days upon the demand of our Board of Directors, such person must file an affidavit with us setting forth the information required to be reported in returns filed by shareholders under Treasury regulation section 1.857-9 and in reports filed under Section 13(d) of the Exchange Act. Additionally, upon the demand of our Board of Directors, each proposed transferee of shares of our capital stock may be required to file a statement or affidavit with us setting forth the number of shares already owned by such transferee and any related person.

Our Board of Directors may increase or decrease the 9.8% ownership limit. In addition, our Board of Directors may, pursuant to our Articles of Incorporation, waive the 9.8% ownership limit for a purchaser of our stock who has provided the Board with evidence and assurances that our qualification as a REIT will not be jeopardized.

The provisions described above may inhibit market activity and the resulting opportunity for the holders of our capital stock to receive a premium for their shares that might otherwise exist in the absence of such provisions. Such provisions also may make us an unsuitable investment vehicle for any person seeking to obtain ownership of more than 9.8% of the outstanding shares of our capital stock.

Classification of Board of Directors, Vacancies and Removal of Directors

Our Bylaws provide for a staggered Board of Directors of between three and twelve directors divided into three classes, with terms of three years each. In order for us to qualify as a REIT and under the rules of the NYSE and under our Bylaws, a majority of our directors must be independent. The number of directors in each class and the expiration of each class term, as of the date of this prospectus, is as follows:

Class I	4 Directors	Expires 2010
Class II	3 Directors	Expires 2008
Class III	3 Directors	Expires 2009

At each annual meeting of our shareholders, successors of the class of directors whose term expires at that meeting will be elected for a three-year term and the directors in the other two classes will continue in office. A staggered Board of Directors may delay, defer or prevent a change in our control or other transaction that might involve a premium over the then prevailing market price for our Common Stock or other attributes that our shareholders may consider desirable. In addition, a staggered Board of Directors could prevent shareholders who do not agree with the policies of our Board of Directors from replacing a majority of the Board of Directors for two years.

Our Bylaws provide that any vacancy occurring on our Board of Directors for any cause other than by reason of an increase in the number of directors may, subject to the provision described below for the filling of vacancies for removed directors, be filled by a majority of the remaining members of the Board of Directors, provided that if a majority of the Board of Directors are required to be independent directors, then independent directors shall nominate replacements for vacancies among the independent directors, which replacements must be elected by a majority of the directors, including a majority of the independent directors. Any vacancy on our Board of Directors occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire Board of Directors including a majority of independent directors. Our Bylaws provide that shareholders may, by the affirmative vote of a majority of all votes entitled to be cast in the election of directors, remove any director or directors from office for cause, and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of the removed directors.

Indemnification

Our Articles of Incorporation obligate us to indemnify our directors and officers to the maximum extent permitted by Maryland law, as amended from time to time. The Maryland General Corporation Law permits a corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses that they actually incur in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding, and (a) was committed in bad faith, or (b) was the result of active and deliberate dishonesty, or (2) the director or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, if the proceeding is one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director or officer shall have been adjudged to be liable to the corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director or officer of the Company in the successful defense of any action, suit or proceeding) is asserted by such director or officer in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Limitation of Liability

The Maryland General Corporation Law permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages, except to the extent that (1) it is proved that the person actually received an improper benefit or profit in money, property or services, or (2) a judgment or other final adjudication is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our Articles of Incorporation provide for elimination of the personal liability of our directors and officers to us or our shareholders for money damages to the maximum extent permitted by Maryland law, as amended from time to time.

Maryland Business Combination Statute

The Maryland General Corporation Law establishes special requirements for “business combinations” between a Maryland corporation and “interested shareholders” unless exemptions are applicable. An interested shareholder is any person who beneficially owns 10% or more of the voting power of the outstanding voting stock or is an affiliate or associate of ours who, at any time within the two-year period prior to the date on which interested shareholder status is determined, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock. Among other things, the law prohibits for a period of five years a merger and other similar transactions between us and an interested shareholder unless the Board of Directors approved the transaction prior to the party becoming an interested shareholder. The five-year period runs from the most recent date on which the interested shareholder became an interested shareholder. The law also requires payment of a fair price to shareholders to be determined as set forth in the statute or a supermajority shareholder vote for such transactions after the end of the five-year period. This means that the transaction must be approved by at least:

•	80% of the votes entitled to be cast by holders of outstanding voting shares; and

•	two-thirds of the votes entitled to be cast by holders of outstanding voting shares other than shares held by the interested shareholder with whom the business combination is to be effected.

The business combination statute restricts the ability of third parties who acquire, or seek to acquire, control of us to complete mergers and other business combinations without the approval of our Board of Directors even if such a transaction would be beneficial to shareholders.

Maryland Control Share Acquisition Statute

The Maryland General Corporation Law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a shareholder vote. Two-thirds of the shares eligible to vote must vote in favor of granting the “control shares” voting rights. “Control shares” are shares of stock that, taken together with all other shares of stock owned or entitled to be voted by the acquiror, would entitle the acquiror to exercise, directly or indirectly, at least 10% of the voting power in electing directors. Control shares do not include shares of stock that the acquiring person is entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made (or proposes to make) a control share acquisition and who satisfies certain conditions (including agreeing to pay expenses) may compel the Board of Directors to call a special meeting of shareholders to be held within 50 days to consider the voting rights of the shares. If such a person makes no request for a meeting, we have the option to present the question at any shareholders’ meeting.

If voting rights are not approved at a meeting of shareholders or if the acquiring person does not deliver an acquiring person statement as required by the statute, then we may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. We will determine the fair value of the shares, without regard to the absence of voting rights, as of the date of either:

•	the last control share acquisition by the acquiring person; or

•	any meeting where shareholders considered and did not approve voting rights of the control shares.

If voting rights for control shares are approved at a shareholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other shareholders may exercise appraisal rights. This means that shareholders would be able to require us to redeem shares of our stock from them for fair value. Under Maryland law, the fair value may not be less than the highest price per share paid by the acquiring person in the control share acquisition. Furthermore, certain limitations otherwise applicable to the exercise of appraisal rights would not apply in the context of a control share acquisition.

The control share acquisition statute would not apply to shares acquired in a merger, consolidation or share exchange if we were a party to the transaction.

The control share acquisition statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our shareholders’ best interests.

Transfer Agent and Registrar

American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038, is the transfer agent and registrar for our Common Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock. Its telephone number is (800) 937-5449 (toll-free).

FEDERAL INCOME TAX CONSIDERATIONS

Based in part on various factual representations we have made regarding our operations, in the opinion of McKee Nelson LLP, our tax counsel, commencing with our taxable year ended December 31, 1993, we have been organized in conformity with the requirements for qualification and taxation as a REIT and our method of operating has enabled us to qualify for taxation as a REIT and our proposed method of operating going forward will enable us to continue to qualify for taxation as a REIT. McKee Nelson LLP’s opinion is based on existing federal income tax law governing our qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal income tax laws. Those qualification tests concern the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. McKee Nelson LLP will not review our compliance with those tests on a continuing basis. Accordingly, there is no assurance that our actual results of operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”

This section summarizes the material federal income tax considerations relevant to our qualification and taxation as a REIT and investors in our securities. McKee Nelson LLP has reviewed this section and is of the opinion that the discussion contained herein fairly summarizes the federal income tax consequences that are likely to be material concerning our qualification and taxation as a REIT and your ownership of our securities. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or to certain types of investors that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations (except to the extent discussed in “—Taxation of Shareholders—Taxation of Tax-Exempt Shareholders” below), regulated investment companies, partnerships and other pass-through entities (including entities classified as partnerships for federal income tax purposes), financial institutions or broker-dealers, and nonresident aliens and foreign corporations (except to the extent discussed in “—Taxation of Shareholders—Taxation of Foreign Shareholders” below) and other persons subject to special tax rules.

You should be aware that in this section, when we use the term:

•	“Code,” we mean the Internal Revenue Code of 1986, as amended;

•	“Disqualified Organization,” we mean any organization described in Section 860E(e)(5) of the Code, including:

i.	the United States;

ii.	any state or political subdivision of the United States;

iii.	any foreign government;

iv.	any international organization;

v.	any agency or instrumentality of any of the foregoing;

vi.	any charitable remainder trust or other tax-exempt organization, other than a farmer’s cooperative described in Section 521 of the Code, that is exempt both from federal income taxation and from taxation under the unrelated business taxable income provisions of the Code; and

vii.	any rural electrical or telephone cooperative;

•	“Domestic Shareholder,” we mean a Shareholder that is a U.S. Person;

•	“Foreign Shareholder,” we mean a Shareholder that is not a U.S. Person;

•	“IRS,” we mean the Internal Revenue Service;

•	“QRS,” we mean a qualified REIT subsidiary as that term is defined in Section 856(i)(2) of the Code;

•	“REMIC,” we mean a real estate mortgage investment conduit;

•	“Shareholder,” we mean a holder of shares of our capital stock;

•	“TMP,” we mean a taxable mortgage pool as that term is defined in Section 7701(i)(2) of the Code;

•	“TRS” we mean a taxable REIT subsidiary as that term is defined in Section 856(l) of the Code;

•

“U.S. Person,” we mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for federal income tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for federal income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

The statements in this section and the opinion of McKee Nelson LLP are based on the current federal income tax laws. There is no assurance that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate. There is no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary provides general information only and is not tax advice. We urge you to consult your tax advisor regarding the specific tax consequences to you of the purchase, ownership and sale of our securities and of our election to be taxed as a REIT. Specifically, you should consult your tax advisor regarding the federal, state, local, foreign, and other tax consequences of such purchase, ownership, sale and election, and regarding potential changes in applicable tax laws.

Taxation as a REIT

If we qualify for taxation as a REIT, we generally will not be subject to federal income tax on our taxable income that we currently distribute to our Shareholders, but taxable income generated by our domestic TRSs will be subject to regular federal (and applicable state and local) corporate income tax. However, we will be subject to federal tax in the following circumstances:

•

We will pay federal income tax on our taxable income, including net capital gain, that we do not distribute to Shareholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax” on any items of tax preference including any deductions of net operating losses.

•	We will pay federal income tax at the highest corporate rate on:

•

net income from the sale or other disposition of property acquired through foreclosure, which we refer to as foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, and

•	other non-qualifying income from foreclosure property.

•

We will pay a 100% tax on net income earned from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “—Gross Income Tests,” but nonetheless continue to qualify as a REIT because we meet other requirements, we will be subject to a 100% tax on:

•	the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by

•	a fraction intended to reflect our profitability.

•

If we fail to satisfy the asset tests by more than a de minimis amount, as described below under “—Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the non-qualifying assets during the period in which we failed to satisfy such asset tests.

•

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure was due to reasonable cause and not due to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “—Requirements for Qualification.”

•

If we fail to distribute during a calendar year at least the sum of: (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year and (iii) any undistributed taxable income from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•

We may elect to retain and pay federal income tax on our net long-term capital gain. In that case, a Domestic Shareholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on transactions between us and any of our TRSs that are not conducted on an arm’s-length basis.

•

If (a) we recognize excess inclusion income for a taxable year as a result of our ownership of a 100% equity interest in a TMP or our ownership of a REMIC residual interest and (b) one or more Disqualified Organizations is the record owner of shares of our stock during that year, then we will be subject to tax at the highest corporate federal income tax rate on the portion of the excess inclusion income that is allocable to the Disqualified Organizations. We do not anticipate owning REMIC residual interests; we may, however, own 100% of the equity interests in one or more collateralized mortgage debt offerings or one or more trusts formed in connection with our securitization transactions, but intend to structure each collateralized mortgage debt offering and each securitization transaction so that the issuing entity would not be classified as a TMP. See “—Taxable Mortgage Pools.”

•

If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest corporate federal income tax rate if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset. The amount of gain on which we will pay tax is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

•

the amount of gain that we would have recognized if we had sold the asset at the time we acquired it, assuming that the C corporation will not elect in lieu of this treatment to an immediate tax when the asset is acquired.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, any domestic TRS in which we own an interest will be subject to federal, state and local corporate income tax on its taxable income. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

1. It is managed by one or more trustees or directors.

2. Its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest.

3. It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.

4. It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

5. At least 100 persons are beneficial owners of its shares or ownership certificates.

6. Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the federal income tax laws define to include certain entities, during the last half of any taxable year. For purposes of this requirement, indirect ownership will be determined by applying attribution rules set out in Section 544 of the Code, as modified by Section 856(h) of the Code.

7. It elects to be taxed as a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification.

8. It meets certain other qualification tests, described below, regarding the nature of its income and assets.

We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual” generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, however, and beneficiaries of such a trust will be treated as owning our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

We believe that we have issued and outstanding common and preferred stock with sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, our Articles of Incorporation restrict the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our Articles of Incorporation restricting the ownership and transfer of common and preferred stock are described in “Description of Equity Securities—Restrictions on Ownership and Transfer.”

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these recordkeeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification and use a calendar year for federal income tax purposes. We intend to continue to comply with these requirements.

Qualified REIT Subsidiaries

A corporation that is a QRS is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction and credit of a QRS are treated as assets, liabilities, and items of income, deduction and credit of the REIT. A QRS is a corporation, other than a TRS, all of the capital stock of which is owned, directly or indirectly, by the REIT. Thus, in applying the requirements described herein, any QRS that we own will be ignored, and all assets, liabilities, and items of income, deduction and credit of such QRS will be treated as our assets, liabilities, and items of income, deduction and credit. If we own 100% of the equity interests in a collateralized mortgage debt issuer or other securitization vehicle that is treated as a corporation for tax purposes, that collateralized mortgage debt issuer or other securitization vehicle would be a qualified REIT subsidiary, unless we and the collateralized mortgage debt issuer or other securitization vehicle jointly elect to treat the collateralized mortgage debt issuer or other securitization vehicle as a TRS.

Other Disregarded Entities and Partnerships

An unincorporated domestic entity, such as a partnership, limited liability company, or trust that has a single owner generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners that are not QRSs or disregarded entities with respect to the REIT, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. For purposes of the 10% value test (see “—Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

If a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

The separate existence of a TRS or other taxable corporation, unlike a QRS or other disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, a domestic TRS would generally be subject to federal (and applicable state and local income tax) corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our Shareholders.

A REIT is not treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by the TRS is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the TRS. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales).

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We scrutinize all of our transactions with any of our TRSs in an effort to ensure that we do not become subject to this excise tax; however, there is no assurance that we will be successful in avoiding this excise tax.

Gross Income Tests

We must satisfy two gross income tests annually to maintain qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive from investments relating to real property or mortgages on real property, or from qualified temporary investments. Qualifying income for purposes of the 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by a mortgage on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•

any amount includible in gross income with respect to a regular or residual interest in a REMIC, unless less than 95% of the REMIC’s assets are real estate assets, in which case only a proportionate amount of such income will qualify; and

•	income derived from certain temporary investments.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities (provided that such stock or securities are not property held primarily for sale to customers in the ordinary course of business) or any combination of these.

Gross income from the sale of property held primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. Income and gain from hedging transactions that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets will generally be excluded from both the numerator and the denominator for purposes of the 95% gross income test (but not the 75% gross income test) as described under “—Hedging Transactions” below. We intend to monitor the amount of our non-qualifying income and manage our investment portfolio to comply at all times with the gross income tests but there is no assurance that we will be successful in this effort.

Interest

The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following: (i) an amount that is based on a fixed percentage or percentages of gross receipts or sales and (ii) an amount that is based on the income or profits of a borrower, where the borrower derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, but only to the extent that the amounts received by the borrower would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

Interest on debt secured by a mortgage on real property or on interests in real property is generally qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property (i.e., the amount by which the loan exceeds the value of the real estate that is security for the loan).

Interest, including original issue discount or market discount, that we accrue on our real estate-related investments generally will be qualifying income for purposes of both gross income tests.

Fee Income

We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% gross income and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by a mortgage on real property or an interest in real property and the fees are not determined by income or profits of any person. Other fees are not qualifying income for purposes of either gross income test. Any fees earned by our TRSs will not be included for purposes of the gross income tests.

Dividends

Our share of any dividends received from any corporation (including any TRS but excluding any QRS) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.

Rents from Real Property

We currently do not own and do not intend to acquire any significant amount of real property that we would hold for the production of rental income.

Hedging Transactions

We have, from time to time, entered into hedging transactions with respect to the interest rate risk associated with our borrowings and we intend to do so going forward. Generally, for any hedging transaction that we entered into prior to December 31, 2004 to manage interest rate risk associated with incurring indebtedness to acquire or carry real estate assets, such as mortgage loans or mortgage-backed securities, any income or gain from such hedging transactions would be qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. For hedging transactions that we have entered into after December 31, 2004, we must comply with certain identification procedures set out in Treasury regulations to ensure the status of our hedging transactions as hedges for tax purposes, and, as was the case under the earlier rule, our hedges must manage risk associated with debt incurred or to be incurred to acquire or carry real estate assets. To the extent that we enter into a contract to hedge interest rate risk on indebtedness incurred or to be incurred to acquire or carry real estate assets, and to the extent we comply with applicable tax hedge identification rules, any income and gain from such hedging transaction will be excluded from gross income for purposes of the 95% gross income test but will be treated as non-qualifying income for purposes of the 75% gross income test. To the extent that we hedge for other purposes, the resultant income or gain from hedging may not be treated as income that qualifies under the 95% gross income test. We have endeavored to structure any hedging transaction in a manner that does not jeopardize our qualification as a REIT but there is no assurance that we will be successful in this regard. We have conducted, and may continue to conduct, some or all of our hedging activities through a TRS, rather than participating in hedging transactions directly. There is no assurance, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, and will not adversely affect our ability to satisfy the REIT qualification requirements.

Failure to Satisfy Gross Income Tests

We have monitored and intend to continue to monitor the amount of our non-qualifying income and manage our assets to comply with the gross income tests for each taxable year for which we seek to maintain our REIT qualification. There is no assurance, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we qualify for relief under certain provisions of the Code. These relief provisions will be generally available if (i) our failure to meet such tests was due to reasonable cause and not due to willful neglect, and (ii) we file with the IRS a schedule describing the sources of our gross income in accordance with Treasury regulations. We cannot predict, however, whether in all circumstances, we would qualify for the benefit of these relief provisions. In addition, as discussed above under “—Taxation as a REIT,” even if the relief provisions apply, a tax would be imposed upon the amount by which we fail to satisfy the particular gross income test.

In the third quarter of our 2007 taxable year, market conditions forced us to dispose of a significant portion of our portfolio of mortgage-backed securities, which, until the time we disposed of them, were a source of significant amounts of gross income that qualified for purposes of both the 75% gross income test and the 95% gross income test. At the same time, we were compelled to dispose of or otherwise terminate associated interest rate swap agreements and thereby recognize a gain that is not eligible for exclusion from gross income under the special REIT hedging rule for purposes of the 95% gross income test. See “—Hedging Transactions” above for a description of the treatment of gross income that we derive from hedging transactions.

The treatment of gains from the disposition or termination of such interest rate swap agreements for purposes of the 95% gross income test is not clear, and if such gross income is not qualifying for the 95% gross income test, then we may have failed that test for our 2007 taxable year. We believe, however, that even if we are considered to have failed the 95% gross income test for our 2007 taxable year, our failure of the 95% gross income test would be considered to be due to reasonable cause and not willful neglect. As such, we would not be disqualified as a REIT for failure of the 95% gross income test, provided that we complied with certain reporting requirements and paid a tax based, in part, on the amount by which we failed the test. To the extent we are considered to have failed the 95% gross income test, we expect that any tax due would be less than $300,000 because the amount by which we would be considered to have failed the 95% gross income test would be less than one percent.

McKee Nelson LLP, our tax counsel, in providing the opinion set out in the first paragraph under “Federal Income Tax Considerations,” has concluded that if we are considered to have failed the 95% gross income test for our 2007 taxable year, that such failure will be considered to be due to reasonable cause and not willful neglect such that the failure will not result in our disqualification as a REIT for our 2007 taxable year. Opinions of counsel are not, however, binding on the IRS or the courts. If, notwithstanding the opinion of McKee Nelson LLP, the IRS were to assert that we failed the 95% gross income test for our 2007 taxable year and that such failure was not due to reasonable cause, and the courts were to sustain that position, our status as a REIT would terminate for our 2007 taxable year. We would not be eligible to again elect REIT qualification until our 2012 taxable year. See “Failure To Qualify” below.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of some combination of real estate assets, cash, cash items, government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, the term real estate assets includes interests in real property (including leaseholds and options to acquire real property and leaseholds), stock of other corporations that qualify as REITs, and interests in mortgage loans secured by real property (including certain types of mortgage-backed securities). Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

Second, the value of our interest in any one issuer’s securities (other than debt and equity securities issued by any of our TRSs, QRSs, any other entity that is disregarded as an entity separate from us, and any equity interest we may hold in a partnership) may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of the voting power or 10% of the value of any one issuer’s outstanding securities (other than debt and equity securities issued by any of our TRSs, QRSs, any other entity that is disregarded as an entity separate from us, and any equity interest we may hold in a partnership). Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs. For purposes of the 10% value test, the term “securities” does not include certain straight debt securities. Generally, the term “straight debt” refers to debt instruments that do not provide for contingent payments based on earnings or profits of the issuer or another party and are not convertible into stock of the issuer.

Notwithstanding the general rule that, for purposes of the gross income and asset tests, a REIT is treated as owning its proportionate share of the underlying assets of a partnership in which it holds a partnership interest, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of the asset tests, unless it is a qualifying mortgage asset or otherwise satisfies the rules for straight debt. Similarly, although stock of another REIT qualifies as a real estate asset for purposes of the REIT asset tests, non-mortgage debt issued by another REIT will not so qualify.

Any regular or residual interest that we own in a REMIC will generally qualify as real estate assets. However, if less than 95% of the assets of a REMIC consist of assets that qualify as real estate assets, then we will be treated as holding directly our proportionate share of the assets of such REMIC for purposes of the asset tests.

We believe that most of the real estate-related securities that we have held, and that we expect to hold going forward, have been and will be qualifying assets for purposes of the 75% asset test. However, our investment in other asset-backed securities, loans and other instruments that are not secured by mortgages on real property will not be qualifying assets for purposes of the 75% asset test.

We have monitored and will continue to monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There is no assurance, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we are required to estimate the value of our assets to ensure compliance with the asset tests. However, some of the assets that we may own may not be susceptible to precise valuation. Although we have sought to and will continue to seek to be prudent in making these estimates, there is no assurance that the IRS will not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% asset test and the other asset tests and would fail to qualify as a REIT.

Failure to Satisfy Asset Tests

If we fail to satisfy the asset tests as the end of a quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•

the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second bullet above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we violate the 5% value test, 10% voting test or 10% value test described above at the end of any calendar quarter, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our total assets or $10 million) and (ii) we dispose of these assets or otherwise comply with the asset tests within six months after the last day of the quarter. In the event of a failure of any of the asset tests, other than one described in the immediately preceding sentence, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) file with the IRS a schedule describing the assets that caused the failure, (ii) dispose of these assets or otherwise comply with the asset tests within six months after the last day of the quarter and (iii) pay a tax equal to the greater of $50,000 per failure or an amount equal to the product of the highest corporate income tax rate (currently 35%) and the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.

Annual Distribution Requirements

To qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our Shareholders in an amount at least equal to:

(A) the sum of

(i)	90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gains), and

(ii)	90% of the net income (after tax), if any, from foreclosure property (as described below), minus

(B) the sum of certain items of non-cash income.

In addition, if we were to recognize “built-in-gain” (as defined below) on disposition of any assets acquired from a “C” corporation in a transaction in which our basis in the assets was determined by reference to the “C” corporation’s basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain recognized net of the tax we would pay on such gain. “Built-in-gain” is the excess of (a) the fair market value of an asset (measured at the time of acquisition) over (b) the basis of the asset (measured at the time of acquisition).

Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we file a timely federal income tax return for the year and pay the distribution with or before the first regular dividend payment after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to Shareholders of record on a specified day in any such month, and we actually pay the dividends before the end of January of the following year. The distributions under clause (i) are taxable to our Shareholders in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

We will pay federal income tax at corporate tax rates on our taxable income, including net capital gain, that we do not distribute to Shareholders. Furthermore, if we fail to distribute during each calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. We have and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate federal income tax and the 4% nondeductible excise tax.

We may elect to retain, rather than distribute, our net capital gain, if any, and pay tax on such gains. In this case, we could elect to have our Shareholders include their proportionate share of such undistributed capital gains in income and to receive a corresponding credit for their share of the tax paid by us. Shareholders would then increase the adjusted basis of their stock by the difference between the designated amounts of capital gains from us that they include in their taxable income, and the tax paid on their behalf by us with respect to that income.

To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of shareholders, of any distributions that are actually made by the REIT, which are generally taxable to shareholders to the extent that the REIT has current or accumulated earnings and profits. See “—Taxation of Shareholders—Taxation of Taxable Domestic Shareholders.”

We may find it difficult or impossible to meet distribution requirements in certain circumstances. Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets. For instance, we may be required to accrue interest and discount income on mortgage loans, mortgage-backed securities, and other types of debt securities or interests in debt securities before we receive any payments of interest or principal on such assets. Moreover, in certain instances we may be required to accrue taxable income that we may not actually recognize as economic income. For example, if we own a residual equity position in a mortgage loan securitization, we may recognize taxable income that we will never actually receive due to losses sustained on the underlying mortgage loans. Although those losses would be deductible for tax purposes, they would likely occur in a year subsequent to the year in which we recognized the taxable income. Thus, for any taxable year, we may be required to fund distributions in excess of cash flow received from our investments. If such circumstances arise, in order to fund our distribution requirement and maintain our REIT qualification, we may have to sell assets at unfavorable prices, borrow at unfavorable terms, make taxable stock dividends, or pursue other strategies. There is no assurance, however, that any such strategy would be successful if our cash flow were to become insufficient to make the required distributions.

Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to Shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest and a penalty to the IRS based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Gross Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular federal corporate income tax rates. Distributions to Shareholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to Shareholders will be taxable as ordinary income, and, subject to certain limitations of the Code, corporate Shareholders may be eligible for the dividends received deduction, and individual Shareholders and other non-corporate Shareholders may be eligible to be taxed at the reduced 15% rate currently applicable to qualified dividend income (through 2010). Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. We cannot predict whether in all circumstances we would be entitled to such statutory relief.

Prohibited Transactions

Net income derived by a REIT from a prohibited transaction is subject to a 100% excise tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held “primarily for sale to customers in the ordinary course of a trade or business.” Although we have not held and do not expect to hold assets primarily for sale to customers in the ordinary course of our business, these terms are dependent upon the particular facts and circumstances, and there is no assurance that we will never be subject to this excise tax. The 100% tax does not apply to gains from the sale of property that is held through a TRS, although such income will be subject to tax in the hands of the TRS at regular federal corporate income tax rates.

Foreclosure Property

A REIT is subject to tax at the maximum corporate rate (currently 35%) on any income from foreclosure property, including gain from the disposition of such foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test. Foreclosure property is real property and any personal property incident to such real property (i) that is acquired by a REIT as result of the REIT having bid on such property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or a mortgage loan held by the REIT and secured by the property, (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. Any gain from the sale of property for which a foreclosure election has been made will not be subject to the 100% excise tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT.

Taxable Mortgage Pools

An entity, or a portion of an entity, may be classified as a TMP under the Code if (i) substantially all of its assets consist of debt obligations or interests in debt obligations, (ii) more than 50% of those debt obligations are real estate mortgage loans, interests in real estate mortgage loans or interests in certain mortgage-backed securities as of specified testing dates, (iii) the entity has issued debt obligations that have two or more maturities and (iv) the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets. Under Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP.

We have not entered into, and we do not intend to enter into, securitization or financing transactions that will cause us to be viewed as owning interests in one or more TMPs. Generally, if an entity or a portion of an entity is classified as a TMP, then the entity or portion thereof is treated as a taxable corporation and it cannot file a consolidated federal income tax return with any other corporation. If, however, a REIT owns 100% of the equity interests in a TMP, then the TMP is a QRS and, as such, ignored as an entity separate from the REIT.

If, notwithstanding our intent to avoid having the issuing entity in any of our securitization or financing transactions classified as a TMP, one or more of such transactions was so classified, then as long as we owned 100% of the equity interests in the issuing entity, all or a portion of the income that we recognize with respect to our investment in the issuing entity will be treated as excess inclusion income. Section 860E(c) of the Code defines the term “excess inclusion” with respect to a residual interest in a REMIC. The IRS, however, has yet to issue guidance on the computation of excess inclusion income on equity interests in a TMP held by a REIT. Generally, however, excess inclusion income with respect to our investment in any TMP and any taxable year will equal the excess of (i) the amount of income we accrue on our investment in the TMP over (ii) the amount of income we would have accrued if our investment were a debt instrument having an issue price equal to the fair market value of our investment on the day we acquired it and a yield to maturity equal to 120% of the long-term applicable federal rate in effect on the date we acquired our interest. The term “applicable federal rate” refers to rates that are based on weighted average yields for treasury securities and are published monthly by the IRS for use in various tax calculations. If we undertake securitization transactions that are TMPs, the amount of excess inclusion income we recognize in any taxable year could represent a significant portion of our total taxable for that year.

Although we intend to structure our securitization and financing transactions so that we will not recognize any excess inclusion income, there is no assurance that we will always be successful in this regard. If, notwithstanding our intent, we recognized excess inclusion income, then under guidance issued by the IRS, we would be required to allocate the excess inclusion income proportionately among the dividends we pay to our Shareholders and we must notify our Shareholders of the portion of our dividends that represents excess inclusion income. The portion of any dividend you receive that is treated as excess inclusion income is subject to special rules. First, your taxable income can never be less than the sum of your excess inclusion income for the year; excess inclusion income cannot be offset with net operating losses or other allowable deductions. Second, if you are a tax-exempt organization, your excess inclusion income is subject to the unrelated business income tax; then the excess inclusion portion of any dividend you receive will be treated as unrelated business taxable income. Third, dividends paid to Foreign Shareholders who hold stock for investment and not in connection with a trade or business conducted in the United States will be subject to federal withholding tax without regard to any reduction in rate otherwise allowed by any applicable income tax treaty.

If we recognize excess inclusion income, and one or more Disqualified Organizations are record holders of shares of stock, we will be taxable at the highest federal corporate income tax rate on the portion of any excess inclusion income equal to the percentage of our stock that is held by Disqualified Organizations. In such circumstances, we may reduce the amount of our distributions to a Disqualified Organization whose stock ownership gave rise to the tax. To the extent that our Common Stock owned by Disqualified Organizations is held by a broker/dealer or other nominee, the broker/dealer or other nominee would be liable for a tax at the highest corporate tax rate on the portion of our excess inclusion income allocable to our stock held by the broker/dealer or other nominee on behalf of the Disqualified Organizations.

Taxation of Shareholders

Taxation of Taxable Domestic Shareholders

Distributions. As long as we qualify as a REIT, distributions we make to our taxable Domestic Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income. Dividends we pay to a corporation will not be eligible for the dividends received deduction. In addition, distributions we make to individuals and other Domestic Shareholders that are not corporations generally will not be eligible for the 15% reduced rate of tax currently (through 2010) in effect for “qualified dividend income.” However, provided certain holding period and other requirements are met, an individual or other non-corporate Domestic Shareholder will be eligible for the 15% reduced rate with respect to (i) distributions attributable to dividends we receive from certain “C” corporations, such as our TRSs, and (ii) distributions attributable to income upon which we have paid corporate income tax.

Distributions that we designate as capital gain dividends will be taxed as long-term capital gains (to the extent that they do not exceed our actual net capital gain for the taxable year) without regard to the period for which you have owned our stock. However, corporate Domestic Shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2010) in the case of individuals, trusts and estates, and 35% in the case of corporations.

Rather than distribute our net capital gains, we may elect to retain and pay the federal income tax on them, in which case you will (i) include your proportionate share of the undistributed net capital gains in income, (ii) receive a credit for your share of the federal income tax we pay and (iii) increase the basis in your stock by the difference between your share of the capital gain and your share of the credit.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to you to the extent that they do not exceed your adjusted tax basis in our stock you own, but rather, will reduce your adjusted tax basis in your stock. Assuming that the stock you own is a capital asset, to the extent that such distributions exceed your adjusted tax basis in the stock you own, you must include them in income as long-term capital gain (or short-term capital gain if the stock has been held for one year or less).

If we declare a dividend in October, November or December of any year that is payable to Shareholders of record on a specified date in any such month, but actually distribute the amount declared in January of the following year, then you must treat the January distribution as though you received it on December 31 of the year in which we declared the dividend. In addition, we may elect to treat other distributions after the close of the taxable year as having been paid during the taxable year, but you will be treated as having received these distributions in the taxable year in which they are actually made.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make to comply with the REIT distribution requirements. See “—Annual Distribution Requirements.” Such losses, however, are not passed through to you and do not offset your income from other sources, nor would they affect the character of any distributions that you receive from us; you will be subject to tax on those distributions to the extent that we have current or accumulated earnings and profits.

Although we do not expect to recognize any excess inclusion income, if we did recognize excess inclusion income, we would identify a portion of the distributions that we make to you as excess inclusion income. Your taxable income can never be less than the sum of your excess inclusion income for the year; excess inclusion income cannot be offset with net operating losses or other allowable deductions. See “—Taxable Mortgage Pools.”

Dispositions of Our Stock. Any gain or loss you recognize upon the sale or other disposition of our stock will generally be capital gain or loss for federal income tax purposes, and will be long-term capital gain or loss if you held the stock for more than one year. In addition, any loss you recognize upon a sale or exchange of our stock that you have owned for six months or less (after applying certain holding period rules) will generally be treated as a long-term capital loss to the extent of distributions received from us that you are required to treat as long-term capital gain.

If you recognize a loss upon a disposition of our stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of recently adopted Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. In addition, recently enacted legislation imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the disposition of our stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in the transactions involving us (including our advisors) may be subject to disclosure or other requirements pursuant to these regulations.

Amounts that you are required to include in taxable income with respect to our stock that you own, including taxable distributions and the income you recognize with respect to undistributed net capital gain, and any gain recognized upon your disposition of our stock, will not be treated as passive activity income. You may not offset any passive activity losses you may have, such as losses from limited partnerships in which you have invested, with income you recognize with respect to our shares of stock. Generally, income you recognize with respect to our stock will be treated as investment income for purposes of the investment interest limitations.

Information Reporting and Backup Withholding. We will report to our Shareholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, you may be subject to backup withholding at a current rate of 28% with respect to distributions unless you:

•	are a corporation or come within certain other exempt categories and, when required, demonstrate this fact; or

•	provide a taxpayer identification number, certify as to no loss of exemption from backup withholding, and otherwise comply with the applicable requirements of the backup withholding rules.

Any amount paid as backup withholding will be creditable against your income tax liability. For a discussion of the backup withholding rules as applied to foreign owners, see “—Taxation of Foreign Shareholders.”

Taxation of Tax-Exempt Shareholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, are generally exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). Provided that a tax-exempt Shareholder (i) has not held our stock as “debt financed property” within the meaning of the Code and (ii) has not used our stock in an unrelated trade or business, amounts that we distribute to tax-exempt Shareholders generally should not constitute UBTI. However, a tax-exempt Shareholder’s allocable share of any excess inclusion income that we recognize will be subject to tax as UBTI. See “—Taxable Mortgage Pools.” We intend to structure our securitization and financing transactions so that we will avoid recognizing any excess inclusion income.

Tax-exempt Shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from taxation under special provisions of the federal income tax laws, are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI.

In certain circumstances, a qualified employee pension trust or profit sharing trust that owns more than 10% of our stock could be required to treat a percentage of the dividends that it receives from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (a) one pension trust owns more than 25% of the value of our stock or (b) a group of pension trusts individually holding more than 10% of our stock collectively owns more than 50% of the value of our stock. However, the restrictions on ownership and transfer of our stock, as described under “Description of Equity Securities—Restrictions on Ownership and Transfer” are designed among other things to prevent a tax-exempt entity from owning more than 10% of the value of our stock, thus making it unlikely that we will become a pension-held REIT.

Taxation of Foreign Shareholders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to a foreign owner.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership having Foreign Shareholders as partners should consult its tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our stock.

Ordinary Dividend Distributions. The portion of dividends received by a Foreign Shareholder payable out of our current and accumulated earnings and profits that are not attributable to our capital gains and that are not effectively connected with a U.S. trade or business of the Foreign Shareholder will be subject to U.S. withholding tax at the rate of 30% (unless reduced by an applicable income tax treaty). In general, a Foreign Shareholder will not be considered engaged in a U.S. trade or business solely as a result of its ownership of our stock. In cases where the dividend income from a Foreign Shareholder’s investment in our stock is (or is treated as) effectively connected with the Foreign Shareholder’s conduct of a U.S. trade or business, the Foreign Shareholder generally will be subject to U.S. tax at graduated rates, in the same manner as Domestic Shareholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a Foreign Shareholder that is a foreign corporation). If a Foreign Shareholder is the record holder of shares of our stock, we plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a Foreign Shareholder unless:

•	a lower income treaty rate applies and the Foreign Shareholder provides us with an IRS Form W-8BEN evidencing eligibility for that reduced rate; or

•	the Foreign Shareholder provides us with an IRS Form W-8ECI certifying that the distribution is effectively connected income.

Under some income tax treaties, lower withholding tax rates do not apply to ordinary dividends from REITs. Furthermore, reduced treaty rates are not available to the extent that distributions are treated as excess inclusion income. See “—Taxable Mortgage Pools.” We intend to structure our securitization and financing transactions so that we will avoid recognizing any excess inclusion income.

Non-Dividend Distributions. Distributions we make to a Foreign Shareholder that are not considered to be distributions out of our current and accumulated earnings and profits will not be subject to U.S. federal income or withholding tax unless the distribution exceeds the Foreign Shareholder’s adjusted tax basis in our stock at the time of the distribution and, as described below, the Foreign Shareholder would otherwise be taxable on any gain from a disposition of our stock. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of our current and accumulated earnings and profits, the entire distribution will be subject to withholding at the rate applicable to dividends. A Foreign Shareholder may, however, seek a refund of such amounts from the IRS if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided the proper forms are timely filed with the IRS by the Foreign Shareholder.

Capital Gain Dividends. Distributions that we make to Foreign Shareholders that are attributable to our disposition of U.S. real property interests (“USRPI,” which term does not include interests in mortgage loans and mortgage-backed securities) are subject to U.S. federal income and withholding taxes pursuant to the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) and may also be subject to branch profits tax if the Foreign Shareholder is a corporation that is not entitled to treaty relief or exemption. Although we do not anticipate recognizing any gain attributable to the disposition of USRPI, as defined by FIRPTA, Treasury regulations interpreting the FIRPTA provisions of the Code can be read to impose a withholding tax at a rate of 35% on all of our capital gain dividends (or amounts we could have designated as capital gain dividends) paid to Foreign Shareholders, even if no portion of the capital gains we recognize during the year are attributable to our disposition of USRPI. However, in any event, the FIRPTA rules will not apply to distributions to a Foreign Shareholder so long as (i) the class of our stock is regularly traded (as defined by applicable Treasury regulations) on an established securities market in the United States, and (ii) the Foreign Shareholder owns (actually or constructively) no more than 5% of such class of stock at any time during the one-year period ending with the date of the distribution.

Dispositions of Our Stock. Unless our stock constitutes a USRPI, a sale of our stock by a Foreign Shareholder generally will not be subject to U.S. federal income tax under FIRPTA. We do not expect that our stock will constitute a USRPI. Our stock will not constitute a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interest in real property solely in the capacity as a creditor. Even if the foregoing test is not met, our stock will not constitute a USRPI if we are a domestically controlled REIT. A “domestically controlled REIT” is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by Foreign Shareholders.

Even if we do not constitute a domestically controlled REIT, a Foreign Shareholder’s sale of our stock generally will still not be subject to tax under FIRPTA as a sale of a USRPI provided that (i) our stock is “regularly traded” (as defined by applicable Treasury regulations) on an established securities market and (ii) the selling Foreign Shareholder has owned (actually or constructively) 5% or less of our outstanding stock at all times during a specified testing period.

If gain on the sale of our stock were subject to taxation under FIRPTA, the Foreign Shareholder would generally be subject to the same treatment as a Domestic Shareholder with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Capital gains not subject to FIRPTA will nonetheless be taxable in the United States to a Foreign Shareholder in two cases. First, if the Foreign Shareholder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such Foreign Shareholder, the Foreign Shareholder will generally be subject to the same treatment as a Domestic Shareholder with respect to such gain. Second, if the Foreign Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Estate Tax. Our stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be includible in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise. Such individual’s estate may be subject to U.S. federal estate tax on the property includible in the estate for U.S. federal estate tax purposes.

Redemption and Conversion of Preferred Stock

Cash Redemption of Preferred Stock

A redemption of preferred stock will be treated under Section 302 of the Code as a distribution taxable as a dividend (to the extent of our current and accumulated earnings and profits) at ordinary income rates, unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed shares. Such a redemption will be treated as a sale or exchange if it (i) is “substantially disproportionate” with respect to the holder (which will not be the case if only non-voting preferred stock is redeemed), (ii) results in a “complete termination” of the holder’s equity interest in our Company, or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests has been met, shares of our Common Stock and preferred stock considered to be owned by a Shareholder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our Common Stock and preferred stock actually owned by the Shareholder, must generally be taken into account. If a holder of preferred stock owns (actually and constructively) no shares of our outstanding Common Stock or an insubstantial percentage thereof, a redemption of shares of preferred stock of that Shareholder is likely to qualify for sale or exchange treatment because the redemption would be “not essentially equivalent to a dividend.” However, the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to any particular holder of preferred stock depends upon the facts and circumstances at the time the determination must be made. Prospective holders of preferred stock are advised to consult their own tax advisors to determine such tax treatment.

If a redemption of preferred stock is not treated as a distribution taxable as a dividend to a particular Shareholder, it will be treated as a taxable sale or exchange by that Shareholder. As a result, the Shareholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received (less any portion thereof attributable to accumulated and declared but unpaid dividends, which will be taxable as a dividend to the extent of our current and accumulated earnings and profits) and (ii) the Shareholder’s adjusted tax basis in the shares of the preferred stock. Such gain or loss will be capital gain or loss if the shares of preferred stock were held as a capital asset, and will be long-term gain or loss if such shares were held for more than one year.

If a redemption of preferred stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received by the Shareholder. The Shareholder’s adjusted tax basis in the redeemed shares of the preferred stock will be transferred to the Shareholder’s remaining shares of our stock. If the Shareholder owns no other shares of our stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely. Although the Department of the Treasury had proposed regulations that would have, if adopted, altered the method for recovering your adjusted tax basis in any shares redeemed in a dividend-equivalent redemption, the Department of Treasury withdrew those proposed regulations.

Conversion of Preferred Stock into Common Stock

In general, no gain or loss will be recognized for federal income tax purposes upon conversion of the preferred stock solely into shares of Common Stock. The basis that a Shareholder will have for tax purposes in the shares of Common Stock received upon conversion will be equal to the adjusted basis for the Shareholder in the shares of preferred stock so converted, and provided that the shares of preferred stock were held as a capital asset, the holding period for the shares of Common Stock received would include the holding period for the shares of preferred stock converted. A Shareholder will, however, generally recognize gain or loss on the receipt of cash in lieu of fractional shares of Common Stock in an amount equal to the difference between the amount of cash received and the Shareholder’s adjusted basis for tax purposes in the preferred stock for which cash was received. Furthermore, under certain circumstances, a Shareholder of shares of preferred stock may recognize gain or dividend income to the extent that there are dividends in arrears on the shares at the time of conversion into Common Stock.

Adjustments to Conversion Price

Adjustments in the conversion price, or the failure to make such adjustments, pursuant to the anti-dilution provisions of the preferred stock or otherwise, may result in constructive distributions to the Shareholders of preferred stock that could, under certain circumstances, be taxable to them as dividends pursuant to Section 305 of the Code. If such a constructive distribution were to occur, a Shareholder of preferred stock could be required to recognize ordinary income for tax purposes without receiving a corresponding distribution of cash.

Warrants

Upon the exercise of a warrant, a Shareholder will not recognize gain or loss and will have a tax basis in the Common Stock and/or preferred stock received equal to the tax basis in such Shareholder’s warrant plus the exercise price of the warrant. The holding period for the Common Stock and/or preferred stock purchased pursuant to the exercise of a warrant will begin on the day following the date of exercise and will not include the period that the Shareholder held the warrant.

Upon a sale or other disposition of a warrant, a holder will recognize capital gain or loss in an amount equal to the difference between the amount realized and the holder’s tax basis in the warrant. Such a gain or loss will be long term if the holding period is more than one year. In the event that a warrant lapses unexercised, a holder will recognize a capital loss in an amount equal to its tax basis in the warrant. Such loss will be long term if the warrant has been held for more than one year.

Shareholder Rights

Shareholder rights, like warrants, represent the right to purchase shares of Common Stock and/or preferred stock or warrants exercisable for Common Stock and/or preferred stock for a fixed price on or after a specified date or on or after the occurrence of a specified event. As in the case of a warrant, the purchase of Common Stock and/or preferred stock upon exercise of shareholder rights will not result in the recognition of gain or loss. The rules for determining the basis and holding period of the stock acquired upon exercise, the consequences of a sale or disposition, and the consequences of a lapse of shareholder rights are identical to those described above with respect to warrants under “—Warrants.”

Holders of Debt Securities

As used herein, the term “U.S. Holder” means a beneficial owner of debt securities that is a U.S. Person. As used herein, the term “Non-U.S. Holder” means a beneficial owner of debt securities that is not a U.S. Holder.

U.S. Holders

Payments of Interest

In general, interest on debt securities will be taxable to a U.S. Holder as ordinary income at the time it accrues or is received, in accordance with the U.S. Holder’s regular method of accounting for federal income tax purposes. In addition, if an issue of debt securities is issued with more than a de minimis amount of original issue discount (“OID”) then you will be required to include such OID in income as it accrues on a constant yield to maturity basis regardless of your method of tax accounting. The prospectus supplement for any offering of debt securities will indicate whether the issue of debt securities will be considered to have been issued with OID.

Sale, Retirement or Other Taxable Disposition

In general, a U.S. Holder of a debt security will recognize gain or loss upon the sale, retirement or other taxable disposition of such debt security in an amount equal to the difference between the amount of cash and the fair market value of property received in exchange therefor (except to the extent attributable to the payment of accrued interest not previously taken into income, which generally will be taxable to a U.S. Holder as ordinary income); and the U.S. Holder’s adjusted tax basis in such debt security.

A U.S. Holder’s tax basis in a debt security generally will be equal to the price paid for such debt security. Generally, except to the extent a U.S. Holder acquires a debt security at a market discount, a U.S. Holder’s gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder held the debt security for more than one year. Long-term capital gain recognized by a non-corporate U.S. Holder generally will be subject to tax at a rate not to exceed 15%, whereas short-term capital gain recognized by a non-corporate U.S. Holder generally will be subject to tax at ordinary income tax rates. Capital gain recognized by a corporate U.S. Holder will be subject to tax at the ordinary income tax rates applicable to corporations regardless of the corporation’s holding period. The deductibility of capital losses is subject to certain limitations. A U.S. Holder who sells a debt security between record dates for payments of distributions will be required to include accrued but unpaid interest or original issue discount on the debt security through the date of disposition as ordinary income and to add the amount of the original issue discount to its adjusted tax basis in the debt security.

In the case of a debt security that is not issued with OID, you will be considered to have acquired the debt security at a market discount if, at the time of acquisition, your adjusted basis in the debt security exceeds its stated principal amount by more than a statutorily defined de minimis amount. Generally, unless you elect to include market discount in income as it accrues, gain you recognize on the sale, retirement, or other disposition of the debt security will be treated as ordinary income to the extent of any accrued market discount. Generally, market discount accrues on a straight-line basis, but you can elect to accrue market discount on an economic accrual basis.

Non-U.S. Holders

A Non-U.S. Holder will not be subject to federal income or withholding tax on payments of principal, premium (if any) or interest (including OID, if any) on a debt security if such payments are not effectively connected with the conduct of a U.S. trade or business, unless such Non-U.S. Holder owns directly, or by attribution, 10% or more of the total combined voting power of all classes of our stock entitled to vote or is a controlled foreign corporation related to us. If this exemption does not apply, such interest will be subject to a 30% gross withholding tax (unless reduced or eliminated by an applicable treaty). To qualify for the exemption from taxation (or the elimination or reduction of the applicable withholding tax under a treaty), the last United States payor in the chain of payment prior to payment to a Non-U.S. Holder, or the “Withholding Agent,” must have received, before payment, a statement that:

•	is signed by the Non-U.S. Holder under penalties of perjury;

•	certifies that the Non-U.S. Holder is not a U.S. Holder; and

•	provides the name and address of the Non-U.S. Holder.

The statement may be made on an IRS Form W-8BEN or a substantially similar form, and the Non-U.S. Holder must inform the Withholding Agent of any change in the information on the statement within 30 days of such change.

In addition, a Non-U.S. Holder generally will not be subject to federal income or withholding tax on any amount which constitutes gain upon retirement or disposition of a debt security, unless the gain is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder or, in the case of a Non-U.S. Holder who is an individual, the Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the sale and certain other conditions are met. Certain other exceptions may be applicable, and a Non-U.S. Holder should consult its tax advisor in this regard.

If interest and other payments received by a Non-U.S. Holder with respect to the debt securities (including proceeds from a sale, retirement or other disposition of the debt securities) are effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (or the Non-U.S. Holder is otherwise subject to federal income taxation on a net basis with respect to such holder’s ownership of the debt securities), such Non-U.S. Holder will generally be subject to the rules described above for a U.S. Holder (subject to any modification provided under an applicable income tax treaty). Such Non-U.S. Holder may also be subject to the “branch profits tax” if such holder is a corporation.

The value of a debt security will not be includable in the estate of an individual Non-U.S. Holder unless the individual owns directly, or by attribution, 10% or more of the total combined voting power of all classes of our stock entitled to vote or, at the time of such individual’s death, payments in respect of the debt security would have been effectively connected with the conduct by such individual of a trade or business in the United States.

Other Tax Considerations

Possible Legislative or Other Actions Affecting Tax Consequences. Prospective investors should recognize that the present federal income tax treatment of an investment in our stock or debt securities may be modified by legislative, judicial or administrative action at any time, and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and Department of the Treasury, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in our stock or debt securities.

State and Local Taxes. We and our Shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. The state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our stock.

PLAN OF DISTRIBUTION

The securities offered pursuant to this prospectus and any accompanying prospectus supplement may be sold to or through one or more underwriters or dealers or the securities may be sold to investors directly or through agents. The securities offered pursuant to any applicable prospectus supplement may be sold in at-the-market equity offerings or on a negotiated or competitive bid basis through underwriters or dealers or directly to other purchasers or through agents. Any underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of these securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents.

Shares may be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) sales at-the-market to or through a market maker or into an existing trading market, on an exchange or otherwise, for shares; and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of the shares which is not expected to exceed that customary in the types of transactions involved.

Any underwriting compensation that we pay to underwriters or agents in connection with the offering of these securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit on resale of the securities that they realize may be deemed to be underwriting discounts and commissions.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in the prospectus supplement, the obligations of any underwriters to purchase any of these securities will be subject to certain conditions precedent. Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

In connection with the offering of the securities hereby, certain underwriters and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

If indicated in the applicable prospectus supplement, we may authorize underwriters, dealers, or other persons acting as our agents to solicit offers by certain institutions or other suitable persons to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

Our Common Stock is listed on the NYSE under the symbol “TMA,” our Series C Preferred Stock is listed on the NYSE under the symbol “TMA PRC,” our Series D Preferred Stock is listed on the NYSE under the symbol “TMA PRD,” our Series E Preferred Stock is listed on the NYSE under the symbol “TMA PRE,” and our Series F Preferred Stock is listed on the NYSE under the symbol “TMA PRF.” Any shares of Common Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock sold pursuant to this prospectus, and any supplement thereto, will be listed on the NYSE, subject to official notice of issuance. Our Senior Notes are not listed on any securities exchange. Unless we specify otherwise in the applicable prospectus supplement, any other securities that we sell pursuant to this prospectus, and any supplement thereto, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange. Any underwriters or agents to or through which we sell securities may make a market in the securities, but these underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. There is no assurance, therefore, as to the liquidity of or trading market for any securities that we sell, other than our Common Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock.

Sales by Selling Securityholders

Selling securityholders may use this prospectus in connection with the resale of the securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of the securities. We will not receive any proceeds from sales by selling securityholders.

LEGAL MATTERS

The validity of the securities offered hereby is being passed upon for us by Heller Ehrman LLP, Los Angeles, California. The opinion of counsel described under the heading “Federal Income Tax Considerations” is being rendered by McKee Nelson LLP, Washington, D.C. If the offered securities are distributed in an underwritten offering or through agents, various legal matters may be passed upon for any underwriters or agents by their counsel, which shall be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and financial statement schedule of Thornburg Mortgage, Inc. and subsidiaries as of December 31, 2007 and 2006, and for each of the years in the two-year period ended December 31, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007, have been incorporated by reference herein and in the registration statement from the Company’s December 31, 2007 Annual Report on Form 10-K/A in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2007 consolidated financial statements and financial statement schedule refers to the Company’s restatement of its consolidated financial statements and financial statement schedule as of December 31, 2007, and for the year then ended.

The audit report also contains an explanatory paragraph that states that the Company did not have the financial resources as of March 6, 2008 to satisfy margin calls approximating $610 million associated with its reverse repurchase agreements and certain other financial instruments. Failure to satisfy these margin calls is an event of default under the reverse repurchase agreements and triggered cross default provisions in certain of the Company’s financing agreements. These events of default provide the Company’s lenders the discretion to declare the entire unpaid amounts due and payable on demand and to force liquidation of the Company’s assets to satisfy those obligations. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 1 to the consolidated financial statements. The consolidated financial statements and financial statement schedule do not include any adjustments that might result from the outcome of this uncertainty.

The financial statements for the year ended December 31, 2005 incorporated herein by reference to the Annual Report on Form 10-K/A for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may inspect and copy such reports, proxy statements and other information at the public reference facilities that the SEC maintains in the Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. This material can also be obtained from the SEC’s website at www.sec.gov. All reports, proxy statements and other information that we file with the SEC are also available by visiting our website at www.thornburgmortgage.com. Information contained on our website is not, and should not be interpreted to be, a part of this prospectus.

We have filed a registration statement, of which this prospectus is a part, under the Securities Act, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto. We refer you to the registration statement and the accompanying exhibits for further information. This prospectus is qualified in its entirety by such other information.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. We have filed the documents listed below with the SEC and these documents are incorporated herein by reference:

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed on February 28, 2008 as amended and restated on Form 10-K/A for the fiscal year ended December 31, 2007, filed on March 11, 2008;

•	Our Current Report on Form 8-K filed on January 16, 2008;

•	Our Current Report on Form 8-K filed on March 3, 2008;

•	Our Current Report on Form 8-K filed on March 5, 2008;

•	Our Current Report on Form 8-K filed on March 7, 2008 (with the exception of Item 2.02 contained therein);

•	Our Current Report on Form 8-K filed on March 12, 2008;

•	The description of our Common Stock included in our registration statement on Form 8-A filed on April 27, 1993;

•

The description of our preferred stock purchase rights for Series B Preferred Stock included in our registration statement on Form 8-A, filed on March 19, 2001, and the amendment to the description included in Exhibit 10.9 to our registration statement on Form S-3, filed on August 23, 2002;

•	The description of our Series C Preferred Stock included in our registration statement on Form 8-A filed on March 21, 2005;

•	The description of our Series D Preferred Stock included in our registration statement on Form 8-A filed on November 20, 2006;

•	The description of our Series E Preferred Stock included in our registration statement on Form 8-A filed on June 19, 2007; and

•	The description of our Series F Preferred Stock included in our registration statement on Form 8-A filed on September 5, 2007.

Any documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the shares to which this prospectus relates (other than information in such documents that is not deemed to be filed) will automatically be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing those documents.

Any statement contained in this prospectus or in a document incorporated by reference shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other document which is also incorporated by reference modifies or supersedes that statement.

You may obtain copies of all documents that are incorporated in this prospectus by reference (other than the exhibits to such documents unless those exhibits are specifically incorporated by reference into those documents) without charge upon written or oral request to Investor Relations, at Thornburg Mortgage, Inc., 150 Washington Avenue, Suite 302, Santa Fe, New Mexico 87501, telephone number (505) 989-1900, or by visiting our website.

THORNBURG MORTGAGE, INC.

12% Convertible Senior Subordinated Notes due 2015

Prospectus Supplement

FRIEDMAN BILLINGS RAMSEY	UBS Investment Bank

Jefferies & Company	JMP Securities	Keefe, Bruyette & Woods